As filed with the Securities and Exchange Commission on August 30, 2017

Registration No. [•]

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Premier Biomedical, Inc.
(Exact name of registrant as specified in its charter)

Nevada	2836	27-2635666
(State or other jurisdiction of incorporation or organization	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

P.O. Box 25 Jackson Center, PA 16133	(814) 786-8849
(Address, including zip code, of registrant’s principal executive offices)	(Telephone number, including area code)

William A. Hartman

Chief Executive Officer

Premier Biomedical, Inc.

P.O. Box 25

Jackson Center, PA 16133

(814) 786-8849

 (Name, address, including zip code, and telephone

number, including area code, of agent for service)

COPIES TO:

Brian A. Lebrecht, Esq.

Clyde Snow & Sessions, PC

201 S. Main Street, 13th Floor

Salt Lake City, UT 84111

(801) 322-2516

Approximate date of commencement of proposed sale to the public:

From time to time after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share		Proposed maximum aggregate offering price	Amount of registration fee
Shares of Common Stock, par value $0.00001 per share, issuable upon exercise of convertible notes	105,000,000	$0.01	(2)	$1,050,000	$121.70
Total	105,000,000	$0.01	(2)	$1,050,000	$121.70	(3)

__________

(1)	We are registering 105,000,000 shares of our common stock that may be issued to the selling shareholders named in this registration statement pursuant to convertible notes. Pursuant to Rule 416(a) of the Securities Act of 1933, as amended, this registration statement also covers any additional shares of the common stock which may become issuable to prevent dilution from stock splits, stock dividends and similar events.

(2)	Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(c) of the Securities Act of 1933, as amended. Price per shares is based on the average of the high and low prices per share of our common stock reported in the consolidated reporting system as reported on the OTCQB on August 25, 2017.

(3)	The registrant previously paid $187.41 in connection with the filing of the registrant’s Registration Statement on Form S-1. This prior registration statement was filed on May 18, 2017 (File No. 333-218083) and withdrawn on May 23, 2017. Another registration statement was filed on May 26, 2017 (File No. 333-318250) and withdrawn on July 24, 2017. No securities were sold in connection with the prior registration statements, and pursuant to Rule 457(p) of the Securities Act of 1933, as amended, the previously paid filing fee is hereby applied against the amounts due herewith.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this Prospectus is not complete and may be changed. The selling shareholders may not sell these securities until the registration statement filed with the SEC is effective. This Prospectus is not an offer to sell and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Preliminary Prospectus	Subject to Completion	Dated [•], 2017

PROSPECTUS

105,000,000 shares of common stock

This prospectus relates to the sale by the selling shareholders identified in this prospectus, or their assigns (each a “Selling Shareholder” and collectively the “Selling Shareholders”) of up to an aggregate of 105,000,000 shares of our common stock.

The Selling Shareholders may sell the shares using a number of different methods and at varying prices. We provide more information about how the Selling Shareholders may sell their shares of common stock in the section of this prospectus entitled “Plan of Distribution” beginning on page 22.

We are not selling any shares of common stock in this resale offering. We are registering shares that are issuable to the Selling Shareholders upon the conversion of convertible notes. We, therefore, will not receive any proceeds from the sale of the shares by the Selling Shareholders. The convertible notes were issued to the Selling Shareholders in private transactions. Further details of the Selling Shareholders’ securities may be found in the section of this prospectus entitled “Private Placement of Common Shares, Warrants and Convertible Notes” beginning on page 18.

We will bear all costs associated with this registration statement.

Our common stock is registered under Section 12(g) of the Securities Exchange Act of 1934 and is currently quoted on the OTCQB marketplace maintained by OTC Markets Group, Inc. under the symbol “BIEI.” The closing price of our common stock as reported on the OTCQB on August 22, 2017, was $0.0112.

The Selling Shareholders may be deemed “underwriters” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), in connection with the resale of our common stock issued pursuant to the Purchase Agreement.

This offering will terminate on the earlier of (i) when all 105,000,000 shares are sold, or (ii) on the first day of the month immediately following the date which is three years after the effective date hereof, unless we terminate it earlier.

Investing in the common stock involves risks. Premier Biomedical, Inc. is a development stage company with limited operations, limited income, and limited assets, and you should not invest unless you can afford to lose your entire investment. See “Risk Factors” beginning on page 5.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense. Our common stock is governed under The Securities Enforcement and Penny Stock Reform Act of 1990, and as a result you may be limited in your ability to sell our stock.

The date of this Prospectus is __________________, 2017.

i

ii

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed on behalf of the Selling Shareholders with the Securities and Exchange Commission (the “Commission”) to permit the Selling Shareholders to sell the shares described in this prospectus in one or more transactions. The Selling Shareholders and the plan of distribution of the shares being offered by them are described in this prospectus under the headings “Selling Shareholders” and “Plan of Distribution.”

You should rely only on the information that is contained in this prospectus. We and the Selling Shareholders have not authorized anyone to provide you with information that is in addition to or different from that contained in this prospectus. If anyone provides you with different or inconsistent information, you should not rely on it.

The shares of common stock offered by this prospectus are not being offered in any jurisdiction where the offer or sale of such common stock is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date of this prospectus regardless of the date of delivery of this prospectus or any sale of the common stock offered by this prospectus. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates. The rules of the Commission may require us to update this prospectus in the future.

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PROSPECTUS SUMMARY

PREMIER BIOMEDICAL, INC.

This summary highlights selected information contained in greater detail elsewhere in this prospectus. This summary does not contain all the information you should consider before investing in our common stock. You should read the entire prospectus, including our financial statements and related notes and the information set forth under the heading “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” before investing in our common stock. In this prospectus, the “Company,” “we,” “us,” and “our” refer to Premier Biomedical, Inc.

Overview

We are a research-based company that intends to discover and develop medical treatments for humans, specifically targeting pain management and the treatment of Alzheimer’s Disease (“AD”), Fibromyalgia, Multiple Sclerosis (“MS”), Traumatic Brain Injury (“TBI”), Amyotrophic Lateral Sclerosis (“ALS” or “Lou Gehrig’s Disease”), Blood Sepsis and Viremia, and Cancer. Our Pain Management Division currently focuses on development and distribution of our pain products, and our Biologics Division currently focuses on research and development of proprietary drugs and techniques to target cancer, multiple sclerosis and other diseases.

We recorded our first revenues in the first quarter of 2017 with initial sales of our pain management products.

Pain Management

Through the use of technologies previously developed, PBPMS has developed two new products that we are in the process of marketing. The first is a CBD, or Cannabidiol, topical patch. The patent-pending reservoir patch design features a unique barrier between the foam adhesive and the pain relieving ingredients to ensure that the adhesive is not transmitted and absorbed through the skin, as with many competitive patches. The formulations for the products contain no psychoactive components and, therefore, are not expected to affect drug test results.

The second product is a roll-on that consists of the same primary ingredients as contained in our reservoir patch, but in a convenient, pocket-size applicator. PBPMS is also seeking to develop additional pain relief products, including creams, sprays, gel pens and capsules. We plan to launch at least three new products into the market in 2017.

These products are designed to provide natural relief from:

•	Knee pain,
•	Shoulder pain,
•	Joint pain,
•	Arthritis pain,
•	Muscle soreness and tenderness,
•	Headaches, and
•	Migraines.

1

Sales of our pain management products began on February 1, 2017, initially through our joint venture and more recently directly through the Company. We sell our products via our website at www.painreliefmeds.com and various distributors. To date, four pharmacies and three chiropractic clinics have approved our products for sale and are distributing our products. We anticipate that our products will eventually be placed in several large pharmacy chains and sold in several states.

Research and Development

We intend to continue to discover and develop medical treatments, specifically targeting the pain management industry and the treatment of:

-	Cancer	-	Fibromyalgia
-	Multiple Sclerosis (MS)	-	Traumatic Brain Injury (TBI)
-	Neuropathic Pain	-	Alzheimer’s Disease (AD)
-	Amyotrophic Lateral Sclerosis (ALS/Lou Gehrig’s Disease)	-	Blood Sepsis and Viremia

We have a three-fold corporate focus:

One is to develop and market pain management products. Particularly, we are in the process of developing and marketing natural and cannabis-based generalized, neuropathic and localized pain relief treatment products.

The second is to target Cancer, Alzheimer’s disease, ALS, Blood Sepsis, Leukemia, and other life-threatening cancers, and to do this we intend to develop our proprietary Sequential-Dialysis Technique. The methodology involved in this technique is largely unexplored and has been described by scientists as the “wild west” of modern medicine. Consequently, our first entry into the therapeutics market for medications that work against cancer, Multiple Sclerosis, infectious diseases, Alzheimer’s disease, strokes and traumatic brain injury carries significant obstacles before reaching the opportunities of a $700 billion industry.

The third is the development of our proprietary drug candidate Feldetrex™, a potential treatment for Multiple Sclerosis, Fibromyalgia, Neuropathic Pain and Traumatic Brain Injury. The formulation used in the current Feldetrex™ will be individually tailored to the various illnesses we intend to target, with each formulation being given a unique proprietary brand name. The annual market size of MS treatment is $500 million and the annual market size for all proposed Feldetrex™ market segments is $16 billion.

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To overcome the significant obstacles inherent to the development of our Sequential-Dialysis Technique and Feldetrex™ candidate drug, we are seeking to partner with prestigious institutions and pharmaceutical companies with the substantial infrastructure and resource capacity to perform experimentation and to engage in product development in an inexpensive and efficient manner.

Innovation by our research and development operations is very important to our success. Our goal is to discover, develop and bring to market innovative products and treatments that address major unmet medical needs, including initially, Multiple Sclerosis, Septicemia, and Cancer. We expect this goal to be supported by substantial research and development investments.

We plan on conducting research internally and may also through contracts with third parties, through collaborations with universities and biotechnology companies and in cooperation with pharmaceutical firms. We may also seek out promising compounds and innovative technologies developed by third parties to incorporate into our discovery or development methods and procedures or projects, as well as our future product lines, through acquisition, licensing or other arrangements.

In addition to discovering and developing new products, methods and procedures of treatment and treatments, we expect our research operations to add value to our existing products and methods and procedures of treatment in development by improving their effectiveness and by discovering new uses for them.

Corporate Information

Premier Biomedical, Inc. was formed on May 10, 2010 in the State of Nevada.

Our corporate headquarters are located at P.O. Box 25, Jackson Center, PA 16133, and our telephone number is (814) 786-8849. We have offices virtually in the homes of our management team in Texas and Pennsylvania. Our website is http://www.premierbiomedical.com/. Information contained on our website is not incorporated into, and does not constitute any part of, this Prospectus.

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The Offering

Securities Offered:

Up to 105,000,000 shares of common stock that are issuable to the Selling Shareholders. The Selling Shareholders may acquire these shares through the the conversion of convertible notes held by the Selling Shareholders or to be acquired by the Selling Shareholders upon effectiveness of this registration statement, as described under “Private Placement of Common Shares and Warrants” on page 17.

Selling Shareholders:	See “Selling Shareholders” beginning on page 19.

Common Stock Outstanding
Before Offering:	491,852,004*
After the Offering:	596,852,004*

Terms of the Offering:	The Selling Shareholders will determine when and how they sell the shares of common stock offered in this prospectus, as described in “Plan of Distribution” beginning on page 22.

Use of Proceeds:

The Selling Shareholders will receive all of the proceeds from the sale of the shares offered for sale under this prospectus. We will not receive any proceeds from the sale of shares of common stock by the Selling Shareholders in this offering. See “Use of Proceeds” on page 17.

Risk factors:	The shares offered hereby involve a high degree of risk. See “Risk Factors” beginning on page 5.

OTCQB Trading Symbol:	BIEI

__________

*	Based on 491,852,004 shares of common stock outstanding on August 17, 2017. The shares of common stock being registered will become outstanding when issued to the Selling Shareholders upon conversion of the convertible notes.

The Selling Shareholders may sell the shares of common stock registered hereunder from time to time in the over-the-counter market or other national securities exchange or automated interdealer quotation system on which our common stock is then listed or quoted, through negotiated transactions or otherwise at market prices prevailing at the time of sale or at negotiated prices.

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RISK FACTORS

Any investment in our common stock involves a high degree of risk. You should consider carefully the following information, together with the other information contained in this Annual Report, before you decide to buy our common stock. If one or more of the following events actually occurs, our business will suffer, and as a result our financial condition or results of operations will be adversely affected. In this case, the market price, if any, of our common stock could decline, and you could lose all or part of your investment in our common stock.

We are developing medical treatments for Alzheimer’s disease, multiple sclerosis, amyotrophic lateral sclerosis, fibromyalgia, traumatic brain injury, blood sepsis and virema, and cancer. We face risks in developing our product candidates and services and eventually bringing them to market. We also face risks that our business model may become obsolete. The following risks are material risks that we face. If any of these risks occur, our business, our ability to achieve revenues, our operating results and our financial condition could be seriously harmed.

Risk Factors Related to the Business of the Company

We have a limited operating history and our financial results are uncertain.

We have a limited history and face many of the risks inherent to a new business. As a result of our limited operating history, it is difficult to accurately forecast our potential revenue. We were incorporated in Nevada in 2010. Our revenue and income potential is unproven and our business model is still emerging. Therefore, there can be no assurance that we will provide a return on investment in the future. An investor in our common stock must consider the challenges, risks and uncertainties frequently encountered in the establishment of new technologies, products and processes in emerging markets and evolving industries. These challenges include our ability to:

•	execute our business model;
•	create brand recognition;
•	manage growth in our operations;
•	create a customer base in a cost-effective manner;
•	retain customers;
•	access additional capital when required; and
•	attract and retain key personnel.

There can be no assurance that our business model will be successful or that it will successfully address these and other challenges, risks and uncertainties.

We will need additional funding in the future, and if we are unable to raise capital when needed, we may be forced to delay, reduce or eliminate our product candidate development programs, commercial efforts, or sales efforts.

Developing products and methods and procedures of treatment and marketing developed products is costly. We will need to raise substantial additional capital in the future in order to execute our business plan and help us and our collaboration partners fund the development and commercialization of our product candidates.

5

In 2014 and through 2016, we raised funds through a public equity offering. We may need to finance future cash needs through public or private equity offerings, debt financings or strategic collaboration and licensing arrangements. To the extent that we raise additional funds by issuing equity securities, our shareholders may experience additional dilution, and debt financing, if available, may involve restrictive covenants and may result in high interest expense. If we raise additional funds through collaboration and licensing arrangements, it may be necessary to relinquish some rights to our product candidates, processes and technologies or our development projects or to grant licenses on terms that are not favorable to us. We cannot be certain that additional funding will be available on acceptable terms, or at all. If adequate funds are not available from the foregoing sources, we may consider additional strategic financing options, including sales of assets, or we may be required to delay, reduce the scope of, or eliminate one or more of our research or development programs or curtail some of our commercialization efforts of our operations. We may seek to access the public or private equity markets whenever conditions are favorable, even if we do not have an immediate need for additional capital.

We do not own our technologies, they are owned by, and licensed from, two entities that are under the control of the Chairman of our Board of Directors and another entity under the control of one of our Directors.

We do not currently own the technologies necessary to conduct our operations. The patents necessary to pursue our intended business plan are under the control of our Chairman of the Board of Directors. As consideration for the two licenses, we agreed to (i) pay a royalty of five percent (5%) of any sales of products using the technology, with no minimum royalty and (ii) reimburse the licensor for any costs incurred in pursuing its proprietary rights in the licensed technology and pay any costs incurred for maintaining or obtaining the licensors’ proprietary rights in the licensed technology in the U.S. and in extending the intellectual property to other countries around the world. The licensor has the sole discretion to select other countries into which exclusive rights in the licensed technology may be pursued, and if we decline to pay those expenses, then the licensor may pay said expenses and our licensed rights in those countries will revert to the licensor. The license agreements contain provisions that require us to indemnify the licensor for any claims, including costs of litigation, brought against them related to the licenses, and require us to maintain insurance that may be burdensome. In the event of a breach of our obligations under the license agreements, the licensors are entitled to various damages and remedies, up to and including termination of said license agreements. The licensors are entities under the control of Dr. Mitchell S. Felder, the Chairman of our Board of Directors. While Dr. Felder is one of our Company’s founders and the Chairman of our Board of Directors, there can be no assurance that he will extend the offer to license these technologies to us in the future as currently contemplated.

In addition, our joint venture in PBPMS with ATS relies upon technologies owned by ATS. We have not yet entered into license agreements with ATS. ATS is under the control of Ronald La Borde, one of our Directors. Our investment in PBPMS depends on the continued support of ATS and Mr. La Borde and future licensing agreements with ATS. Failure to secure licensing agreements or the withdrawal of ATS from PBPMS may cause us to lose our investment in PBPMS and affect our financial results.

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We do not intend to take our Feldetrex® product candidate past the development stage, but instead intend to enter into collaboration agreements with collaboration partners. If we are unable to enter into an agreement with collaboration partners, our Feldetrex® product candidate cannot be marketed, and it will not generate revenue for us.

We do not intend to conduct clinical trials on our Feldetrex® product candidate. We instead intend to enter into one or more collaboration agreements with third parties to do so. However, we have not entered into any such agreements, or discussions for any such agreements, and we cannot guarantee that we will be successful in doing so. If we do not find a collaboration partner, the Feldetrex® product candidate cannot be marketed, and it will not generate any revenue for us.

The failure to generate revenue from our Feldetrex® product candidate will have a materially adverse effect on our overall revenues, profitability, and we may not be able to continue operations.

If an individual used any of our product candidates prior to their approval by the FDA or other regulatory authority, we face risks of unforeseen medical problems, and up to a complete ban on the sale of our product candidates.

The efficacy and safety of pharmaceutical products is established through a process of clinical testing under FDA oversight. No individual is authorized or should use any of our products outside of an established process of clinical testing and FDA approval and authorization. If an individual were to use one of our product candidates in such a manner, we cannot predict the potential medical harm to that individual. If such an event were to occur, the FDA or similar regulatory agency might impose a complete ban on the sale or use of our candidate products.

Our pain management products are currently our sole revenue source and if these products come under increased regulatory scrutiny, our financial results will be adversely affected.

Our pain management products have not been approved by the FDA or any other regulatory agency, and the FDA does not have a pre-market approval system for our pain management products. However, our products may become subject to more extensive regulation in the future. These events could interrupt the marketing and sale of our pain management products, severely damage our brand reputation and image in the marketplace, increase the cost of our products, cause us to fail to meet customer expectations or cause us to be unable to deliver merchandise in sufficient quantities or of sufficient quality to our distributors, any of which could result in lost sales, which could have a material adverse effect on our business, financial condition, profitability and cash flows.

The FDA might not approve our product candidates for marketing and sale.

We intend to enter into agreements with larger pharmaceutical companies as collaboration partners, in part to help cover the cost of seeking regulatory approvals. We believe that FDA approval of some of our product candidates will need to undergo a full investigational new drug (IND) application with the FDA, including clinical trials. There can be no assurance that the FDA will approve our IND application or any other applications. Failure to obtain the necessary FDA approval will have a material negative affect on our operations. While we intend to license our Feldetrex®® product to a larger pharmaceutical company, they in turn, may not be able to obtain the necessary approval to market and sale the product.

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New regulations governing the introduction, marketing and sale of our products to consumers could harm our business.

Our operations could be harmed if new laws or regulations are enacted that restrict our ability to market or distribute our products or impose additional burdens or requirements on us in order to continue selling our products. In addition, the adoption of new regulations or changes in the interpretations of existing regulations may result in significant compliance costs or discontinuation of product sales and may impair the marketability of our products, resulting in significant loss of net sales.

We have observed a general increase in regulatory activity and activism in the United States and the regulatory landscape is becoming more complex with increasingly strict requirements. If this trend continues, we may find it necessary to alter some of the ways we have traditionally marketed our products in order to stay in compliance with a changing regulatory landscape and this could add to the costs of our operations and/or have an adverse impact on our business.

We cannot predict the nature of any future laws, regulations, interpretations, or applications, nor can we determine what effect additional governmental regulations or administrative orders, when and if promulgated, would have on our business. Future changes could include requirements to make certain changes to our products to meet new standards, the recall or discontinuation of certain products that cannot be changed, additional record keeping, expanded documentation of the properties of certain products, expanded or different labeling, and additional scientific substantiation. Any or all of these requirements could have a material adverse effect on our business, financial condition, and operating results.

We are affected by extensive laws, governmental regulations, administrative determinations, court decisions and similar constraints, and our failure to comply with these constraints could lead to the imposition of significant penalties or claims, which could harm our financial condition and operating results.

We are subject to rules of the FDA for current good manufacturing practices, or cGMPs, for the manufacture, packing, labeling and holding of over-the-counter drugs and related products distributed in the United States. If we should be found not to be in compliance with cGMPs for the products we self-manufacture, it could negatively impact our reputation and ability to sell our products even after any such situation had been rectified. Further, if contract manufacturers whose products bear our labels fail to comply with the cGMPs, this could negatively impact our reputation and ability to sell its products even though we are not directly liable under the cGMPs for such compliance.

We may fail to deliver commercially successful new product candidates, methods and procedures of treatment, and treatments.

Our technology is at an early stage of research and development. As of the date hereof, we have entered into a joint venture agreement with ATS to form PBPMS and develop new products. We are also actively engaged in research and development of products on our own.

The development of commercially viable new products and methods and procedures of treatment, as well as the development of additional uses for existing products and methods and procedures of treatment, is critical to our ability to generate sales and/or sell the rights to manufacture and distribute our product and process candidates to another firm. Developing new products and methods and procedures of treatment is a costly, lengthy and uncertain process. A new product or process candidate can fail at any stage of the development or commercialization, and one or more late-stage product or process candidates could fail to receive regulatory approval.

New product and process candidates may appear promising in development, but after significant investment, fail to reach the market or have only limited commercial success. This, for example, could be as a result of efficacy or safety concerns, inability to obtain necessary regulatory approvals, difficulty or excessive costs to manufacture, erosion of patent term as a result of a lengthy development period, infringement of third-party patents or other intellectual property rights of others or inability to differentiate the product or process adequately from those with which it competes.

8

The commercialization of product and process candidates under development may not be profitable.

In order for the commercialization of our product candidates to be profitable, our product and process candidates must be cost-effective and economical to manufacture on a commercial scale. Furthermore, if our product candidates and methods and procedures of treatment do not achieve market acceptance, we may not be profitable. Subject to regulatory approval, we expect to incur significant development, sales and marketing expenses in connection with the commercialization of our new product and process candidates. Even if we receive additional financing, we may not be able to complete planned development and marketing of any or all of our product or process candidates. Our future profitability may depend on many factors, including, but not limited to:

•	the terms and timing of any collaborative, licensing and other arrangements that we may establish;
•	the costs of filing, prosecuting, defending and enforcing any patent claims and other intellectual property rights;
•	the costs of establishing manufacturing and production, sales, marketing and distribution capabilities; and
•	the effect of competing technological and market developments.

Even if our collaboration partners receive regulatory approval for our product and process candidates, we may not earn significant revenues from such product or process candidates. With respect to the product and methods and procedures of treatment candidates in our development pipeline that are being developed by or in close conjunction with third parties, our ability to generate revenues from such product and process candidates will depend in large part on the efforts of such third parties. To the extent that our collaboration partners are not successful in commercializing our product or process candidates, our revenues will suffer, we will incur significant additional losses and the price of our common stock will be negatively affected.

We may engage in strategic transactions that fail to enhance shareholder value.

From time to time, we may consider possible strategic transactions, including the potential acquisitions or licensing of products or technologies or acquisition of companies, and other alternatives with the goal of maximizing shareholder value. We may never complete a strategic transaction, and in the event that we do complete a strategic transaction, implementation of such transactions may impair shareholder value or otherwise adversely affect our business. Any such transaction may require us to incur non-recurring or other charges and may pose significant integration challenges and/or management and business disruptions, any of which could harm our results of operation and business prospects.

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Our business is heavily regulated by governmental authorities, and failure to comply with such regulation or changes in such regulations could negatively impact our financial results.

We must comply with a broad range of regulatory controls on the testing, approval, manufacturing and marketing of our product candidates, procedures and other treatments, particularly in the United States and countries of the European Union, that affect not only the cost of product development but also the time required to reach the market and the uncertainty of successfully doing so. Health authorities have increased their focus on safety when assessing the benefit risk/balance of drugs in the context of not only initial product approval but also in the context of approval of additional indications and review of information regarding marketed products. Stricter regulatory controls also heighten the risk of changes in product profile or withdrawal by regulators on the basis of post-approval concerns over product safety, which could reduce revenues and can result in product recalls and product liability lawsuits. There is also greater regulatory scrutiny, especially in the United States, on advertising and promotion and in particular on direct-to-consumer advertising.

The regulatory process is uncertain, can take many years, and requires the expenditure of substantial resources. In particular, proposed human pharmaceutical therapeutic product requirements set by the FDA in the United States, and similar health authorities in other countries, require substantial time and resources to satisfy. We may never obtain regulatory approval for our product and process candidates.

We may not be able to gain or sustain market acceptance for our services and product candidates.

Failure to establish a brand and presence in the marketplace on a timely basis could adversely affect our financial condition and results of operations. Moreover, there can be no assurance that we will successfully complete our development and introduction of new products or product enhancements, or methods and procedures of treatment or that any such product candidates or methods and procedures of treatment will achieve acceptance in the marketplace. We may also fail to develop and deploy new products and product enhancements on a timely basis.

The market for products, methods and procedures of treatment and services in the pharmaceuticals industry is highly competitive, and we may not be able to compete successfully.

We intend to operate in highly competitive markets. We will likely face competition both from proprietary products of large international manufacturers and producers of generic pharmaceuticals. Most of the competitors in the industry have longer operating histories and significantly greater financial, technical, marketing and other resources than us, and may be able to respond more quickly than we can to new or changing opportunities and customer requirements. Also, many competitors have greater name recognition and more extensive customer bases that they can leverage to gain market share. Such competitors are able to undertake more extensive promotional activities, adopt more aggressive pricing policies and offer more attractive terms to purchasers than we can.

10

Significant product innovations, technical advances or the intensification of price competition by competitors could adversely affect our operating results. We cannot predict the timing or impact of competitive products or their potential impact on sales of our product candidates.

If any of our major product candidates or methods and procedures of treatment were to become subject to a problem such as unplanned loss of patent protection, unexpected side effects, regulatory proceedings, publicity affecting doctor or patient confidence or pressure from competitive products and methods and procedures of treatment, or if a new, more effective treatment should be introduced, the adverse impact on our revenues and operating results could be significant.

We are dependent on the services of key personnel and failure to attract qualified management could limit our growth and negatively impact our results of operations.

We are highly dependent on the principal members of our management and scientific staff and certain key consultants, including our Chief Executive Officer and the Chairman of our Board of Directors. We will continue to depend on operations management personnel with pharmaceutical and scientific industry experience. At this time, we do not know of the availability of such experienced management personnel or how much it may cost to attract and retain such personnel. The loss of the services of any member of senior management or the inability to hire experienced operations management personnel could have a material adverse effect on our financial condition and results of operations.

If physicians and patients do not accept our current or future product candidates or methods and procedures of treatment, we may be unable to generate significant additional revenue, if any.

The products and methods and procedures of treatment that we may develop or acquire in the future may fail to gain market acceptance among physicians, health care payors, patients and the medical community. Physicians may elect not to recommend these treatments for a variety of reasons, including:

•	timing of market introduction of competitive drugs;
•	lower demonstrated clinical safety and efficacy compared to other drugs or treatments;
•	lack of cost-effectiveness;
•	lack of availability of reimbursement from managed care plans and other third-party payors;
•	lack of convenience or ease of administration;
•	prevalence and severity of adverse side effects;
•	other potential advantages of alternative treatment methods; and
•	ineffective marketing and distribution support.

If our product candidates and processes fail to achieve market acceptance, we would not be able to generate significant revenue.

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We are exposed to the risk of liability claims, for which we may not have adequate insurance.

Since we participate in the pharmaceutical industry, we may be subject to liability claims by employees, customers, end users and third parties. We do not currently have product liability insurance. We intend to have proper insurance in place; however, there can be no assurance that any liability insurance we purchase will be adequate to cover claims asserted against us or that we will be able to maintain such insurance in the future. We intend to adopt prudent risk management programs to reduce these risks and potential liabilities; however, we have not taken any steps to create these programs and have no estimate as to the cost or time required to do so and there can be no assurance that such programs, if and when adopted, will fully protect us. We may not be able to put risk management programs in place, or obtain insurance, if we are unable to retain the necessary expertise and/or are unsuccessful in raising necessary capital in the future. Adverse rulings in any legal matters, proceedings and other matters could have a material adverse effect on our business.

Pre-clinical and clinical trials are conducted during the development of potential products and other treatments to determine their safety and efficacy for use by humans. Notwithstanding these efforts, when our treatments are introduced into the marketplace, unanticipated side effects may become evident. Manufacturing, marketing, selling and testing our product candidates under development or to be acquired or licensed, entails a risk of product liability claims. We could be subject to product liability claims in the event that our product candidates, processes, or products under development fail to perform as intended. Even unsuccessful claims could result in the expenditure of funds in litigation and the diversion of management time and resources, and could damage our reputation and impair the marketability of our product candidates and processes. While we plan to maintain liability insurance for product liability claims, we may not be able to obtain or maintain such insurance at a commercially reasonable cost. If a successful claim were made against us, and we don’t have insurance or the amount of insurance was inadequate to cover the costs of defending against or paying such a claim or the damages payable by us, we would experience a material adverse effect on our business, financial condition and results of operations.

Other companies may claim that we have infringed upon their intellectual property or proprietary rights.

We do not believe that our product candidates and methods and procedures violate third-party intellectual property rights; however, we have not had an independent party conduct a study of possible patent infringements. Nevertheless, we cannot guarantee that claims relating to violation of such rights will not be asserted by third parties. If any of our product candidates or methods and procedures of treatment are found to violate third-party intellectual property rights, we may be required to expend significant funds to re-engineer or cause to be re-engineered one or more of those product candidates or methods and procedures of treatment to avoid infringement, or seek to obtain licenses from third parties to continue offering our product candidates or methods and procedures of treatment without substantial re-engineering, and such efforts may not be successful.

In addition, future patents may be issued to third parties upon which our product candidates and methods and procedures of treatment may infringe. We may incur substantial costs in defending against claims under any such patents. Furthermore, parties making such claims may be able to obtain injunctive or other equitable relief, which effectively could block our ability to further develop or commercialize some or all of our products or methods and procedures of treatment in the United States or abroad, and could result in the award of substantial damages against us. In the event of a claim of infringement, we may be required to obtain one or more licenses from third parties. There can be no assurance that we will be able to obtain such licenses at a reasonable cost, if at all. Defense of any lawsuit or failure to obtain any such license could be costly and have a material adverse effect on our business.

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Our success depends on our ability to protect our proprietary technology.

Our success depends, to a significant degree, upon the protection of our proprietary technology, and that of any licensors. Legal fees and other expenses necessary to obtain and maintain appropriate patent protection could be material. Insufficient funding may inhibit our ability to obtain and maintain such protection. Additionally, if we must resort to legal proceedings to enforce our intellectual property rights, the proceedings could be burdensome and expensive, and could involve a high degree of risk to our proprietary rights if we are unsuccessful in, or cannot afford to pursue, such proceedings.

Our licensors have been granted three U.S. patents: Sequential Extracorporeal Treatment of Bodily Fluids, U.S. Patent No. 9,216,386; Utilization of Stents for the Treatment of Blood Borne Carcinomas, U.S. Patent No. 8,758,287; and Medication and Treatment for Disease, U.S. Patent No. 8,865,733, in the areas of cancer, sepsis, and multiple sclerosis. We expect these patents to cover the medical treatments for Multiple Sclerosis, Blood Sepsis, and Cancer and be effective until 2029. Our licensors have licensed these technologies to us pursuant to the terms of the license agreements. We anticipate that other technologies that derive from these patents will also belong to us and are covered by the license agreements. However, we have not conducted thorough prior art or novelty studies, but we are not aware of existing prior art that would prevent us from obtaining patents on our product candidates or methods and procedures of treatment. Prior art preventing us from obtaining broad patent protection is a possibility. Inability to obtain valid and enforceable patent protection would have a material negative impact on our business opportunities and success. Because the patent positions of pharmaceutical and biotechnology companies are highly uncertain and involve complex legal and factual questions, the patents may not be granted on our applications, and any future patents owned and licensed by us may not prevent other companies from developing competing products or ensure that others will not be issued patents that may prevent the sale of our products or require licensing and the payment of significant fees or royalties. Furthermore, to the extent that: (i) any of our future products or methods are not patentable; (ii) such products or methods infringe upon the patents of third parties; or (iii) our patents or future patents fail to give us an exclusive position in the subject matter to which such patents relate, our business will be adversely affected. We may be unable to avoid infringement of third-party patents and may have to obtain a license, or defend an infringement action and challenge the validity of such patents in court. A license may be unavailable on terms and conditions acceptable to us, if at all. Patent litigation is costly and time consuming, and we may be unable to prevail in any such patent litigation or devote sufficient resources to even pursue such litigation. If we do not obtain a license under such patents, are found liable for infringement and are not able to have such patents declared invalid, we may be liable for significant monetary damages, encounter significant delays in bringing products to market or may be precluded from participating in the manufacture, use or sale of products or methods of treatment requiring such licenses.

We may also rely on trademarks, trade secrets and contract law to protect certain of our proprietary technology. There can be no assurance that any trademarks will be approved, that such contract will not be breached, or that if breached, we will have adequate remedies. Furthermore, there can be no assurance that any of our trade secrets will not become known or independently discovered by third parties.

Additionally, we may, from time to time, support and collaborate in research conducted by universities and governmental research organizations. There can be no assurance that we will have or be able to acquire title or exclusive rights to the inventions or technical information derived from such collaborations, or that disputes will not arise with respect to rights in derivative or related research programs conducted by us or such collaborators.

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Our future growth may be inhibited by the failure to implement new technologies.

Our future growth is partially tied to our ability to improve our knowledge and implementation of medical and pharmaceutical technologies. The inability to successfully implement commercially viable medical and pharmaceutical technologies in response to market conditions in a manner that is responsive to our customers’ requirements could have a material adverse effect on our business.

Risks Related To Our Common stock

The market price of our common stock may be volatile and may be affected by market conditions beyond our control.

The market price of our common stock is subject to significant fluctuations in response to, among other factors:

•	variations in our operating results and market conditions specific to Biomedical Industry companies;
•	changes in financial estimates or recommendations by securities analysts;
•	announcements of innovations or new products or services by us or our competitors;
•	the emergence of new competitors;
•	operating and market price performance of other companies that investors deem comparable;
•	changes in our board or management;
•	sales or purchases of our common stock by insiders;
•	commencement of, or involvement in, litigation;
•	changes in governmental regulations; and
•	general economic conditions and slow or negative growth of related markets.

In addition, if the market for stocks in our industry or the stock market in general, experiences a loss of investor confidence, the market price of our common stock could decline for reasons unrelated to our business, financial condition or results of operations. If any of the foregoing occurs, it could cause the price of our common stock to fall and may expose us to lawsuits that, even if unsuccessful, could be costly to defend and a distraction to the board of directors and management.

If we are unable to pay the costs associated with being a public, reporting company, we may not be able to continue trading on the OTCQB and/or we may be forced to discontinue operations.

Our common stock is listed for trading on the OTCQB. We expect to have significant costs associated with being a public, reporting company, which may raise substantial doubt about our ability to continue trading on the OTCQB and/or continue as a going concern. Our ability to continue trading on the OTCQB and/or continue as a going concern will depend on positive cash flow, if any, from future operations and on our ability to raise additional funds through equity or debt financing. If we are unable to achieve the necessary product sales or raise or obtain needed funding to cover the costs of operating as a public, reporting company, our common stock may be deleted from the OTCQB and/or we may be forced to discontinue operations.

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Our common stock is listed for quotation on the OTCQB tier of the marketplace maintained by OTC Markets Group, Inc., which may make it more difficult for investors to resell their shares due to suitability requirements.

Our common stock is currently quoted on the OTCQB tier of the marketplace maintained by OTC Markets Group, Inc. Broker-dealers often decline to trade in over-the-counter stocks given the market for such securities are often limited, the stocks are more volatile, and the risk to investors is greater. These factors may reduce the potential market for our common stock by reducing the number of potential investors. This may make it more difficult for investors in our common stock to sell shares to third parties or to otherwise dispose of their shares. This could cause our stock price to decline.

Our principal shareholders have the ability to exert significant control in matters requiring shareholder approval and could delay, deter, or prevent a change in control of our company.

William A. Hartman and Dr. Mitchell S. Felder collectively own 29,257,672 shares of our outstanding common stock, 2,000,000 shares of our Series A Convertible Preferred Stock (which is convertible into an aggregate of 2,000,000 shares of our common stock), and through the exercise of warrants could acquire another 15,510,000 shares of our common stock. The shares of our preferred stock have 100 votes per share, giving these two shareholders over 40% of our current voting securities. As a result, they have the ability to influence matters affecting our shareholders, including the election of our directors, the acquisition or disposition of our assets, and the future issuance of our shares. Because they control such shares, investors may find it difficult to replace our management if they disagree with the way our business is being operated. Because the influence by these shareholders could result in management making decisions that are in the best interest of those shareholders and not in the best interest of the investors, you may lose some or all of the value of your investment in our common stock. Investors who purchase our common stock should be willing to entrust all aspects of operational control to our current management team.

We do not intend to pay dividends in the foreseeable future.

We do not intend to pay any dividends in the foreseeable future. We do not plan on making any cash distributions in the manner of a dividend or otherwise. Our Board presently intends to follow a policy of retaining earnings, if any.

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We have the right to issue additional common stock and preferred stock without consent of shareholders. This would have the effect of diluting investors’ ownership and could decrease the value of their investment.

We are authorized to issue up to 1,000,000,000 shares of common stock, of which there were 491,852,004 shares issued and outstanding as of August 17, 2017. An additional 112,690,004 shares may be issued and outstanding if all of our currently outstanding preferred stock and warrants were exercised and converted into common stock. Our convertible notes require a reserve of approximately 208,333,341. We therefore have up to an additional 187,124,651 authorized but unissued shares of our common stock that may be issued by us for any purpose without the consent or vote of our shareholders that would dilute shareholders’ percentage ownership of our company.

In addition, our certificate of incorporation authorizes the issuance of shares of preferred stock, the rights, preferences, designations and limitations of which may be set by the Board of Directors. Our certificate of incorporation has authorized the issuance of up to 10,000,000 shares of preferred stock in the discretion of our Board. The shares of authorized but undesignated preferred stock may be issued upon filing of an amended certificate of incorporation and the payment of required fees; no further shareholder action is required. If issued, the rights, preferences, designations and limitations of such preferred stock would be set by our Board and could operate to the disadvantage of the outstanding common stock. Such terms could include, among others, preferences as to dividends and distributions on liquidation. We have designated a series of convertible preferred stock, the Series A Convertible Preferred Stock. Each share of Series A Preferred Stock is convertible, at the option of the holder thereof, at any time after the issuance of such share into one (1) fully paid and non-assessable share of Common Stock. Each outstanding share of Series A Preferred Stock is entitled to one hundred (100) votes per share on all matters to which the shareholders of the Corporation are entitled or required to vote. As of August 17, 2017, there were 2,000,000 shares of Series A Convertible Preferred Stock issued and outstanding.

Our officers and directors can sell some of their stock, which may have a negative effect on our stock price and ability to raise additional capital, and may make it difficult for investors to sell their stock at any price.

Our officers and directors, as a group, are the owners of 32,453,672 shares of our common stock, representing approximately 6.6% of our total issued shares, with convertible preferred stock, options and warrants to acquire another 24,400,000 shares of our common stock, representing approximately 5.0% of our total issued and outstanding shares of common stock. Each individual officer and director may be able to sell up to 1% of our outstanding common stock (currently approximately 4,918,520 shares) every ninety (90) days in the open market pursuant to Rule 144, which may have a negative effect on our stock price and may prevent us from obtaining additional capital. In addition, if our officers and directors are selling their stock into the open market, it may make it difficult or impossible for investors to sell their stock at any price.

Our common stock is governed under The Securities Enforcement and Penny Stock Reform Act of 1990.

The Securities Enforcement and Penny Stock Reform Act of 1990 requires additional disclosure relating to the market for penny stocks in connection with trades in any stock defined as a penny stock. The Commission has adopted regulations that generally define a penny stock to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Such exceptions include any equity security listed on NASDAQ and any equity security issued by an issuer that has (i) net tangible assets of at least $2,000,000, if such issuer has been in continuous operation for three years; (ii) net tangible assets of at least $5,000,000, if such issuer has been in continuous operation for less than three years; or (iii) average annual revenue of at least $6,000,000, if such issuer has been in continuous operation for less than three years. Unless an exception is available, the regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the risks associated therewith.

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SPECIAL NOTE ABOUT FORWARD-LOOKING STATEMENTS

We have made forward-looking statements in this Prospectus, including the sections entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business,” that are based on our management’s beliefs and assumptions and on information currently available to our management. Forward-looking statements include the information concerning our possible or assumed future results of operations, business strategies, financing plans, competitive position, industry environment, potential growth opportunities, the effects of future regulation, and the effects of competition. Forward-looking statements include all statements that are not historical facts and can be identified by the use of forward-looking terminology such as the words “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or similar expressions. These statements are only predictions and involve known and unknown risks and uncertainties, including the risks outlined under “Risk Factors” and elsewhere in this Prospectus.

Although we believe that the expectations reflected in our forward-looking statements are reasonable, we cannot guarantee future results, events, levels of activity, performance or achievement. We are not under any duty to update any of the forward-looking statements after the date of this Prospectus to conform these statements to actual results, unless required by law.

USE OF PROCEEDS

This Prospectus relates to shares of our common stock that may be offered and sold from time to time by the Selling Shareholders. We will not receive any proceeds from the sale of shares of common stock by the Selling Shareholders in this offering.

The proceeds we have received pursuant to the issuance of the convertible notes will be used for working capital and general corporate purposes. This anticipated use of net proceeds represents our intentions based upon our current plans and business conditions. If any of these factors change, we may reallocate some of the net proceeds. The portion of any net proceeds not immediately required will be invested in certificates of deposit or similar short-term interest bearing instruments.

We will pay for expenses of this offering, except that the Selling Shareholders will pay any broker discounts or commissions or equivalent expenses applicable to the sale of their shares.

PRIVATE PLACEMENT OF COMMON SHARES, WARRANTS AND CONVERTIBLE NOTES

On March 30, 2017, we entered into Securities Purchase Agreements (the “Purchase Agreements”) by and between the Company and each of the Selling Shareholders to sell our common stock and warrants at a fixed price. On March 30, 2017, we closed the first sale under the Purchase Agreements (the “First Closing”). Pursuant to the Purchase Agreements, we received from the Selling Shareholders an aggregate of $300,000 in exchange for 40,000,002 shares of our common stock, warrants to purchase up to 40,000,002 shares of our common stock at an exercise price of $0.03 (“Series A Warrants”) and warrants to purchase up to 40,000,002 shares or our common stock at an exercise price of $0.05 (“Series B Warrants” and together with the Series A Warrants, the “Warrants”).

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The Warrants are exercisable immediately upon receipt and have a term of three years. The Warrants limit the number of shares of common stock the Selling Shareholders may receive upon exercise. The Selling Shareholders may not exercise Warrants if the Selling Shareholder would own more than 4.99% of our outstanding common stock after the exercise.

The exercise prices of the Warrants have been structured in such a way to only provide value to the Selling Shareholders, or be in the money and exercised, if our stock price appreciates. In addition, the warrants do not contain cashless exercise provisions as long as we have an effective registration statement on file. Therefore, should the Selling Shareholders elect to exercise these Warrants when our stock price increases in excess of the exercise price, we will receive additional capital upon payment of the exercise price. We believe these terms to be more favorable than those in prior financings. These transactions will provide us with a strong source of capital as we begin to grow our revenue with sales of our newly established products as well as those that we plan to launch this year.

On May 30, 2017, the Selling Shareholders bought shares of our common stock and warrants for $150,000 after the filing of a registration statement to cover the Selling Shareholders’ shares of common stock purchased pursuant to the Purchase Agreement, including shares of common stock issued or issuable upon exercise of the warrants (the “Second Closing”). Pursuant to the Purchase Agreements, we received from the Selling Shareholders an aggregate of $150,000 in exchange for 30,303,033 shares of our common stock, 30,303,033 Series A Warrants and 30,303,033 Series B Warrants.

Within two trading days of this registration statement being declared effective, we will receive another $150,000 from the Selling Shareholders in exchange for a convertible note exercisable into shares or our common stock and the same number of Warrants (the “Third Closing”).

The Purchase Agreements limit each Selling Shareholder to beneficial ownership of our common stock of no more than 9.99%. The Selling Shareholders also have certain anti-dilution rights in the Purchase Agreement for a period of 12 months. These rights allow the Selling Shareholders to exchange their shares of common stock received pursuant to the Purchase Agreement for additional shares on the same terms and conditions of a subsequent financing.

On August 8, 2017, we entered into amendments of the Purchase Agreements (the “Amendments”) and Exchange Agreements with the Selling Shareholders. Pursuant to the Amendments, the Selling Shareholders agreed to receive convertible notes at the Third Closing instead of shares of common stock and Warrants as originally agreed upon under the Purchase Agreements. Pursuant to the Exchange Agreements, the Selling Shareholders agreed to exchange the 40,000,002 Series A Warrants received in the First Closing, the 40,000,002 Series B Warrants received in the First Closing and the 30,303,033 shares of common stock received in the Second Closing for convertible notes with an aggregate face value of $150,000 that may be converted into shares of our common stock

The shares of common stock being registered in this registration statement are the shares of common stock issuable upon (i) exercise of the Series A Warrants sold in the Second Closing, (ii) conversion of the convertible notes issued pursuant to the Exchange Agreements, and (iii) conversion of the convertible notes to be issued in the Third Closing.

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The convertible notes are immediately exercisable and bear interest at a rate of 8%. No payments of interest or principal are due until November 30, 2017, the Maturity Date. The Selling Shareholders may convert the convertible notes at their option at any time into shares of our common stock. The conversion price is equal to 60% of the lowest traded price of our common stock in the fifteen (15) trading days prior to the conversion date but shall not be lower than $0.00005. However, in the event of default, the conversion price will be equal to 50% of the lowest traded price of our common stock in the fifteen (15) trading days prior to the conversion date. The number of shares of our common stock issued in a conversion is determined by the quotient obtained by dividing (x) the outstanding principal amount of the convertible note to be converted and any accrued and unpaid interest to be converted by (y) the conversion price, the calculation of which is described immediately above.

If we elect to prepay a convertible note, we must give the Selling Shareholder ten days’ notice and make the prepayment to the Selling Shareholder of an amount in cash equal to the sum of the outstanding principal amount of the convertible note and interest multiplied by 130%. However, the Selling Shareholder may continue to convert the convertible note from the date of notice until the date of the prepayment.

The convertible notes also require that we reserve and keep available out of our authorized and unissued common stock 300% of the required minimum number of shares needed for issuance upon conversion of the convertible notes and payment of interest on the convertible notes. Based on prices calculated as of the closing of the market on August 17, 2017, the convertible notes, issued pursuant to the Exchange Agreements and issuable in the Third Closing, would have been convertible into approximately 69,444,447 shares of our common stock (based solely on the face value of the convertible notes and excluding any interest accrued thereon which would require more shares), requiring a reserve of at least approximately 208,333,341.

Pursuant to the terms of the Warrants and convertible notes, we cannot sell or issue shares to a Selling Shareholder if such shares would cause the Selling Shareholder to beneficially own, as determined in accordance with Section 13(d) of the Exchange Act, more than 4.99% of our common stock. However, the Selling Shareholder can raise this limit to 9.99% but not until 61 days after giving us notice. As a result, as of the date of this Prospectus, a Selling Shareholder cannot own more than 27,423,993 shares after giving effect to any issuance to the Selling Shareholder. If our total number of outstanding shares of common stock increases, or if the Selling Shareholder subsequently disposes of shares acquired from us in the open market, then we would be able to sell more shares to the Selling Shareholder before reaching the 4.99% threshold.

Because of this limitation on the Selling Shareholders’ ownership of our stock, the Selling Shareholders may not be able to exercise all of their Warrants or convert their convertible notes.

Registration Rights Agreement

On March 30, 2017, we entered into a Registration Rights Agreement with the Selling Shareholders in connection with the Purchase Agreement. In the Registration Rights Agreement, we agreed to prepare and file a registration statement with the Securities and Exchange Commission covering the resale of all of the shares of common stock sold to the Selling Shareholders and the shares issuable upon exercise of the Warrants. We agreed to file an initial registration statement as promptly as possible and have it declared effective no later than June 28, 2017 (or July 28, 2017 if the registration statement is reviewed by the Securities and Exchange Commission) and keep it continuously effective until the securities are sold or may be sold under Rule 144 of the Securities Act without volume or manner-of-sale restrictions. If all of the securities cannot be registered on one registration statement, we agreed to file subsequent registration statements to register the remaining securities as promptly as allowed.

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On August 8, 2017, we entered into an amendment of the Registration Rights Agreement with the Selling Shareholders to provide registration right for the shares issuable upon conversion of the convertible notes discussed above.

The issuance of the all shares to the Selling Shareholders under the Purchase Agreements is exempt from registration under the Securities Act, pursuant to the exemption for transactions by an issuer not involving any public offering under Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder.

DILUTION

The sale of our common stock to the Selling Shareholders pursuant to the Purchase Agreements will have a dilutive impact on our shareholders. As a result, our net income per share, if any, would decrease in future periods and the market price of our common stock could decline. In addition, the lower our stock price is at the time of the Second Closing and Third Closing, the more shares of our common stock we will have to issue to the Selling Shareholders pursuant to the Purchase Agreements and our existing shareholders would experience greater dilution.

Our net tangible book value as of December 31, 2016 was approximately $(660,704), or $(0.0022) per share. Net tangible book value per share is determined by dividing our total tangible assets, less total liabilities, by the number of shares of our common stock outstanding as of December 31, 2016.

After giving effect to the issuance of convertible notes and sale of 105,000,000 shares of common stock by the Selling Shareholders, and at an assumed average sale price of $0.0067 per share (the closing price of our common stock as of August 22, 2017 ($0.0112) at a 40% discount), our pro forma as adjusted net tangible book value as of December 31, 2016 would have been approximately $(60,704), or ($0.0002) per share of Common Stock. This represents an immediate increase in pro forma as adjusted net tangible book value of $0.0020 per share to our existing shareholders and an immediate dilution of $(0.0069) per share to our new shareholders.

SELLING SHAREHOLDERS

The common stock being offered by the Selling Shareholders are those previously issued to the Selling Shareholders, and those issuable to the Selling Shareholders, upon exercise of the Warrants. For additional information regarding the issuances of those shares of common stock and warrants, see “Private Placement of Common Shares and Warrants” above. We are registering the shares of common stock in order to permit the Selling Shareholders to offer the shares for resale from time to time. Except for the ownership of the shares of common stock and the warrants, the Selling Shareholders have not had any material relationship with us within the past three years.

The table below lists the Selling Shareholders and other information regarding the beneficial ownership of the shares of common stock by each of the Selling Shareholders. The second column lists the number of shares of common stock beneficially owned by each Selling Shareholder, based on its ownership of the shares of common stock and warrants, as of May 16, 2017, assuming exercise of the warrants held by the Selling Shareholders on that date, without regard to any limitations on exercises.

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The third column lists the shares of common stock being offered by this prospectus by the Selling Shareholders.

In accordance with the terms of a registration rights agreement with the Selling Shareholders, this Prospectus generally covers the resale of the sum of (i) the number of shares of common stock issued to the Selling Shareholders in the First Closing pursuant to the Purchase Agreements and (ii) the maximum number of shares of common stock issuable upon exercise of the related warrants, determined as if the outstanding warrants were exercised in full as of the trading day immediately preceding the date this registration statement was initially filed with the SEC, each as of the trading day immediately preceding the applicable date of determination and all subject to adjustment as provided in the registration right agreement, without regard to any limitations on the exercise of the warrants. The fourth column assumes the sale of all of the shares offered by the selling shareholders pursuant to this prospectus.

Under the terms of the warrants, a selling shareholder may not exercise the warrants to the extent such exercise would cause such selling shareholder, together with its affiliates and attribution parties, to beneficially own a number of shares of common stock which would exceed 4.99% of our then outstanding common stock following such exercise, excluding for purposes of such determination shares of common stock issuable upon exercise of the warrants which have not been exercised. The number of shares in the second column does not reflect this limitation. The selling shareholders may sell all, some or none of their shares in this offering. See “Plan of Distribution” beginning on page 22.

As of August 17, 2017, there are approximately 459,398,332 shares of our common stock held by or currently issuable to non-affiliates, representing approximately 93.4% of the outstanding common. The 105,,000,000 shares we are registering for resale by the Selling Shareholders represent approximately 20% of the outstanding common stock held by non-affiliates.

All information with respect to common stock ownership of the Selling Shareholders has been furnished by or on behalf of the Selling Shareholders and is as of August 17, 2017. Because the Selling Shareholders may sell some or all of the shares included in this Prospectus, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the shares, no estimate can be given as to the number of shares available for resale hereby that will be held by the Selling Shareholders in the future. In addition, the Selling Shareholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, the common stock it holds in transactions exempt from the registration requirements of the Securities Act after the date on which it provided the information set forth on the table below. We have, therefore, assumed for the purposes of the following table, that the Selling Shareholders will sell all of the shares owned beneficially by it listed in the table below that are covered by this Prospectus. Shares in the table below refer to shares of our outstanding common stock.

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Selling Shareholder	Shares of Common Stock Beneficially Owned Prior to the Offering	Maximum Number of Shares of Common Stock Being Offered Hereby	Shares of Common Stock Beneficially Owned After Completion of the Offering	Percent of Outstanding Common Stock Beneficially Owned After Completion of the Offering
The Special Equities Group, LLC(1)	25,832,454(4)	35,000,000(5)	25,832,454(6)	4.99%(6)
RDW Capital LLC(2)	25,832,454(4)	35,000,000(5)	25,832,4546)	4.99%(6)
DiamondRock, LLC(3)	25,832,454(4)	35,000,000(5)	25,832,454(6)	4.99%(6)

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(1)	Based on information provided to us, Jonathan Schechter and Joseph Reda are the individuals who share dispositive and voting power of the shares. Mr. Schechter and Mr. Reda disclaim any beneficial ownership of these shares. The address of The Special Equities Group, LLC is 106 Woods Dr., Roslyn, NY 11576.

(2)	Based on information provided to us, John DeNobile is the individual with dispositive and voting power of the shares. Mr. DeNobile disclaims any beneficial ownership of these shares. The address of RDW Capital LLC is 110 Chestnut Ridge Rd., #138, Montvale, NJ 07645.

(3)	Based on information provided to us, Neil Rock is the individual with dispositive and voting power of the shares. Mr. Rock disclaims any beneficial ownership of these shares. The address of DiamondRock, LLC is 321 10th Avenue, Suite 202, San Diego, CA 92101.

(4)	Includes 13,333,334 shares of common stock, 20,833,334 shares of common stock issuable pursuant to convertible notes (if converted on August 23, 2017 and based on market prices as reported by OTC Markets), 10,101,011 shares of common stock issuable upon the exercise of Series A Warrants and 10,101,011 shares of common stock issuable upon the exercise of Series B Warrants. However, a Selling Shareholder may not exercise Series A Warrants or Series B Warrants, or convert the convertible notes, if the exercise or conversion would cause the Selling Shareholder to own more than 4.99% of our outstanding common stock after the exercise or conversion. See “Private Placement of Common Shares and Warrants” on page 18 for more details on the warrants.

(5)	Represents the maximum number of shares each Selling Shareholder may sell pursuant to this registration statement and represents shares of common stock that may be issuable pursuant to convertible notes. See “Private Placement of Common Shares and Warrants” on page 17 for more details.

(6)	Includes 13,333,334 shares of common stock, 10,101,011 shares of common stock issuable pursuant to Series A Warrants, 10,101,011 shares of common stock issuable pursuant to Series B Warrants and assumes that all convertible notes were converted and all underlying shares were sold in the offering. However, a Selling Shareholder may not exercise Series A Warrants or Series B Warrants, or convert the convertible notes, if the exercise or conversion would cause the Selling Shareholder to own more than 4.99% of our outstanding common stock after the exercise or conversion. See “Private Placement of Common Shares and Warrants” on page 18 for more details on the warrants.

Beneficial ownership for the purposes of the table above is determined in accordance with the rules and regulations of the SEC. These rules generally provide that a person is the beneficial owner of securities if such person has or shares the power to vote or direct the voting thereof, or to dispose or direct the disposition thereof or has the right to acquire such powers within 60 days. Except as disclosed in the table above, we believe that the Selling Shareholders and their affiliates identified herein possess sole voting and investment power over all shares of common stock shown as beneficially owned by such Selling Shareholders and affiliates.

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Resales

The Selling Shareholders and intermediaries through whom shares are sold may be deemed “underwriters” within the meaning of the Securities Act with respect to the shares offered by this Prospectus, and any profits realized or commissions received may be deemed underwriting compensation.

Additional Selling Shareholders not named in this Prospectus will not be able to use this Prospectus for resales until they are named in the table above by prospectus supplement or post-effective amendment. Transferees, successors and donees of identified Selling Shareholders will not be able to use this Prospectus for resales until they are named in the table above by Prospectus supplement or post-effective amendment. If required, we will add transferees, successors and donees by prospectus supplement in instances where the transferee, successor or donee has acquired its shares from a Selling Shareholder named in this Prospectus after the effective date of this Prospectus.

PLAN OF DISTRIBUTION

The Selling Shareholders of the common stock and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on the principal trading market on which our common stock trades or any other stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The Selling Shareholders may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker‑dealer solicits purchasers;
•	block trades in which the broker‑dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker‑dealer as principal and resale by the broker‑dealer for its account;
•	privately negotiated transactions;
•	broker‑dealers may agree with the Selling Shareholders to sell a specified number of such shares at a stipulated price per share;
•	a combination of any such methods of sale; or
•	any other method permitted pursuant to applicable law.

The Selling Shareholders may also sell shares under Rule 144 under the Securities Act of 1933, as amended, if available, rather than under this Prospectus.

Broker‑dealers engaged by the Selling Shareholders may arrange for other brokers‑dealers to participate in sales. Broker‑dealers may receive commissions or discounts from the Selling Shareholders (or, if any broker‑dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

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In connection with the sale of the securities or interests therein, the Selling Shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Shareholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The Selling Shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Shareholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Shareholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the securities. The Company has agreed to indemnify the Selling Shareholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

We agreed to keep this prospectus effective until the earlier of (A) the date on which the all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act and (B) after the date that no Warrants are outstanding, the date that all of the securities may be sold pursuant to rule 144 without volume or manner-of-sale restrictions. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Shareholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the common stock by the Selling Shareholders or any other person. We will make copies of this prospectus available to the Selling Shareholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

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DESCRIPTION OF SECURITIES

Our authorized capital stock consists of 1,000,000,000 shares of common stock, par value $0.00001, and 10,000,000 shares of preferred stock, par value $0.001. As of August 17, 2017, there are 491,852,004 shares of our common stock issued and outstanding, and 2,000,000 shares of Series A Convertible Preferred Stock issued and outstanding.

Common Stock. Each shareholder of our common stock is entitled to a pro rata share of cash distributions made to shareholders, including dividend payments. The holders of our common stock are entitled to one vote for each share of record on all matters to be voted on by shareholders. There is no cumulative voting with respect to the election of our directors or any other matter. Therefore, the holders of more than 50% of the shares voted for the election of those directors can elect all of the directors. The holders of our common stock are entitled to receive dividends when and if declared by our Board of Directors from funds legally available therefore. Cash dividends are at the sole discretion of our Board of Directors. In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to share ratably in all assets remaining available for distribution to them after payment of our liabilities and after provision has been made for each class of stock, if any, having any preference in relation to our common shareholders of shares of our common stock have no conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to our common stock.

Preferred Stock. We are authorized to issue 10,000,000 shares of preferred stock, par value $0.001 per share, of which 2,000,000 shares of Series A Convertible Preferred stock have been authorized and issued. The Preferred Stock is convertible, at the option of the holder, into one share of common stock for each share of Preferred Stock converted. The holders of our Preferred Stock also have 100 votes per share of Preferred Stock that they hold, to be voted as a group along with the common shareholders on all matters on which the shareholders are entitled to vote. The holders of our Preferred Stock have no specific rights, as a group, to elect directors (although the number of votes per share of Preferred Stock entitles the holders of at least 81,975,350 shares of Preferred Stock, as a group, the right to elect all directors over the holders of our currently outstanding common stock). The holders of our preferred stock are not entitled to a dividend preference over the common stock, but are entitled to a liquidation preference in the amount of $1.25 per share. The preferred stock is not redeemable. Finally, the holders of the preferred stock are entitled to protective provisions as follows:

The Company may not take any of the following actions without the approval of a majority of the holders of the outstanding Series A Convertible Preferred Stock: (i) effect a sale of all or substantially all of the Company’s assets or which results in the holders of the Company’s capital stock prior to the transaction owning less than fifty percent (50%) of the voting power of the Company’s capital stock after the transaction; (ii) alter or change the rights, preferences, or privileges of the Series A Convertible Preferred Stock; (iii) increase or decrease the number of authorized shares of Series A Convertible Preferred Stock; (iv) authorize the issuance of securities having a preference over or on par with the Series A Convertible Preferred Stock; or (v) effectuate a forward or reverse stock split or dividend of the Company’s common stock.

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Dividend Policy. We have not declared or paid a cash dividend on our capital stock in our last two fiscal years and we do not expect to pay cash dividends on our common stock in the foreseeable future. We currently intend to retain our earnings, if any, for use in our business. Any dividends declared in the future will be at the discretion of our Board of Directors and subject to any restrictions that may be imposed by our lenders.

Options and Warrants. There are outstanding warrants to acquire a total of 10,000,000 shares of our common stock at $0.00001 per share. William A. Hartman and Dr. Mitchell S. Felder own 7,000,000 and 3,000,000 of these warrants, respectively.

There are outstanding warrants to acquire 2,940,000 shares of our common stock at $1.45 per share. Of these warrants, William A. Hartman and Dr. Mitchell S. Felder each hold 155,000, Heidi Carl holds 120,000, John S. Borza holds 1,120,000 and Jay Rosen holds 50,000. The remaining 1,220,000 warrants are held equally by Ramon D. Foltz, Scott Barnes and Richard T. Najarian, former members of our Board of Directors.

There are outstanding warrants to acquire 11,200,000 shares of our common stock at $0.25 per share. Of these warrants, William A. Hartman and Dr. Mitchell S. Felder each hold 1,600,000, Heidi Carl holds 1,400,000, John S. Borza holds 1,200,000, Dr. Patricio Reyes holds 700,000 and Jay Rosen holds 400,000.

There are outstanding warrants to acquire 500,000 shares of our common stock at $0.20 per share held by one (1) investor.

There are outstanding warrants to acquire 500,000 shares of our common stock at $0.10 per share held by one (1) investor.

There are outstanding warrants to acquire 5,550,000 shares of our common stock at $0.05 per share. Of these warrants, William A. Hartman and Dr. Mitchell S. Felder each holds 1,000,000, Heidi Carl holds 750,000, John S. Borza holds 600,000, Dr. Patricio Reyes holds 350,000 and Jay Rosen holds 200,000.

There are outstanding 30,303,033 Series A Warrants and 30,303,033 Series B Warrants held by the Selling Shareholders. See “Private Placement of Common Shares and Warrants” on page 18 for more details on these warrants

Other than as set forth above, as of the date of this prospectus, we do not have any outstanding options, warrants, or other convertible securities.

INTEREST OF NAMED EXPERTS AND COUNSEL

Clyde Snow & Sessions, PC serves as our legal counsel in connection with this offering. Clyde Snow & Sessions does not directly, nor do any of its attorneys, own any shares of our common stock.

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DESCRIPTION OF BUSINESS

Corporate History

We were incorporated on May 10, 2010 in the State of Nevada.

Pain Management

On September 13, 2016, we entered into an operating agreement to form a pain management joint venture company with Advanced Technologies Solutions (ATS), a company based in San Diego, California and owned by Ronald T. La Borde, a member of our Board of Directors. The joint venture company, Premier Biomedical Pain Management Solutions, LLC, a Nevada limited liability company (PBPMS), will develop and market natural and cannabis-based generalized, neuropathic, and localized pain relief treatment products. We own 50% of PBPMS and ATS owns the other 50%, with 89% of the profits allocated to us and the remaining 11% of profits allocated to ATS. A small number of sales were made through PBPMS. However, we have discontinued our relationship with ATS and have elected to develop, market and sell products independently.

Through the use of technologies previously developed, PBPMS has developed two new products that we are in the process of marketing. The first is a CBD, or Cannabidiol, topical patch. The patent-pending reservoir patch design features a unique barrier between the foam adhesive and the pain relieving ingredients to ensure that the adhesive is not transmitted and absorbed through the skin, as with many competitive patches. The formulations for the products contain no psychoactive components and, therefore, are not expected to affect drug test results.

The second product is a roll-on that consists of the same primary ingredients as contained in our reservoir patch, but in a convenient, pocket-size applicator. PBPMS is also seeking to develop additional pain relief products, including creams, sprays, gel pens and capsules. We plan to launch at least three new products into the market in 2017. As of December 31, 2016, except for administrative and formation matters, we had not yet commenced any activities under the joint venture.

These products are designed to provide natural relief from:

•	Knee pain,
•	Shoulder pain,
•	Joint pain,
•	Arthritis pain,
•	Muscle soreness and tenderness,
•	Headaches, and
•	Migraines.

Sales of our pain management products began on February 1, 2017. We sell our products via our website at www.painreliefmeds.com and various distributors. To date, three pharmacies and three chiropractic clinics have approved our products for sale and are distributing our products. We anticipate that our products will eventually be placed in several large pharmacy chains and sold in several states.

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Research and Development

We intend to continue to discover and develop medical treatments for humans, specifically targeting the pain management industry and the treatment of:

-	Cancer	-	Fibromyalgia
-	Multiple Sclerosis (MS)	-	Traumatic Brain Injury (TBI)
-	Neuropathic Pain	-	Alzheimer’s Disease (AD)
-	Amyotrophic Lateral Sclerosis (ALS/Lou Gehrig’s Disease)	-	Blood Sepsis and Viremia

We have a three-fold corporate focus:

One is to develop and market pain management products. Particularly, we are in the process of developing and marketing natural and cannabis-based generalized, neuropathic and localized pain relief treatment products.

The second is to target Cancer, Alzheimer’s disease, ALS, Blood Sepsis, Leukemia, and other life-threatening cancers, and to do this we intend to develop our proprietary Sequential-Dialysis Technique. The methodology involved in this technique is largely unexplored and has been described by scientists as the “wild west” of modern medicine. Consequently, our first entry into the therapeutics market for medications that work against cancer, Multiple Sclerosis, infectious diseases, Alzheimer’s disease, strokes and traumatic brain injury carries significant obstacles before reaching the opportunities of a $700 billion industry.

The third is the development of our proprietary drug candidate Feldetrex™, a potential treatment for Multiple Sclerosis, Fibromyalgia, Neuropathic Pain and Traumatic Brain Injury. The formulation used in the current Feldetrex™ will be individually tailored to the various illnesses we intend to target, with each formulation being given a unique proprietary brand name. The annual market size of MS treatment is $500 million and the annual market size for all proposed Feldetrex™ market segments is $16 billion.

To overcome the significant obstacles inherent to the development of our Sequential-Dialysis Technique and Feldetrex™ candidate drug, we are seeking to partner with prestigious institutions and pharmaceutical companies with the substantial infrastructure and resource capacity to perform experimentation and to engage in product development in an inexpensive and efficient manner.

Innovation by our research and development operations is very important to our success. Our goal is to discover, develop and bring to market innovative products and treatments that address major unmet medical needs, including initially, Multiple Sclerosis, Septicemia, and Cancer. We expect this goal to be supported by substantial research and development investments.

We plan on conducting research internally and may also through contracts with third parties, through collaborations with universities and biotechnology companies and in cooperation with pharmaceutical firms. We may also seek out promising compounds and innovative technologies developed by third parties to incorporate into our discovery or development methods and procedures or projects, as well as our future product lines, through acquisition, licensing or other arrangements.

In addition to discovering and developing new products, methods and procedures of treatment and treatments, we expect our research operations to add value to our existing products and methods and procedures of treatment in development by improving their effectiveness and by discovering new uses for them.

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Sequential-Dialysis Technique

Our proprietary Sequential-Dialysis Technique is a methodology for the removal of those molecules which are harmful and responsible for causing diseases. A significant disappointment in the practice of modern medicine is that the capabilities do exist to eliminate the presence of most illnesses, including life-threatening diseases such as AIDS and cancer, but with a caveat that the process of treatment comes with catastrophic side effects that can and often do kill the patient.

Our development is that the innovative Sequential-Dialysis Methodology is done extracorporeally (outside the body). This is a truly unique and innovative method for alleviating disease.

We believe that this methodology can be used for the prevention of cancer metastasis, for directly attacking the causation of intractable seizures, for preventing the death of anterior motor neurons in ALS, for preventing the cause of the neuropathological changes in Alzheimer’s disease and Traumatic Brain Injury and for eradicating the causations of infectious diseases, and our intention is that the effectiveness of this technique will be demonstrated and supported in future clinical studies.

Through our Sequential-Dialysis Technique, we ultimately hope to provide a cure for cancer if not only to dramatically extend the lives of suffering patients. Our initial focus is on lab and animal tests. Clinical trials, as required, will be undertaken subsequently.

Feldetrex™

Although a combination of generic medications, we have a U.S. Patent (No. 8,865,733) on our Feldetrex™ candidate drug. In this way, Feldetrex™ is similar to Viagra®, which was a proprietary cardiac drug prior to its current use and ownership by Pfizer. Consequently, we have one pending patent application for our Feldetrex™ candidate drug—intending to increase our Feldetrex™ related patent applications to three in the near future.

Feldetrex™ may serve as an additional medication utilized by physicians for the treatment of Multiple Sclerosis, Fibromyalgia, or Traumatic Brain Injury, and is designed to decrease symptomatology in those conditions. Feldetrex™ will not compete against our proprietary Sequential-Dialysis Technique in the market to treat Traumatic Brain Injury, but rather the two will work conjunctively.

Feldetrex™ utilizes a low dosage of Naltrexone which has been shown in multiple medical articles, in the medical literature, to increase endogenous enkephalins1 (endogenous

_________

1
A.

Bowling, Allen C.. "Low-dose naltrexone (LDN) The "411" on LDN" National Multiple Sclerosis Society. http://www.nationalmssociety.org/multimedia-library/momentum-magazine/back-issues/momentum-spring-09/index.aspx. Retrieved 6 July 2011.

	B.	Bourdette, Dennis. "Spotlight on Low Dose Naltrexone (LDN)". US Department of Veteran Affairs. http://www.va.gov/MS/articles/Spotlight_on_Low_Dose_Naltrexone_LDN.asp. Retrieved 5 July 2011.
	C.	Giesser, Barbara S. (2010). Primer on Multiple Sclerosis. New York: Oxford University Press US. pp. 377. ISBN 978-0-19-536928-1.
D.

Moore, Elaine A. 1948. The promise of low dose naltrexone therapy: potential benefits in cancer, autoimmune, neurological and infectious disorders. Elaine A. Moore and Samantha Wilkinson. ISBN 978-0-7864-3715-3.

enkephalins are pain-relieving pentapeptides produced in the body, located in the pituitary gland, brain, and GI tract. Axon terminals that release enkephalins are concentrated in the posterior horn of the gray matter of the spinal cord, in the central part of the thalamus, and in the amygdala of the limbic system of the cerebrum. Endogenous Enkephalins function as neurotransmitters that inhibit neurotransmitters in the pathway for pain perception, thereby reducing the emotional as well as the physical impact of pain). We have not independently conducted medical or laboratory tests to show the mechanism of action of this medication. While Naltrexone in high dosages acts as an opioid antagonist, it inhibits opiate receptors. Naltrexone in low dosages causes a compensatory upregulation (increase in the number of receptors) of native endorphins and enkephalins, which last beyond the effects of the Naltrexone itself. We believe that this means, paradoxically, that a daily dose of low dose Naltrexone can be used to chronically increase endorphin and enkephalin levels. We believe that by utilizing a low dosage, Naltrexone has a unique ability to increase enkephalins and other neurotransmitters in the brainstem of patients.

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Marketing

Currently, we manage our marketing responsibilities internally. We intend to seek a partnership with and/or sale of our product candidates/technologies to large pharmaceutical and/or medical devices firms. These firms have the ability to effectively promote our product candidates to healthcare providers and patients. Through their marketing organizations, they can explain the approved uses, benefits and risks of our product candidates to healthcare providers, such as doctors, nurse practitioners, physician assistants, pharmacists, hospitals, Pharmacy Benefit Managers (PBMs), Managed Care Organizations (MCOs), employers and government agencies. They also market directly to consumers in the U.S. through direct-to-consumer advertising that communicates the approved uses, benefits, and risks of our product candidates while continuing to motivate people to have meaningful conversations with their doctors. In addition, they sponsor general advertising to educate the public on disease awareness, important public health issues, and patient assistance programs.

The large pharmaceutical/medical devices firms principally sell their products to wholesalers, but they also sell directly to retailers, hospitals, clinics, government agencies and pharmacies and also work with MCOs, PBMs, employers and other appropriate healthcare providers to assist them with disease management, patient education and other tools that help their medical treatment routines.

Patents and Intellectual Property Rights

We have licensed three U.S. patents: Sequential Extracorporeal Treatment of Bodily Fluids, U.S. Patent No. 9,216,386 and Utilization of Stents for the Treatment of Blood Borne Carcinomas, U.S. Patent No. 8,758,287 (both from Marv Enterprises, LLC), and Medication and

__________

E.	Crain SM, Shen K-F (1995). Ultra-low concentrations of naloxone selectively antagonize excitatory effects of morphine on sensory neurons, thereby increasing its antinociceptive potency and attenuating tolerance/dependence during chronic cotreatment. Proc Natl Acad Sci USA 92: 10540–10544.
F.	Powell KJ, Abul-Husn NS, Jhamandas A, Olmstead MC, Beninger RJ, et al. (2002). Paradoxical effects of the opioid antagonist naltrexone on morphine analgesia, tolerance, and reward in rats. J Pharmacol Exp Ther 300: 588–596.
G.	Wang H-Y, Friedman E, Olmstead MC, Burns LH (2005). Ultra-low-dose naloxone suppresses opioid tolerance, dependence and associated changes in Mu opioid receptor-G protein coupling and Gβγ signaling; Neuroscience 135: 247–261.

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Treatment for Disease, U.S. Patent No. 8,865,733 (from Altman Enterprises, LLC), in the areas of cancer, sepsis, and multiple sclerosis. We expect these patents to cover the medical treatments discussed above for Multiple Sclerosis, Blood Sepsis, and Cancer and be effective until 2029. Marv and Altman have licensed these technologies to us pursuant to the terms of the License Agreements. Because our license agreements cover the patents and “all applications of the United States and foreign countries that claim priority to the above PCT applications, including any non-provisionals, continuations, continuations-in-part, divisions, reissues, re-examinations or extensions thereof,” we anticipate that other technologies that derive from these patents will also belong to us and are covered by the license agreements.

Patents extend for twenty years from the date of patent filing. The actual protection afforded by a patent, which can vary from country to country, depends upon the type of patent, the scope of its coverage and the availability of legal remedies in the country.

Dr. Felder is the owner of the Feldetrex mark, and has also licensed this to us pursuant to the terms of the License Agreements.

We expect our patent and related rights to be of material importance to our business.

Competition

Our business is conducted in an intensely competitive and often highly regulated market. Our treatments face competition in the form of branded drugs, generic drugs and the currently practiced treatments for Multiple Sclerosis, Blood Sepsis, and Cancer. The principal forms of competition include efficacy, safety, ease of use, and cost effectiveness. Where possible, companies compete on the basis of the unique features of their products, such as greater efficacy, better patient ease of use or fewer side effects. A lower overall cost of therapy is also an important factor. Products that demonstrate fewer therapeutic advantages must compete for inclusion based primarily on price. Though the means of competition vary among product categories, demonstrating the value of our medications and procedures will be a critical factor for our success.

Our competitors include large worldwide research-based drug companies, smaller research companies with more limited therapeutic focus, and generic drug manufacturers. We compete with other companies that manufacture and sell products that treat similar diseases as our major medications and procedures.

Environment

Our business may be subject to a variety of federal, state and local environmental protection measures. We intend to comply in all material respects with applicable environmental laws and regulations.

Regulation

We expect our business to be subject to varying degrees of governmental regulation in the United States and any other countries in which our operations are conducted. In the United States, regulation by various federal and state agencies has long been focused primarily on product safety, efficacy, manufacturing, advertising, labeling and safety reporting. The exercise of broad regulatory powers by the U.S. Federal Drug Administration (“FDA”) continues to result in increases in the amounts of testing and documentation required for FDA clearance of new drugs and devices and a corresponding increase in the expense of product introduction. Likewise, the approval process with the FDA is estimated to take approximately seven (7) years from the time it is started. Similar trends are also evident in major markets outside of the United States.

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Clinical trials are a set of procedures in medical research conducted to allow safety (or more specifically, information about adverse drug reactions and adverse effects of other treatments) and efficacy data to be collected for health interventions (e.g., drugs, diagnostics, devices, therapy protocols). These trials can take place only after satisfactory information has been gathered on the quality of the non-clinical safety, and Health Authority/Ethics Committee approval is granted in the country where the trial is taking place.

Depending on the type of product and the stage of its development, investigators enroll healthy volunteers and/or patients into small pilot studies initially, followed by larger scale studies in patients that often compare the new product with the currently prescribed treatment. As positive safety and efficacy data are gathered, the number of patients is typically increased. Clinical trials can vary in size from a single center in one country to multicenter trials in multiple countries.

Due to the sizable cost a full series of clinical trials may incur, the burden of paying for all the necessary people and services is usually borne by the sponsor who may be a governmental organization, a pharmaceutical, or biotechnology company. Since the diversity of roles may exceed resources of the sponsor, often a clinical trial is managed by an outsourced partner such as a contract research organization or a clinical trials unit in the academic sector.

The regulatory agencies under whose purview we intend to operate have administrative powers that may subject us to such actions as product withdrawals, recalls, seizure of products and other civil and criminal sanctions.

Because we intend to seek a partnership with and/or sale of our product candidates/technologies to large pharmaceutical and/or medical devices firms, we anticipate that a larger pharmaceutical company will undertake to navigate the regulatory pathway, including conducting clinical trials, for a product such as Feldetrex™.

Employees

As of the date hereof, we do not have any employees other than our officers and directors. Our officers and directors will continue to work for us for the foreseeable future. We anticipate hiring appropriate personnel on an as-needed basis, and utilizing the services of independent contractors as needed.

DESCRIPTION OF PROPERTY

We do not currently lease or use any office space. We have not paid any amounts to Mr. Hartman for the use of his personal office or for reimbursement of personal office expenses incurred by him.

LEGAL PROCEEDINGS

We are not a party to or otherwise involved in any legal proceedings.

In the ordinary course of business, we are from time to time involved in various pending or threatened legal actions. The litigation process is inherently uncertain and it is possible that the resolution of such matters might have a material adverse effect upon our financial condition and/or results of operations. However, in the opinion of our management, other than as set forth herein, matters currently pending or threatened against us are not expected to have a material adverse effect on our financial position or results of operations.

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SELECTED FINANCIAL DATA

	As of and for the Year Ended December 31,	As of and for the Year Ended December 31,	As of and for the Six Months Ended June 30,
Premier Biomedical, Inc.	2016	2015	2017
	(audited)	(audited and restated)	(unaudited)
Statement of Operations Data:

Revenue	$-	$-	$-
Net operating income (loss)	$(637,891)	$(2,383,282)	$(160,061)
Net income (loss)	$(1,768,221)	$(2,601,407)	$(6,576,567)

Balance Sheet Data:

Cash	$22,437	$35,414	$125,341
Current assets	$33,867	$44,580	$266,862
Total assets	$38,967	$48,227	$273,465

Current liabilities	$699,671	$473,786	$6,505,173
Total liabilities	$699,671	$473,786	$6,505,173
Accumulated deficit	$(12,565,254)	$(10,797,033)	$(19,141,821)

Net loss per common share – basic and diluted	$(0.01)	$(0.08)	$(0.01)

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MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

Disclaimer Regarding Forward Looking Statements

You should read the following discussion in conjunction with our financial statements and the related notes and other financial information included in this Form S-1. In addition to historical financial information, the following discussion contains forward-looking statements that reflect our plans, estimates and beliefs. Our actual results could differ materially. Factors that could cause or contribute to these differences include those discussed below and elsewhere in this Form S-1, particularly in the Section titled Risk Factors.

Although the forward-looking statements in this registration statement reflect the good faith judgment of our management, such statements can only be based on facts and factors currently known by them. Consequently, and because forward-looking statements are inherently subject to risks and uncertainties, the actual results and outcomes may differ materially from the results and outcomes discussed in the forward-looking statements. You are urged to carefully review and consider the various disclosures made by us in this report and in our other reports as we attempt to advise interested parties of the risks and factors that may affect our business, financial condition, and results of operations and prospects.

The following discussion and analysis of financial condition and results of operations of the Company is based upon, and should be read in conjunction with, its audited and unaudited financial statements and related notes elsewhere in this Form S-1, which have been prepared in accordance with accounting principles generally accepted in the United States.

Summary Overview

We are a research-based company that intends to discover and develop medical treatments for humans. We have a three-fold corporate focus: (i) develop and market pain management products, (ii) develop our proprietary Sequential-Dialysis Technique to target cancer Alzheimer’s disease, ALS, blood sepsis, leukemia and other life-threateneing cancers, and (iii) develop our proprietary drug candidate Feldetrex™, a potential treatment for Multiple Sclerosis, Fibromyalgia, Neuropathic Pain and Traumatic Brain Injury. Our focus recently has been on our pain management products. We are engaged in several discussions to find a suitable partner to work with us on the anti-cancer drug development.

In September 2016, we partnered with Advanced Technologies Solutions (ATS) to develop and market natural and cannabis-based generalized, neuropathic and localized pain relief treatment products through a joint venture, Premier Biomedical Pain Management Solutions (PBPMS). PBPMS developed two new products that were introduced into the market as of February 1, 2017, and PBPMS, made initial sales of these products during the first quarter. However, because we were unable to produce the product at the volumes we desired, we terminated our joint venture with ATS. We recently engaged another manufacturer who we believe can produce our products more efficiently and provide the highest levels of quality control.

We are working with Amazon to further expand the sales we are getting from our website, www.painreliefmeds.com. In addition to online sales, we have also established a distribution network consisting of three pharmacies and three chiropractic clinics. We expect distribution of these products to grow rapidly as we find other local pharmacies and clinics to distribute our products. With proof of marketability from the initial sales of products, we are seeking to enter into distribution arrangements with several large pharmacy chains that operate in multiple states, and we believe we are close to coming to an agreement with these pharmacy chains.

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In addition, we are in the process of negotiating potential partnerships outside the United States to manufacture and market our products worldwide. We expect that these partnerships will make new markets available to us and allow us to rapidly increase our revenues profitability. We hope that through these partnerships our sales will grow rapidly and we will be able to see considerable cost-savings through favorable manufacturing arrangements. In addition to growing the sales of our existing products, we plan to launch at least three new products into the market in 2017.

Initial feedback from our pain management products has been promising. Customers indicate that they were able to achieve pain relief from our products and stop the use of opioid painkillers. Public awareness of the harmful side effects of opioid painkillers has grown significantly, and many states have initiated litigation against drug makers claiming they misrepresented the risks of opioid painkillers.[2] As patients seek to cut back their use of opioid painkillers and look for alternatives, we believe demand for our products will see a significant increase. We intend to petition national insurance agencies to urge them to consider covering the use of our all-natural pain relief products as a safe alternative to opioid painkillers.

In the past as we worked through the development of these products, we have relied heavily on financing through various issuances of common stock, warrants and convertible debt. We appreciate the patience of our faithful shareholders during this period as we were determined to develop and market new, ground-breaking products. As we begin to turn the corner and see the first sales being made, we expect to find stockholder-friendly financing solutions in the future that help us expand our operations, avoid dilution of our shareholders and raise our stock prices. For example, new opportunities have allowed us to cancel the equity line financing we had with Redwood Management, LLC, and we have closed a financing that will give us the capital we need to grow our business in the near future. On March 30, 2017, we raised $300,000 from the Selling Shareholders in a sale of stock and warrants. On May 30, 2017 we raised $150,000 from the Selling Shareholders in a sale of stock and warrants. The Selling Shareholders have also committed to invest another $150,000 through convertible notes upon the registration of the common stock underlying the warrants and convertible notes purchased by the investors.

As of the date hereof, with the exception of the convertible notes held by the Selling Shareholders, we have repaid our convertible debt, and we expect to move forward with financing that will be more favorable to investors as we begin to grow our revenues. While we have begun to generate revenues with the products we have launched in the first quarter of 2017, the cash generated by these new products is not yet sufficient to finance our volume ramp-up and planned product introductions. Therefore, we expect to finance the company through the issuance of securities that are more favorable to our current investors, such as issuing warrants with fixed exercise prices above the market price on the date of issuance.

Through 2017, we will continue to market our pain management products and seek a wider distribution network through the negotiation of distribution agreements with large pharmacy chains and international partners.

___________

2 See Oklahoma Sues Opiod Drugmakers; New Hampshire Presses Epidemic Probe, by Heide Brandes and Nate Raymond, Reuters, available at https://www.reuters.com/article/us-oklahoma-drugs-idUSKBN19L2HJ.

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Going Concern

As a result of our current financial condition, we have received a report from our independent registered public accounting firm for our financial statements for the years ended December 31, 2016 and 2015 that includes an explanatory paragraph describing the uncertainty as to our ability to continue as a going concern. In order to continue as a going concern we must effectively balance many factors and generate more revenue so that we can fund our operations from our sales and revenues. If we are not able to do this we may not be able to continue as an operating company unless we raise capital by issuing debt or through the sale of our stock. There is no assurance that our cash flow will be adequate to satisfy our operating expenses and capital requirements.

Restatement

The Company restated its December 31, 2015 financial statements and is restating the interim financial statements for the three months ended March 31, 2016, the six months ended June 30, 2016 and nine months ended September 30, 2016 in order to account for embedded derivatives within convertible notes issued to Redwood Management, LLC (the “Redwood Notes”), rather than beneficial conversion feature discounts. The financial statements will be restated prospectively during 2017.

The Company determined that it had not properly recognized embedded derivative liabilities within the Redwood Notes that originated on various dates between December 28, 2015 and May 27, 2016. The Company has recognized a derivative liability in lieu of the previously recognized beneficial conversion feature and the related change in derivative liabilities and amortization of the debt discount expenses have been adjusted to correct this error.

Results of Operations for the Three and Six Months Ended June 30, 2017 and 2016

Introduction

We had no revenues for the three and six months ended June 30, 2017 or June 30, 2016. Our operating expenses were $85,855 and $160,061, respectively, for the three and six months ended June 30, 2017, compared to $179,037 and $377,111, respectively, for the three and six months ended June 30, 2016, a decrease of $93,182 and $217,050, or 52% and 58%, respectively. Our operating expenses consisted mostly of professional fees, and to a lesser extent general and administrative expenses and research and development costs.

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Revenues and Net Operating Loss

Our revenue, operating expenses, net operating loss, and net loss for the three and six months ended June 30, 2017 and 2016 were as follows:

	Three Months	Three Months	Six Months	Six Months
	June 30,	June 30,	June 30	June 30
	2017	2016	2017	2016

Revenue	$-	$-	$-	$-

Operating expenses:
Research and development	-	49,545	-	59,686
General and administrative	40,246	41,981	73,305	91,466
Professional fees	45,609	87,511	86,756	225,959
Total operating expenses	85,855	179,037	160,061	377,111

Net operating loss	(85,855)	(179,037)	(160,061)	(377,111)
Other expense	(1,161,610)	(765,362)	(6,416,506)	(837,320)

Net loss	$(1,247,465)	$(944,399)	$(6,576,567)	$(1,214,431)

Revenues

The Company was established on May 10, 2010, and has no revenues to date.

Research and Development

We had no research and development expenses for the three and six months ended June 30, 2017, compared to $49,545 and $59,686 for the three and six months ended June 30, 2016. The expenses decreased because we slowed our efforts when our cash flow would not permit it and as we shifted our focus to our pain management products.

General and Administrative

General and administrative expenses were $40,246 and $73,305, respectively, for the three and six months ended June 30, 2017, compared to $41,981 and $91,466, respectively, for the three and six months ended June 30, 2016, a decrease of $1,735 and $18,161, or 4% and 20%, respectively. The decrease was primarily due to decreased advertising and investor relations expenses.

Professional Fees

Professional fees expense was $45,609 and $86,756, respectively, for the three and six months ended June 30, 2017, compared to $87,511 and $225,959 , respectively, for the three and six months ended June 30, 2016, a decrease of $41,902 and $139,203, or 48% and 62%, respectively. Amounts for the three and six months ended June 30, 2017 consist primarily of legal and, accounting and auditing services. Amounts for the comparable six months ended June 30, 2016 include $88,880 of non-cash stock based compensation paid to consultants and management, $13,014 of amortization expense on warrants issued to officers and directors, $17,066 of amortization expense on warrants issued to consultants and $58,800 of common stock issued for services rendered.

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Net Operating Loss

Net operating loss was $85,855 and $160,061, respectively, for the three and six months ended June 30, 2017, compared to $179,037 and $377,111, respectively, for the three and months ended June 30, 2016, a decrease of $93,182 and $217,050, or 52% and 58%, respectively. Net operating loss decreased, as set forth above, primarily due to a decrease in research and development expenses and compensation related to stock issuances for professional fees.

Other Expense

Other expense was $1,161,610 and $6,416,506, respectively, for the three and six months ended June 30, 2017, compared to $765,362 and $837,320, respectively, for the three and six months ended June 30, 2016, an increase of $396,248 and $5,579,186, or 52% and 666%, respectively. Other expense for the three months ended June 30, 2017 consisted of interest expense of $600 and a loss of $1,161,610 in market value of the warrants. The other expense of $71,958 for the three months ended June 30, 2016 consisted of $235,524 of interest expense, a loss of $189,191 in market value on the convertible notes and a default judgment entered against us of $340,647.

Net Loss

Net loss for the three and six months ended June 30, 2017, was $1,247,465 or ($0.00) per share, and $6,576,567 or ($0.01) per share, respectively, compared to $944,399 or ($0.01) per share, and $1,214,431 or ($0.01) per share, respectively, for the three and six months ended June 30, 2016. Net loss increased, as set forth above, primarily due to increased costs on our derivative liabilities of $6,261,101 on a net basis against the related gain in the comparative period, offset by a decrease in the issuance of stock based compensation and a decrease in research and development expenses.

Results of Operations for the Year Ended December 31, 2016 and 2015

Introduction

We had no revenues for the years ended December 31, 2016 and 2015. Our operating expenses were $637,891 for the year ended December 31, 2016 compared to $2,383,282 for the year ended December 31, 2015, a decrease of $1,745,391, or 73%. Our operating expenses consisted of research and development costs, general and administrative expenses, and professional fees as we incurred additional research and development costs and as we provided stock based compensation to our Officers and Directors.

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Revenues and Net Operating Loss

Our revenues, operating expenses, and net operating loss for the years ended December 31, 2016 and 2015 were as follows:

		Year Ended
	Year Ended	December 31,
	December 31, 2016	2015 (Restated)	Increase / (Decrease)

Revenue	$-	$-	$-

Operating expenses:
Research and development	113,862	234,095	(120,233)
General and administrative	191,379	133,289	58,090
Professional fees	332,650	2,015,898	(1,683,248)
Total operating expenses	637,891	2,383,282	(1,745,391)

Net operating loss	(637,891)	(2,383,282)	1,745,391
Other expense	(1,130,330)	(218,125)	912,205

Net loss	$(1,768,221)	$(2,601,407)	$833,186

Revenues

The Company was established on May 10, 2010, and had no revenues through December 31, 2016. Our joint venture, Premier Biomedical Pain Management Solutions, began initial sales of our pain management products during the quarter ended March 31, 2017. However, we have terminated the joint venture and will be selling our own pain management products.

Research and Development

Research and development expenses were $113,862 for the year ended December 31, 2016 compared to $234,095 for the year ended December 31, 2015, a decrease of $120,233, or 51%. The expenses decreased as we cut back on our research efforts with the University of Texas and looked for more sustainable research options.

General and Administrative

General and administrative expenses were $191,379 for the year ended December 31, 2016 as compared to $133,289 for the year ended December 31, 2015, an increase of $58,090, or 44%. The increase was primarily due to increased insurance and investor relations expenses.

Professional Fees

Professional fees expense was $332,650 for the year ended December 31, 2016, compared to $2,015,898 for the year ended December 31, 2015, a decrease of $1,683,248, or 84%. The decrease was primarily due to decreased stock based compensation issued to directors and consultants for services rendered. A total of $98,569 of stock based compensation was awarded during the year ended December 31, 2016, compared to $1,849,169 of stock based compensation during the year ended December 31, 2015, a decrease of $1,750,600 from 2015 to 2016.

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Net Operating Loss

Net operating loss for the year ended December 31, 2016 was $637,891, compared to a net operating loss of $2,383,282 for the year ended December 31, 2015, a decrease of $1,745,391, or 73%. Net operating loss decreased, as set forth above, primarily due to a decrease in stock based compensation issued to directors and consultants for services rendered.

Other Expense

Other expense for the year ended December 31, 2016 was $1,130,330, compared to $218,125 for the year ended December 31, 2015, an increase of $912,205, or 418%. Other expense consisted of interest and finance charges on debt and equity financing, as well as a net loss on the settlement of the Typenex warrants during the year ended December 31, 2016. The increase was primarily due to an increase of approximately $625,000 in the amortization of debt discounts related to significant increased convertible debt financing during the year ended December 31, 2016, compared to the year ended December 31, 2015, and a $340,647 judgment expense related to a judgment that was awarded to Typenex in satisfaction of disputed warrants, that was diminished by a gain of $53,788 on the ultimate settlement of the judgment during the year ended December 31, 2016.

Net Loss

Net loss for the year ended December 31, 2016 was $1,768,221, or $(0.01) per share, compared to a net loss of $2,601,407, or $(0.08) per share, for the year ended December 31, 2015, a decrease of $833,186, or 32%. Net loss decreased, as set forth above, primarily due to decreased stock based compensation issued to directors and consultants for services rendered, as diminished by increased debt financing costs and the associated net settlement costs related to warrants issued to Typenex in connection with the debt financing.

Liquidity and Capital Resources

Introduction

During the six months ended June 30, 2017, because we did not generate any revenues, we had negative operating cash flows. Our cash on hand as of June 30, 2017 was $125,341, which was derived from the sale of shares of common stock, warrants and convertible promissory notes to investors. Our monthly cash flow burn rate for 2016 was approximately $40,500, and our monthly burn rate through the six months ended June 30, 2017 was approximately $57,600. Although we have moderate short term cash needs, as our operating expenses increase we will face strong medium to long term cash needs. We anticipate that these needs will be satisfied through the issuance of debt or the sale of our securities until such time as our cash flows from operations will satisfy our cash flow needs.

On March 30, 2017, we entered into a Securities Purchase Agreement with three investors and raised $300,000 through the sale of stock and warrants. These same investors purchased $150,000 of common stock and warrants in the second tranche on May 30, 2017. On August 8, 2017, we exchanged convertible notes with the investors for the warrants issued in the first tranche and the common stock issued in the second tranche. We also amended the Securities Purchase Agreement on that date, and within two days of the effective date of a registration statement to register their shares of common stock, the investors will purchase $150,000 of our convertible notes. We expect these sales of common stock, warrants and convertible notes will finance our operations for the next several months as we seek to recognize revenues from our new pain management products.

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Our cash, current assets, total assets, current liabilities, and total liabilities as of June 30, 2017 and December 31, 2016, respectively, are as follows:

	June 30,	December 31,
	2017	2016	Change

Cash	$125,341	$22,437	$102,904
Total Current Assets	266,862	33,867	130,091
Total Assets	273,465	38,967	234,498
Total Current Liabilities	6,505,173	699,671	5,805,502
Total Liabilities	$6,505,173	$699,671	$5,805,502

Our cash and total current assets increased slightly because we recently completed a sale of common stock, warrants and convertible notes to three investors. Our total current liabilities increased primarily due to the recognition of derivative liabilities related to these investments at June 30, 2017. Our working capital deficit increased from $665,804 to $6,238,311, and our stockholders’ deficit increased by $5,571,004 to $6,231,708.

In order to repay our obligations in full or in part when due, we will be required to raise significant capital from other sources. There is no assurance, however, that we will be successful in these efforts.

Cash Requirements

Our cash on hand as of June 30, 2017 was $125,341. Based on our lack of revenues and current monthly burn rate of approximately $57,600 per month, we will need to continue to fund operations by raising capital from the sale of our stock and debt financings.

Sources and Uses of Cash

Operations

We had net cash used in operating activities of $(345,667) for the six months ended June 30, 2017, compared to $(323,751) for the six months ended June 30, 2016. For the six months ended June 30, 2017, the net cash used in operating activities consisted primarily of our net loss of $(6,576,567), offset primarily by change in fair market value of derivative liabilities of $6,261,101 and amortization of debt discount of $149,456. Our accounts payable decreased by $57,653. For the six months ended June 30, 2016, the net cash used in operating activities consisted primarily of our net loss of $(1,214,431), offset primarily by amortization of debt discount of $372,563, stock based compensation of $88,880, and an increase in judgment payable of $340,647.

Investments

We had $4,752 net cash used in investing activities for the six months ended June 30, 2017, and $3,536 net cash used in investing activities for the six months ended June 30, 2016.

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Financing

Our net cash provided by financing activities for the six months ended June 30, 2017 was $453,323, compared to $330,461 for the six months ended June 30, 2016, which consisted primarily of proceeds from the sale of stock of $435,000 and proceeds of $18,323 from sales of stock pursuant to our equity line of credit with Redwood Management, LLC.

Sources and Uses of Cash for the Year Ended December 31, 2016 and 2015

Operations

Our net cash used in operating activities for the years ended December 31, 2016 and 2015 was $483,622 and $462,225, respectively, an increase of $21,397, or 5%. The increase primarily consisted of a decrease in stock based compensation, related parties of $1,504,152, a decrease in stock based compensation of $234,626, and an increase in gain on settlement of judgment of $53,788, offset in part by a decrease in net loss from operations of $833,186, an increase in amortization of debt discounts of $573,455, and an increase in judgment payable of $340,647.

Investments

Our net cash used in investing activities for the years ended December 31, 2016 and 2015 was $3,536 and zero, respectively, an increase of $3,536. The slight increase reflected a lack of purchases of property and equipment in 2015 compared to 2016.

Financing

Our net cash provided by financing activities for the years ended December 31, 2016 and 2015 was $474,181 and $395,040, respectively, an increase of $79,141, or 20%. The increase was a result of an increase in proceeds from the sale of convertible notes payable of $52,500, from $365,000 to $417,500, and an increase in proceeds from sale of stock on equity line of credit from zero to $143,520, offset by a decrease in the proceeds from the sale of notes payable to related parties from $30,000 to zero and an increase in repayments of convertible notes payable from zero to $89,039.

Securities Purchase Agreements

On March 30, 2017 we entered into a securities purchase agreement (the “Purchase Agreement”) with several investors to sell an aggregate of $600,000 of our common stock and warrants. Payment for the stock and warrants pursuant to the Purchase Agreement will be completed in three tranches: the first at $300,000 was completed on March 30, 2017, the second at $150,000 is due within five trading days of our filing a registration statement to cover the investors’ shares of common stock and shares underlying their warrants, and the third at $150,000 is due within seven trading days of the registration statement being declared effective.

Purchase Agreement with Redwood Management, LLC

On May 27, 2016, we entered into a common stock purchase agreement (the “Redwood Agreement”) with Redwood Management, LLC, a Florida limited liability company (“Redwood”), which provides that upon the terms and subject to the conditions set forth therein, Redwood is committed to purchase up to an aggregate of $2.0 million of our shares of common stock over the 36-month term of the Redwood Agreement.

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On July 12, 2016, a registration statement was declared effective that permitted Redwood to offer and sell up to 33,100,000 shares. As of the date hereof, we have sold 31,100,000 shares of our common stock to Redwood under the Redwood Agreement. These sales, in the aggregate, have generated proceeds of $153,843. However, we have cancelled the Redwood Agreement and will make no further sales thereunder to Redwood.

Convertible Promissory Note

On March 11, 2016, we issued a 10% Convertible Promissory Note in the principal amount of $105,000 at a discount for $100,000 to Redwood (the “Note”). The Note was issued to Redwood in a private transaction, will mature on February 27, 2017 and bears interest at a fixed rate of 10.0% per annum. The Note and interest due thereunder is payable on any conversion date chosen by the holder or on the maturity date in cash or our common stock at Redwood’s discretion. The outstanding principal balance of the Note as of September 30, 2016 and December 31, 2016 was $105,000 and $27,480, respectively. However, in March 2017, we paid the remaining balance owed under the Note.

Warrant Purchase and Exchange

On October 10, 2016, we entered into a Warrant Purchase Agreement by and among Redwood, the Company and Typenex Co-Investment, LLC (“Typenex”) whereby Redwood committed to purchase Typenex’s warrant (the “Warrant”) from Typenex. Redwood paid a purchase price of $300,000.

Also on October 10, 2016, we entered into an Exchange Agreement by and between the Company and Redwood. Pursuant to the Exchange Agreement, we exchanged a 10% Convertible Promissory Note (the “Typenex Note”) for the Warrant. The Typenex Note has a principal amount of $300,000, an interest rate of 10%. We entered into the Warrant Purchase Agreement and the Exchange Agreement and issued the Typenex Note to settle a previously disclosed dispute with Typenex. This note has been paid in full.

Critical Accounting Policies and Estimates

Nature of Business

Premier Biomedical, Inc. (“the Company”) was incorporated in the State of Nevada on May 10, 2010 (“Inception”). The Company was formed to develop and market medications and procedures that address a significant number of the most highly visible health issues currently affecting mankind. The Company will market these medications and procedures to leading worldwide pharmaceutical firms via publication in medical journals and by direct contact.

These statements reflect all adjustments, consisting of normal recurring adjustments, which in the opinion of management are necessary for fair presentation of the information contained therein.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

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Cash and Cash Equivalents

We maintain cash balances in non-interest-bearing accounts, which do not currently exceed federally insured limits. For the purpose of the statements of cash flows, all highly liquid investments with an original maturity of three months or less are considered to be cash equivalents.

Patent Rights and Applications

Patent rights and applications costs include the acquisition costs and costs incurred for the filing of patents. Patent rights and applications are amortized on a straight-line basis over the legal life of the patent rights beginning at the time the patents are approved. Patent costs for unsuccessful patent applications are expensed when the application is terminated.

Fair Value of Financial Instruments

Under FASB ASC 820-10-05, the Financial Accounting Standards Board establishes a framework for measuring fair value in generally accepted accounting principles and expands disclosures about fair value measurements. This Statement reaffirms that fair value is the relevant measurement attribute. The adoption of this standard did not have a material effect on the Company’s financial statements as reflected herein. The carrying amounts of cash, prepaid expenses and accrued expenses reported on the balance sheet are estimated by management to approximate fair value primarily due to the short term nature of the instruments.

Basic and Diluted Loss Per Share

The basic net loss per common share is computed by dividing the net loss by the weighted average number of common shares outstanding. Diluted net loss per common share is computed by dividing the net loss adjusted on an “as if converted” basis, by the weighted average number of common shares outstanding plus potential dilutive securities. For the periods presented, potential dilutive securities had an anti-dilutive effect and were not included in the calculation of diluted net loss per common share.

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Stock-Based Compensation

Under FASB ASC 718-10-30-2, all share-based payments to employees, including grants of employee stock options, to be recognized in the income statement based on their fair values. Pro forma disclosure is no longer an alternative. The Company’s stock based compensation consisted of the following during the years ended December 31, 2016 and 2015, respectively:

	December 31,	December 31,
	2016	2015

Common stock issued for services	$70,621	$-
Warrants issued for services, related parties	25,030	1,529,182
Warrants issued for services	14,739	319,986
Total stock based compensation	$110,390	$1,849,168

Revenue Recognition

Sales on fixed price contracts are recorded when services are earned, the earnings process is complete or substantially complete, and the revenue is measurable and collectability is reasonably assured. Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments are provided for in the same period the related sales are recorded. The Company defers any revenue from sales in which payment has been received, but the earnings process has not occurred. Sales have not yet commenced.

Advertising and Promotion

All costs associated with advertising and promoting products are expensed as incurred. These expenses were $82,246 and $59,956 for the years ended December 31, 2016 and 2015, respectively.

Income Taxes

Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. A valuation allowance is provided for significant deferred tax assets when it is more likely than not, that such asset will not be recovered through future operations.

Uncertain Tax Positions

In accordance with ASC 740, “Income Taxes” (“ASC 740”), the Company recognizes the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be capable of withstanding examination by the taxing authorities based on the technical merits of the position. These standards prescribe a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. These standards also provide guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition.

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Various taxing authorities periodically audit the Company’s income tax returns. These audits include questions regarding the Company’s tax filing positions, including the timing and amount of deductions and the allocation of income to various tax jurisdictions. In evaluating the exposures connected with these various tax filing positions, including state and local taxes, the Company records allowances for probable exposures. A number of years may elapse before a particular matter, for which an allowance has been established, is audited and fully resolved. The Company has not yet undergone an examination by any taxing authorities.

The assessment of the Company’s tax position relies on the judgment of management to estimate the exposures associated with the Company’s various filing positions.

Recently Issued Accounting Pronouncements

In January 2017, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2017-04, Intangibles – Goodwill and Other (Topic 350). ASU 2017-04 simplifies the subsequent measurement of goodwill by removing the second step of the two-step impairment test. The amendment requires an entity to perform its annual, or interim goodwill impairment test by comparing the fair value of a reporting unit with its carrying amount. An impairment charge should be recognized for the amount by which the carrying amount exceeds the reporting unit's fair value; however, the loss recognized should not exceed the total amount of goodwill allocated to that reporting unit. An entity still has the option to perform the qualitative assessment for a reporting unit to determine if the quantitative impairment test is necessary. The amendment should be applied on a prospective basis. ASU 2017-04 is effective for fiscal years beginning after December 15, 2019, including interim periods within those fiscal years. Early adoption is permitted for interim or annual goodwill impairment tests performed on testing dates after January 1, 2017. The Company intends to early adopt the ASU in 2017.

In January 2017, the FASB issued ASU 2017-01, Business Combinations (Topic 805): Clarifying the Definition of a Business, which clarifies the definition of a business to assist entities with evaluating whether transactions should be accounted for as acquisitions (or disposals) of assets or businesses. The standard will be effective for the Company in the first quarter of 2018. Early adoption is permitted. The Company is currently evaluating the impact of adopting this ASU on its consolidated financial statements.

In December 2016, the FASB issued ASU 2016-20, Technical Corrections and Improvements to Topic 606, Revenue from Contracts with Customers. ASU 2016-20 amended guidance regarding accounting for Revenue from Contracts with Customers, which requires an entity to recognize the amount of revenue to which it expects to be entitled for the transfer of promised goods or services to customers. When effective, this standard will replace most existing revenue recognition guidance in generally accepted accounting principles (“GAAP”). The standard also requires more detailed disclosures and provides additional guidance for transactions that were not comprehensively addressed in GAAP. This guidance is required to be adopted by us in the first quarter of fiscal 2019 by either recasting all years presented in our financial statements or by recording the impact of adoption as an adjustment to retained earnings at the beginning of the year of adoption. We are currently evaluating the impact this guidance will have on our consolidated financial statements.

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In October 2016, the FASB issued ASU No. 2016-17, Consolidation (Topic 810): Interests Held through Related Parties that are under Common Control. The amendments in this Update improve GAAP involving situations consisting of common control, wherein a single decision maker focuses on the economics to which it is exposed when determining whether it is the primary beneficiary of a variable interest entity (“VIE”) before potentially evaluating which party is most closely associated with the VIE. ASU 2016-17 is effective for public entities for fiscal periods beginning after December 15, 2017, including interim periods within those fiscal years. Early adoption is permitted, including adoption in an interim period. If an entity early adopts the amendments in an interim period, any adjustments should be reflected as of the beginning of the fiscal year that includes that interim period. The Company is currently evaluating the impact of adopting this ASU on its consolidated financial statements.

In October 2016, the FASB issued ASU No. 2016-16, Income Taxes (Topic 740): Intra-Entity Transfers of Assets Other Than Inventory, which reduces the complexity in the accounting standards by allowing the recognition of current and deferred income taxes for an intra-entity asset transfer, other than inventory, when the transfer occurs. Historically, recognition of the income tax consequence was not recognized until the asset was sold to an outside party. This amendment should be applied on a modified retrospective basis through a cumulative-effect adjustment directly to retained earnings as of the beginning of the period of adoption. ASU 2016-16 is effective for annual periods beginning after December 15, 2017, including interim reporting periods within those annual reporting periods. Early adoption is permitted for all entities as of the beginning of an annual reporting period for which financial statements (interim or annual) have not been issued or made available for issuance. That is, earlier adoption should be in the first interim period if an entity issues interim financial statements. The Company is currently evaluating the impact of adopting this ASU on its consolidated financial statements.

In August, 2016, the FASB issued ASU No. 2016-15, Statement of Cash Flows (Topic 230): Classification of Certain Cash Receipts and Cash Payments (a consensus of the Emerging Issues Task Force). Effective for public business entities for fiscal years beginning after December 15, 2017, and interim periods within those fiscal years. For all other entities, the amendments are effective for fiscal years beginning after December 15, 2018, and interim periods within fiscal years beginning after December 15, 2019. Early adoption is permitted, including adoption in an interim period. If an entity early adopts the amendments in an interim period, any adjustments should be reflected as of the beginning of the fiscal year that includes that interim period. An entity that elects early adoption must adopt all of the amendments in the same period. The Company is evaluating the impact of this ASU on the Company’s financial statements.

In June, 2016, the FASB issued ASU No. 2016-13, Financial Instruments—Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments. For public business entities that are U.S. Securities and Exchange Commission (SEC) filers, the amendments in this Update are effective for fiscal years beginning after December 15, 2019, including interim periods within those fiscal years. For all other public business entities, the amendments in this Update are effective for fiscal years beginning after December 15, 2020, including interim periods within those fiscal years. For all other entities, including not-for-profit entities and employee benefit plans within the scope of Topics 960 through 965 on plan accounting, the amendments in this Update are effective for fiscal years beginning after December 15, 2020, and interim periods within fiscal years beginning after December 15, 2021. All entities may adopt the amendments in this Update earlier as of the fiscal years beginning after December 15, 2018, including interim periods within those fiscal years. The Company is evaluating the impact of this ASU on the Company’s financial statements.

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In March 2016, the FASB issued ASU No. 2016-09, Improvements to Employee Share-Based Payment Accounting (Topic 718) (“ASU 2016-09”). The provisions of the update amend ASC Topic 718, Compensation – Stock Compensation, and includes provisions intended to simplify various aspects related to how share-based payments are accounted for and presented in the financial statements, including accounting for the income tax consequences, estimates of forfeitures and classification of excess tax benefits on the statement of cash flows. For public business entities, this update is effective for fiscal years beginning after December 15, 2016, including interim periods. The Company is evaluating the impact of this ASU on the Company’s financial statements.

In March, 2016, the FASB issued ASU No. 2016-08, Revenue from Contracts with Customers (Topic 606): Principal versus Agent Considerations (Reporting Revenue Gross versus Net). The amendments in this Update affect the guidance in Accounting Standards Update 2014-09, Revenue from Contracts with Customers (Topic 606), which is not yet effective. The effective date and transition requirements for the amendments in this Update are the same as the effective date and transition requirements of Update 2014-09. Accounting Standards Update No. 2015-14, Revenue from Contracts with Customers (Topic 606): Deferral of the Effective Date, defers the effective date of Update 2014-09 by one year. The Company is evaluating the impact of this ASU on the Company’s financial statements.

In March, 2016, the FASB issued ASU No. 2016-07, Investments—Equity Method and Joint Ventures (Topic 323): Simplifying the Transition to the Equity Method of Accounting. Effective for all entities for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2016. The amendments should be applied prospectively upon their effective date to increases in the level of ownership interest or degree of influence that result in the adoption of the equity method. Earlier application is permitted. The Company is evaluating the impact of this ASU on the Company’s financial statements.

In March, 2016, the FASB issued ASU No. 2016-04, Liabilities—Extinguishments of Liabilities (Subtopic 405-20): Recognition of Breakage for Certain Prepaid Stored-Value Products (a consensus of the Emerging Issues Task Force). Effective for public business entities, certain not-for-profit entities, and certain employee benefit plans for financial statements issued for fiscal years beginning after December 15, 2017, and interim periods within those fiscal years. For all other entities, effective for financial statements issued for fiscal years beginning after December 15, 2018, and interim periods within fiscal years beginning after December 15, 2019. Earlier application is permitted, including adoption in an interim period. The Company is evaluating the impact of this ASU on the Company’s financial statements.

No other new accounting pronouncements, issued or effective during the year ended December 31, 2016, have had or are expected to have a significant impact on the Company’s financial statements.

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CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

We have no disclosure required by this item.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS, AND CONTROL PERSONS

The following table sets forth the names, ages, and biographical information of each of our current directors and executive officers, and the positions with the Company held by each person, and the date such person became a director or executive officer of the Company. Our executive officers are elected annually by the Board of Directors. The directors serve one-year terms until their successors are elected. The executive officers serve terms of one year or until their death, resignation or removal by the Board of Directors. Family relationships among any of the directors and officers are described below.

Name	Age	Position(s)

William A. Hartman	75	President, Chief Executive Officer, and Director (June 2010)

Dr. Mitchell S. Felder	62	Chairman of the Board of Directors and the Scientific Advisory Board (June 2010)

Heidi H. Carl	46	Chief Financial Officer, Secretary, Treasurer and Director (June 2010)

Dr. Patricio F. Reyes	70	Chief Technology Officer and Director (August 2016)

John S. Borza	62	Vice President and Director (August 2012)

Jay Rosen	61	Director (June 2010)

Ronald T. LaBorde	73	Director (September 2016)

William A. Hartman, age 75, is our President and Chief Executive Officer and a member of our Board of Directors. From March 2008 until June 2010, Mr. Hartman was not directly employed but was planning the formation of Premier Biomedical, Inc. From October 2006 to March 2008, Mr. Hartman was the Chief Operating Officer of Nanologix, Inc. From July 1991 to July 2000, Mr. Hartman was a Director at TRW Automotive. From 1984 to 1991, Mr. Hartman was Chief Engineer at TRW Automotive and from 1979 to 1984 he was Division Quality Compliance Manager at Ford Motor Company. At TRW Automotive, Mr. Hartman was one of the auto industry pioneers of the concept of grouping related components into systems and modules and shipping just-in-time to the vehicle assembly plants. He founded and headed a separate business group within TRW Automotive with plants in the U.S., Mexico and Europe with combined annual sales of $1.3 Billion. Academic credentials include a BSME degree from Youngstown State University and a MSIA degree (Industrial Administration/Management) from the University of Michigan.

Dr. Mitchell S. Felder, age 62, is our Chairman of the Board of Directors and our Scientific Advisory Board. Dr. Felder is a practicing Board Certified Neurologist. Dr. Felder acquired a B.A. Degree from the University of Pennsylvania in 1975 and an M.D. Degree from the University of Rome, Faculty of Medicine in 1983. He has been Board Certified by both the American Academy of Clinical Neurology and the American Board of Psychiatry and Neurology. Dr. Felder has authored or co-authored six publications, three studies, and has 18 issued patents. Dr. Felder is the former President, Chairman, and founder of Infectech/Nanologix (from its founding in 1989 through March 2007)—growing the company from startup to a $100 million market cap. During the past five years, Dr. Felder has had as his principal occupation and employment work as an attending neurologist. Dr. Felder is presently an attending neurologist at the William Beaumont Army Medical Center in El Paso, Texas. Dr. Felder has more than 20 years of management experience.

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Heidi H. Carl, age 46, is our Chief Financial Officer, Secretary, Treasurer, and a member of our Board of Directors. From May 2009 until June 2010, Ms. Carl was not directly employed but was working with Mr. Hartman in planning the formation of Premier Biomedical, Inc. From June 2007 to May 2009, Ms. Carl was the Product Development Specialist at General Motors Corporation. From May 2006 to May 2007, Ms. Carl was the Associate Marketing Manager at General Motors Corporation. From May 2003 to May 2006, Ms. Carl was the Marketing Specialist at General Motors Corporation and from May 1999 to May 2003, Ms. Carl was the District Area Parts Manager at General Motors Corporation. Academic credentials include a BSBA degree from Madonna University and an ASBA degree from Oakland Community College.

Dr. Patricio F. Reyes, MD, FAAN, age 70, is a board certified neurologist and neuropathologist, has served as the Chief Medical Officer and Board Member of the Retired National Football League Players Association since 2013. Dr. Reyes has been a board member of the Association of Ringside Physicians since 2008 and was previously its Chair of the Education Committee and 2009 Distinguished Educator. Dr. Reyes has worked as a neurologist and neuropathologist for the Phoenix VA Hospital since 2014. Dr. Reyes is the co-founder, Chief Medical Officer and Chair of the Scientific Advisory Board of Yuma Therapeutics, Inc. where he has worked since 2012. He is a Fellow of the American Academy of Neurology and was former Professor of Neurology and Neuropathology at Thomas Jefferson Medical School in Philadelphia, Pennsylvania, and Professor of Neurology, Pathology and Psychiatry at Creighton University School of Medicine in Omaha, Nebraska.

John S. Borza, PE, AVS, age 62, is our Vice President and was appointed to our Board of Directors on August 17, 2012. Mr. Borza is currently the President and Chief Executive Officer of Value Innovation, LLC, a consulting firm focused on value engineering and creative problem solving, where he has served since August 2009. Prior to Value Innovation, Mr. Borza was a Specialist with TRW Automotive from September 2007 to September 2009, and a Director at TRW Automotive from May 1999 to September 2007. Earlier in his career, Mr. Borza worked in R&D for 12 years on a variety of products and technologies in various capacities ranging from Engineer to Chief Engineer, before moving into launch and production support roles. Mr. Borza is an Altshuller Institute certified TRIZ Practitioner, and a SAVE International certified Associate Value Specialist. He is active in the local chapter of SAVE International and currently serves as the chapter Past-President. Mr. Borza holds a BS degree in Electrical Engineering and an MBA from the University of Michigan.

Jay Rosen, age 61, has been a member of our Board of Directors since our inception in June 2010. Mr. Rosen has been a partner at Rosen Associates, a real estate holding and management company, since 1971. He is also a partner at Midway Industrial Terminal, a real estate holding and management company, and has been since 2005. Mr. Rosen privately owns and manages the Rosen Farm, cellular towers and various other real estate properties, is the President of XintCorp, a small start-up company for developing intellectual property, and is a former member of the NY Mercantile Exchange and the New York Futures Exchange. Mr. Rosen studied economics and finance at New York University and Columbia University.

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Ronald T. LaBorde, age 73, was appointed to our Board of Directors in September 2016. Mr. LaBorde is the founder and owner of ATS, our partner in the PBPMS joint venture. Ron T. LaBorde has been working in the areas of Biotechnology, analytics and diagnostics for over 40 years. He is currently the Owner of RTL Consulting, a consulting business he has been operating since 1990, the Chief Scientific Officer of SD Chem, a diagnostic start-up where he has worked since 2015, and founder of Pure Ratios, a CBD pain relief device company. Ron holds a BS degree in Geochemistry, from San Diego State University. His post-graduate studies were undertaken at San Diego State University and Oregon State University.

During his career, Mr. LaBorde has worked for several companies and institutions in various capacities including Research Assistant, Laboratory Manager, Analytical Laboratory Director, Director of Biotechnology, and President. He has done extensive consulting with numerous companies involved in a wide range of businesses and industries.

Mr. LaBorde holds four issued patents and four pending patents in the biotechnology field, including one for a novel transdermal delivery system for local pain relief medication.

Family Relationships

Heidi H. Carl is the daughter of William A. Hartman.

EXECUTIVE COMPENSATION

Narrative Disclosure of Executive Compensation

Effective on September 28, 2012, we entered into employment agreements with our President and Chief Executive Officer, William A. Hartman, and our Chairman of the Board of Directors and Chairman of the Scientific Advisory Board, Dr. Mitchell S. Felder. In December 2012, the Company and Dr. Felder agreed to terminate his employment agreement, effective as of its date of inception.

Pursuant to the employment agreement with Hartman, he will be compensated in the amount of $150,000 per year for the duration of the agreement. Pursuant to the agreement, Hartman has waived the salary and the accrual thereof in exchange for being issued a Common Stock Purchase Warrant whereby Hartman may purchase a maximum of 105,000 shares of our common stock at a purchase price of $1.45 per share. The agreement has a one-year term and provides for two (2) years of severance at his then-current salary in the event Hartman is terminated due to death, disability or without cause. Mr. Hartman is still employed under the terms of the agreement.

We do not currently have a written employment agreement with our other executives. All other executives are at-will employee or consultants whose compensation is set forth in the Summary Compensation Table below.

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Summary Compensation Table

The following table sets forth information with respect to compensation earned by our Chief Executive Officer, President, and Chief Financial Officer for the years ended December 31, 2016 and 2015.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation ($)	All Other Compensation ($)	Total ($)

William A.	2016 (2)	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Hartman, CEO (1)	2015 (2)	-0-	-0-	-0-	8,296	-0-	-0-	-0-	8,296

Heidi H. Carl	2016 (4)	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Secretary/Treasurer (3)	2015 (4)	-0-	-0-	-0-	6,222	-0-	-0-	-0-	6,222

____________

(1)	Mr. Hartman does not receive a salary for his services as Chief Executive Officer.
(2)	Option awards consist of warrants to purchase 1,600,000 shares of our common stock at an exercise price of $0.25 over seven (7) years from the grant date of November 18, 2014, vesting in two (2) equal tranches, on January 15, 2015 and June 15, 2015, each with the condition that the individual is an employee of or rendering services to the Company on such date.
(3)	Ms. Carl does not receive a salary for her services as Secretary and Treasurer. Ms. Carl received warrants to purchase 70,000 shares of our common stock at an exercise price of $1.45, vesting in two (2) tranches, on January 15, 2013 and June 15, 2013, each with the condition that the individual is an employee of or rendering services to the Company on such date. In order to exercise the warrants, our common stock must reach a closing bid price of Three Dollars ($3.00) per share and remain at or above Three Dollars ($3.00) per share for thirty (30) consecutive trading days prior to exercise.
(4)	Option awards consist of warrants to purchase 1,400,000 shares of our common stock at an exercise price of $0.25 over seven (7) years from the grant date of November 18, 2014, vesting in two (2) equal tranches, on January 15, 2015 and June 15, 2015, each with the condition that the individual is an employee of or rendering services to the Company on such date.

Director Compensation

On October 21, 2015, we issued warrants to the following officers and directors, which will allow them to purchase shares of our common stock in the amounts indicated: William Hartman (1,000,000 shares); Mitchell Felder (1,000,000 shares), Heidi Carl (750,000 shares), John Borza (600,000 shares), Richard Najarian (200,000 shares), and Jay Rosen (200,000 shares). One half of the shares underlying each of the respective warrants vest on June 15, 2016, with the balance vesting on December 15, 2016. In order for the warrants to vest on each of the foregoing dates, however, the holders must be serving in the same capacity on behalf of the Company as he or she was serving on October 21, 2015. The issuance of the warrants was fully approved by our Board of Directors on October 21, 2015, the date a fully executed resolution authorizing the issuance was delivered to us.

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We do not currently have an established policy to provide compensation to members of our Board of Directors for their services in that capacity. We intend to develop such a policy in the near future.

Outstanding Equity Awards at Fiscal Year-End

We do not currently have a stock option or grant plan.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of August 17, 2017, certain information with respect to the Company’s equity securities owned of record or beneficially by (i) each Officer and Director of the Company; (ii) each person who owns beneficially more than 5% of each class of the Company’s outstanding equity securities; and (iii) all Directors and Executive Officers as a group.

Name and Address (1)	Common Stock Ownership		Percentage of Common Stock Ownership (2)	Series A Preferred Stock Ownership	Percentage of Series A Preferred Stock Ownership (3)

William A. Hartman (4)(7)	23,755,000	(5)	4.7%	1,000,000	50.0%

Dr. Mitchell S. Felder (4) (11)	23,012,672	(6)	4.6%	1,000,000	50.0%

Heidi H. Carl (4)(7)	3,270,000	(9)	*	-	-

Jay Rosen (4)	1,670,000	(10)	*	-	-

John S. Borza (4)	3,976,000	(8)	*	-	-

Ronald T. La Borde(4) (12)	-		-	-	-

Dr. Patricio Reyes(4) (13)	1,170,000	(14)	*	-	-

All Officers and Directors as a Group (7 Persons)	56,853,672	(5)(6)(8)(9)(10)(14)	11.0%	2,000,000	100.0%

____________

*	Less than 1%

(1)	Unless otherwise indicated, the address of the shareholder is c/o Premier Biomedical, Inc.

(2)	Unless otherwise indicated, based on 491,852,004 shares of common stock issued and outstanding. Shares of common stock subject to options or warrants currently exercisable, or exercisable within 60 days, are deemed outstanding for purposes of computing the percentage of the person or group holding such options or warrants, but are not deemed outstanding for purposes of computing the percentage of any other person.

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(3)	Unless otherwise indicated, based on 2,000,000 shares of Series A Convertible Preferred Stock issued and outstanding.

(4)	Indicates one of our officers or directors.

(5)	Includes 7,000,000 shares of common stock that may be acquired upon the exercise of warrants at $0.00001 per share, 1,000,000 shares of common stock that may be acquired upon the conversion of 1,000,000 shares of Series A Convertible Preferred Stock, 50,000 shares of common stock that may be acquired at $1.45 per share, 105,000 shares of common stock that may be acquired at $1.45 per share if the Company’s common stock reaches a closing bid price of $3.00 per share and remains at or above $3.00 per share for thirty (30) consecutive trading days on any and all markets or exchanges on which the Company’s common stock is traded, 1,600,000 shares of common stock that may be acquired upon the exercise of warrants at $0.25 per share, and 1,000,000 shares of common stock that may be acquired upon the exercise of warrants at $0.05 per share.

(6)	Includes 3,000,000 shares of common stock that may be acquired upon the exercise of warrants at $0.00001 per share, 1,000,000 shares of common stock that may be acquired upon the conversion of 1,000,000 shares of Series A Convertible Preferred Stock, 50,000 shares of common stock that may be acquired at $1.45 per share, 105,000 shares of common stock that may be acquired at $1.45 per share if the Company’s common stock reaches a closing bid price of $3.00 per share and remains at or above $3.00 per share for thirty (30) consecutive trading days on any and all markets or exchanges on which the Company’s common stock is traded, 1,600,000 shares of common stock that may be acquired upon the exercise of warrants at $0.25 per share, and 1,000,000 shares of common stock that may be acquired upon the exercise of warrants at $0.05 per share.

(7)	William A. Hartman is the father of Heidi H. Carl. Mr. Hartman disclaims ownership of shares held by his daughter.

(8)	Includes 20,000 shares of common stock owned by Mr. Borza’s spouse, 1,050,000 shares of common stock that may be acquired by Mr. Borza at $1.45 per share upon the exercise of warrants, 70,000 shares of common stock that may be acquired at $1.45 per share upon the exercise of warrants if the Company’s common stock reaches a closing bid price of $3.00 per share and remains at or above $3.00 per share for thirty (30) consecutive trading days on any and all markets or exchanges on which the Company’s common stock is traded, 1,200,000 shares of common stock that may be acquired upon the exercise of warrants at $0.25 per share, and 600,000 shares of common stock that may be acquired upon the exercise of warrants at $0.05 per share.

(9)	Includes 50,000 shares of common stock that may be acquired upon the exercise of warrants at $1.45 per share, 70,000 shares of common stock that can be acquired at $1.45 per share if the Company’s common stock reaches a closing bid price of $3.00 per share and remains at or above $3.00 per share for thirty (30) consecutive trading days on any and all markets or exchanges on which the Company’s common stock is traded, 1,400,000 shares of common stock that may be acquired upon the exercise of warrants at $0.25 per share, and 750,000 shares of common stock that may be acquired upon the exercise of warrants at $0.05 per share.

(10)	Includes 50,000 shares of common stock that may be acquired upon the exercise of warrants at $1.45 per share, 400,000 shares of common stock that may be acquired upon the exercise of warrants at $0.25 per share, and 200,000 shares of common stock that may be acquired upon the exercise of warrants at $0.05 per share.

(11)	Dr. Felder’s address is P.O. Box 1332, Hermitage, PA 16148.

(12)	Mr. La Borde’s address is 13220 Evening Creek Dr. S., Suite 114, San Diego, CA 92128-4103.

(13)	Dr. Reyes’ address is 10618 North Eleventh Place, Phoenix, AZ 85020

(14)	Includes 700,000 shares or the Company’s common stock that may be acquired upon the exercise of warrants at $0.25 per share, and 350,000 shares of common stock that may be acquired upon the exercise of warrants at $0.05 per share.

Other than as set forth above, the issuer is not aware of any person who owns of record, or is known to own beneficially, five percent (5%) or more of the outstanding securities of any class of the issuer.

There are no current arrangements which will result in a change in control.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Employment Agreements

Effective on September 28, 2012, we entered into employment agreements with our President and Chief Executive Officer, William A. Hartman, and our Chairman of the Board of Directors and Chairman of the Scientific Advisory Board, Dr. Mitchell S. Felder. In December 2012, the Company and Dr. Felder agreed to terminate his employment agreement, effective as of its date of inception.

Pursuant to the employment agreement with Hartman, he will be compensated in the amount of $150,000 per year for the duration of the agreement. Pursuant to the agreement, Hartman has waived the salary and the accrual thereof in exchange for being issued a Common Stock Purchase Warrant whereby Hartman may purchase a maximum of 105,000 shares of our common stock at a purchase price of $1.45. The agreement has a one-year term and provides for two (2) years of severance in the event Hartman is terminated due to death, disability or without cause.

Joint Venture

On September 13, 2016, we entered into an operating agreement to form a pain management joint venture company with Advanced Technologies Solutions (ATS), a company owned by Ronald T. La Borde, a member of our Board of Directors. The joint venture company, Premier Biomedical Pain Management Solutions, LLC, a Nevada limited liability company (PBPMS), will develop and market natural and cannabis-based generalized, neuropathic, and localized pain relief treatment products. We own 50% of PBPMS and ATS owns the other 50%, with 89% of the profits allocated to us and the remaining 11% of profits allocated to ATS.

The PBPMS operating agreement calls for ATS to enter into a licensing agreement with PBPMS. Upon entering into the license agreement, Mr. La Borde will receive 1,250,000 warrants to purchase our common stock at an exercise price of $0.05 per share.

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License Agreements

On May 12, 2010, we entered into two separate License Agreements. One License Agreement was entered into with Altman Enterprises, LLC, wherein we obtained certain exclusive rights in (i) proprietary technology that is the subject of one pending PCT patent application relating to the treatment of auto-immune diseases, and (ii) the “Feldetrex” trademark. The other License Agreement was entered into with Marv Enterprises, LLC, wherein we obtained certain exclusive rights in proprietary technology that is the subject of two PCT patent applications relating to the treatment of blood borne carcinomas and sequential extracorporeal treatment of blood. Authority to execute the License Agreements on behalf of Altman and Marv is vested in Dr. Mitchell S. Felder, the Chairman of our Board of Directors. Because the licensors are controlled by one of our directors, there may exist a conflict of interest in decisions made by the Company with respect to the licenses.

As consideration for the two licenses, we agreed to (i) pay a royalty of five percent (5%) of any sales of products using the technology, with no minimum royalty, and (ii) reimburse the licensor for any costs already incurred in pursuing its proprietary rights in the licensed technology and pay any costs incurred for maintaining or obtaining the licensors’ proprietary rights in the licensed technology in the U.S. and in extending the intellectual property to other countries around the world. Licensor shall have sole discretion to select other countries into which exclusive rights in the licensed technology may be pursued, and if we decline to pay those expenses, then licensor may pay said expenses and our licensed rights in those countries will revert to the licensor.

As of December 31, 2016, we have not generated any revenues and thus have not paid any license fees. We have, however, paid $142,873 in reimbursement of expenses associated with the technology we have licensed, and owe them an additional $46,016.

Stock Issuances

Preferred Stock

On January 2, 2016, two of our officers and directors, William A. Hartman and Mitchell Felder, exercised warrants to acquire one million (1,000,000) shares of Series A Convertible Preferred Stock each. Each share of Series A Convertible Preferred Stock is convertible, at the election of the holder thereof, into one (1) share of our common stock, and has one hundred (100) votes per share. We issued the warrants on June 21, 2010 and they have an exercise price of $0.001 per share.

The Preferred Stock is convertible, at the option of the holder, into one share of common stock for each share of Preferred Stock converted. The holders of our Preferred Stock also have 100 votes per share of Preferred Stock that they hold. It also contains protective provisions as follows:

The Company may not take any of the following actions without the approval of a majority of the holders of the outstanding Series A Convertible Preferred Stock: (i) effect a sale of all or substantially all of the Company’s assets or which results in the holders of the Company’s capital stock prior to the transaction owning less than fifty percent (50%) of the voting power of the Company’s capital stock after the transaction, (ii) alter or change the rights, preferences, or privileges of the Series A Convertible Preferred Stock, (iii) increase or decrease the number of authorized shares of Series A Convertible Preferred Stock, (iv) authorize the issuance of securities having a preference over or on par with the Series A Convertible Preferred Stock, or (v) effectuate a forward or reverse stock split or dividend of the Company’s common stock.

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Common stock

On March 28, 2016, upon the resignation of Richard Najarian as one of the members of our Board of Directors, we issued to him 600,000 shares of common stock in settlement of an unpaid expense reimbursement.

On October 21, 2015, we issued warrants to the following officers and directors, which will allow them to purchase shares of our common stock in the amounts indicated: William Hartman (1,000,000 shares); Mitchell Felder (1,000,000 shares), Heidi Carl (750,000 shares), John Borza (600,000 shares), Richard Najarian (200,000 shares), and Jay Rosen (200,000 shares). We also issued warrants to purchase a total of one million eight hundred thousand (1,800,000) shares of our common stock to six members of our Scientific Advisory Board.

On October 1, 2015, we issued 3,000,000 shares of common stock, restricted in accordance with Rule 144, to Mitchell Felder, one of our directors, upon the exercise of warrants at $0.00001 per share.

On September 10, 2015, we issued warrants to purchase five hundred thousand (500,000) shares of our common stock to a new member of our Scientific Advisory Board. The exercise price of the warrants is Ten Cents ($0.10) per share. The warrants are vested immediately.

On September 8, 2015, we issued 1,000,000 shares of common stock, restricted in accordance with Rule 144, to Mitchell Felder, one of our directors, upon the exercise of warrants at $0.00001 per share.

On November 18, 2014, we issued warrants to the following officers and directors, which will allow them to purchase shares of our common stock in the amounts indicated: William Hartman (1,600,000 shares); Richard Najarian (1,200,000 shares); John Borza (1,200,000 shares); Justin Felder (1,200,000 shares); Jay Rosen (400,000 shares); Heidi Carl (1,400,000 shares); and Mitchell Felder (1,600,000 shares).

Warrant Exercise

On August 19, 2016, we issued 4,000,000 shares of common stock, restricted in accordance with Rule 144, to each of William Hartman and Mitchell Felder, officers and directors of the Company, upon the exercise of warrants at $0.00001 per share.

On December 20, 2016, we issued 6,000,000 shares of common stock, restricted in accordance with Rule 144, to each of William Hartman and Mitchell Felder, officers and directors of the Company, upon the exercise of warrants at $0.00001 per share.

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Directors Notes

On December 2, 2013, we entered into a Directors Bridge Loan Agreement Promissory Note dated November 18, 2013 with each of William A. Hartman, one of our officers and directors, and John S. Borza, one of our directors. Pursuant to each Promissory Note, we borrowed Fifty Thousand Dollars ($50,000). The principal amount of each Promissory Note, plus the Prepayment Premium (defined below), shall be due and payable on or before the earlier of (a) the date which is nine (9) months from the date of the note, or (b) three (3) business days following the receipt by us of funding (net of offering expenses, including finders fees, commissions, legal and other fees, and discounts) from any source, of at least One Million Dollars ($1,000,000) (the “Maturity Date”). The Prepayment Premium shall be determined by multiplying the then-outstanding principal amount of the Promissory Note by the Prepayment Premium based on the following schedule:

No. of Days After Issue Date:	Prepayment Premium:
0-30 days	115%
31-60 days	120%
61-90 days	125%
91-120 days	130%
121 days or more	135%

In the event the Promissory Note is not prepaid prior to the Maturity Date, the Prepayment Premium of 135% shall apply. Interest shall accrue on the outstanding principal amount on an annual basis at a rate of eight percent (8.0%).

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Article 9 of our Articles of Incorporation provides that, the personal liability of the directors of the corporation is hereby eliminated to the fullest extent permitted by paragraph 1 of Section 78.037 of the General Corporation Law of the State of Nevada, as the same may be amended and supplemented. Paragraph 1 of Section 78.037 states that the articles of incorporation of a Nevada corporation may contain any provision, not contrary to the laws of the State of Nevada, for the management of the business and for the conduct of the affairs of the corporation.

Article 10 of our Articles of Incorporation provides that, the corporation shall, to the fullest extent permitted by Section 78.751 of the General Corporation Law of the State of Nevada, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all expenses, liabilities, or other matters referred to in or covered by said section. Section 78.751 states that the articles of incorporation of a Nevada corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition. It further states that indemnification does not exclude any other rights that an officer or director may have pursuant to the articles, bylaws, shareholders agreement or otherwise, and that it continues for a person who has ceased to be a director, officer, or employee of the company.

Article V of our Bylaws further addresses indemnification, including procedures for indemnification claims. Indemnification applies to any person that is made a party to, or threatened to be made a party to, any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she was an officer or director of the company.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

58

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Securities and Exchange Commission a registration statement on Form S-1, together with all amendments and exhibits thereto, under the Securities Act of 1933 with respect to the common stock offered hereby. This Prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. You should refer to the registration statement and its exhibits and schedules for further information. Statements contained in this Prospectus as to the contents of any contract or other document referred to are not necessarily complete and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference.

Copies of documents we file with the Commission, including this prospectus, the registration of which it is a part and the related exhibits, may be read and copies at the Commission’s Public Reference Room at 100 F Street, NE, Washington, DC 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our filings with the Commission are also available through the Commission’s website at the following address: http://www.sec.gov.

We are subject to the information and periodic reporting requirements of the Securities Exchange Act of 1934, and, in accordance therewith, file periodic reports, proxy statements and other information with the Commission. Such periodic reports, proxy statements and other information are available for inspection and copying at the Public Reference Room and website of the SEC referred to above. We also furnish our shareholders with annual reports containing our financial statements audited by an independent registered public accounting firm and quarterly reports containing our unaudited financial information. We maintain a website at www.premierbiomedical.com. You may access our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports, filed or furnished pursuant to section 13(a) or 15(d) of the Exchange Act with the Commission free of charge at our website as soon as reasonably practicable after this material is electronically filed with, or furnished to, the Commission. The reference to our website or web address does not constitute incorporation by reference of the information contained at that site.

EXPERTS

The audited financial statements of Premier Biomedical, Inc. as of December 31, 2016 and 2015 appearing in this prospectus which is part of a registration statement have been so included in reliance on the report of M&K CPAS, PLLC, given on the authority of such firm as experts in accounting and auditing.

59

INDEX TO FINANCIAL STATEMENTS

For the Years ended December 31, 2016 and 2015

For the three and six months ended June 30, 2017 and 2016

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Premier Biomedical, Inc.

We have audited the accompanying balance sheets of Premier Biomedical, Inc. (the Company) as of December 31, 2016 and 2015, and the related statements of operations, changes in stockholders' deficit, and cash flows for each of the years in the two-year period ended December 31, 2016. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Premier Biomedical, Inc. as of December 31, 2016 and 2015, and the results of its operations, changes in stockholders' deficit and cash flows for each of the years in the two year period ended December 31, 2016 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has insufficient working capital, which raises substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters also are described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

As discussed in Note 3 to the financial statements, the 2015 financial statements have been restated to correct an error in the financial statements.

/s/ M&K CPAS, PLLC

www.mkacpas.com

Houston, Texas

May 8, 2017

F-2

PREMIER BIOMEDICAL, INC.
BALANCE SHEETS

	December 31,	December 31,
	2016	2015
		(Restated)
ASSETS
Current assets:
Cash	$22,437	$35,414
Prepaid expenses	11,430	9,166
Total current assets	33,867	44,580

Property and equipment, net	5,100	3,647

Total assets	$38,967	$48,227

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current liabilities:
Accounts payable	$220,740	$188,265
Accounts payable, related parties	52,489	54,668
Accrued interest	18,026	7,792
Accrued interest, related parties	3,570	1,170
Convertible notes payable, net of discounts of $149,456 and
$246,185 at December 31, 2016 and 2015, respectively	153,024	41,815
Notes payable, related parties	30,000	30,000
Derivative liabilities	221,822	150,076
Total current liabilities	699,671	473,786

Total liabilities	699,671	473,786

Commitments and contingencies	-	-

Stockholders' equity (deficit):
Preferred stock, $0.001 par value, 10,000,000 shares
authorized, 2,000,000 and -0- shares issued and outstanding
at December 31, 2016 and 2015, respectively	2,000	-
Common stock, $0.00001 par value, 1,000,000,000 shares
authorized, 304,556,650 and 82,331,062 shares issued and
outstanding at December 31, 2016 and 2015, respectively	3,046	823
Additional paid in capital	11,899,504	10,370,651
Accumulated deficit	(12,565,254)	(10,797,033)
Total stockholders' equity (deficit)	(660,704)	(425,559)

Total liabilities and stockholders' equity (deficit)	$38,967	$48,227

The accompanying notes are an integral part of these financial statements.

F-3

PREMIER BIOMEDICAL, INC.
STATEMENTS OF OPERATIONS

	For the Years
	Ended December 31,
	2016	2015
		(Restated)
Revenue	$-	$-

Operating expenses:
Research and development	113,862	234,095
General and administrative	191,379	133,289
Professional fees	332,650	2,015,898
Total operating expenses	637,891	2,383,282

Net operating loss	(637,891)	(2,383,282)

Other income (expense):
Interest expense	(817,423)	(198,049)
Loss on judgment, Typenex	(340,647)	-
Gain on settlement, Typenex	53,788	-
Change in derivative liabilities	(26,048)	(20,076)
Total other income (expense)	(1,130,330)	(218,125)

Net loss	$(1,768,221)	$(2,601,407)

Weighted average number of common shares outstanding - basic and fully diluted	151,651,420	31,264,255

Net loss per share - basic and fully diluted	$(0.01)	$(0.08)

The accompanying notes are an integral part of these financial statements.

F-4

PREMIER BIOMEDICAL, INC.
STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)

							Total
	Preferred Stock		Common Stock		Additional Paid-In	Accumulated	Stockholders' Equity
	Shares	Amount	Shares	Amount	Capital	Deficit	(Deficit)

Balance, December 31, 2014	-	$-	21,757,175	$218	$8,127,649	$(8,195,626)	$(67,759)

Common stock issued on debt conversions	-	-	56,723,887	567	226,821	-	227,388

Exercise of warrants at $0.00001 per share, related party	-	-	4,000,000	40	-	-	40

Common stock cancelled	-	-	(150,000)	(2)	2	-	-

Amortization of warrants granted for services, related parties	-	-	-	-	1,529,182	-	1,529,182

Amortization of warrants granted for services	-	-	-	-	319,986	-	319,986

Beneficial conversion feature of convertible note	-	-	-	-	167,011	-	167,011

Net loss for the year ended December 31, 2015	-	-	-	-	-	(2,601,407)	(2,601,407)

Balance, December 31, 2015 (Restated)	-	$-	82,331,062	$823	$10,370,651	$(10,797,033)	$(425,559)

Common stock issued on equity line of credit	-	-	27,952,890	280	143,240	-	143,520

Common stock issued on debt conversions	-	-	165,196,985	1,652	736,064	-	737,716

Exercise of preferred stock warrants at $0.001 per share, related parties	2,000,000	2,000	-	-	-	-	2,000

Exercise of warrants at $0.00001 per share, related parties	-	-	20,000,000	200	-	-	200

Exercise of cashless warrants at $0.00001 per share	-	-	2,248,846	22	(22)	-	-

Shares issued for serttlement of reimbursements, related party	-	-	600,000	6	13,759	-	13,765

Shares issued for services	-	-	6,226,867	63	70,558	-	70,621

Amortization of warrants granted for services, related parties	-	-	-	-	25,030	-	25,030

Amortization of warrants granted for services	-	-	-	-	14,739	-	14,739

Adjustments to derivative liability due to debt conversions	-	-	-	-	525,485	-	525,485

Net loss for the year ended December 31, 2016	-	-	-	-	-	(1,768,221)	(1,768,221)

Balance, December 31, 2016	2,000,000	$2,000	304,556,650	$3,046	$11,899,504	$(12,565,254)	$(660,704)

The accompanying notes are an integral part of these financial statements.

F-5

PREMIER BIOMEDICAL, INC.
STATEMENTS OF CASH FLOWS

	For the Years
	Ended December 31,
	2016	2015
CASH FLOWS FROM OPERATING ACTIVITIES		(Restated)
Net loss	$(1,768,221)	$(2,601,407)
Adjustments to reconcile net loss
to net cash used in operating activities:
Depreciation	2,083	1,462
Change in fair market value of derivative liabilities	26,048	20,076
Amortization of debt discounts	749,162	175,707
Gain on settlement of judgment	(53,788)	-
Stock based compensation, related parties	25,030	1,529,182
Stock based compensation	85,360	319,986
Decrease (increase) in assets:
Prepaid expenses	(2,264)	284
Increase (decrease) in liabilities:
Accounts payable	32,475	40,774
Accounts payable, related parties	11,586	29,369
Accrued interest	65,860	21,172
Accrued interest, related parties	2,400	1,170
Judgment payable	340,647	-
Net cash used in operating activities	(483,622)	(462,225)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment	(3,536)	-
Net cash used in investing activities	(3,536)	-

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from exercise of warrants, related party	2,200	40
Proceeds from sale of stock on equity line of credit	143,520	-
Proceeds from convertible notes payable	417,500	365,000
Proceeds from notes payable, related parties	-	30,000
Repayments of convertible notes payable	(89,039)	-
Net cash provided by financing activities	474,181	395,040

NET CHANGE IN CASH	(12,977)	(67,185)
CASH AT BEGINNING OF PERIOD	35,414	102,599

CASH AT END OF PERIOD	$22,437	$35,414

SUPPLEMENTAL INFORMATION:
Interest paid	$13,539	$-
Income taxes paid	$-	$-

NON-CASH INVESTING AND FINANCING ACTIVITIES:
Discount on beneficial conversion feature on convertible notes	$-	$167,011
Value of debt discounts	$571,183	$130,000
Value of derivative adjustment due to debt conversions	$525,485	$-
Value of shares issued for conversion of debt	$737,716	$227,388
Convertible note issued in settlement of judgment payable	$300,000	$-
Common stock issued for settlement of accounts payable, related party	$13,765	$-
Cashless exercise of common stock warrants, 2,250,000 warrants exercised	$22	$-

The accompanying notes are an integral part of these financial statements.

F-6

Premier Biomedical, Inc.

Notes to Financial Statements

Note 1 – Nature of Business and Significant Accounting Policies

Nature of Business

Premier Biomedical, Inc. (“the Company”) was incorporated in the State of Nevada on May 10, 2010 (“Inception”). The Company was formed to develop and market medications and procedures that address a significant number of the most highly visible health issues currently affecting mankind. The Company will market these medications and procedures to leading worldwide pharmaceutical firms via publication in medical journals and by direct contact.

These statements reflect all adjustments, consisting of normal recurring adjustments, which in the opinion of management are necessary for fair presentation of the information contained therein.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

We maintain cash balances in non-interest-bearing accounts, which do not currently exceed federally insured limits. For the purpose of the statements of cash flows, all highly liquid investments with an original maturity of three months or less are considered to be cash equivalents.

Patent Rights and Applications

Patent rights and applications costs include the acquisition costs and costs incurred for the filing of patents. Patent rights and applications are amortized on a straight-line basis over the legal life of the patent rights beginning at the time the patents are approved. Patent costs for unsuccessful patent applications are expensed when the application is terminated.

Fair Value of Financial Instruments

Under FASB ASC 820-10-05, the Financial Accounting Standards Board establishes a framework for measuring fair value in generally accepted accounting principles and expands disclosures about fair value measurements. This Statement reaffirms that fair value is the relevant measurement attribute. The adoption of this standard did not have a material effect on the Company’s financial statements as reflected herein. The carrying amounts of cash, prepaid expenses and accrued expenses reported on the balance sheet are estimated by management to approximate fair value primarily due to the short term nature of the instruments.

Basic and Diluted Loss Per Share

The basic net loss per common share is computed by dividing the net loss by the weighted average number of common shares outstanding. Diluted net loss per common share is computed by dividing the net loss adjusted on an “as if converted” basis, by the weighted average number of common shares outstanding plus potential dilutive securities. For the periods presented, potential dilutive securities had an anti-dilutive effect and were not included in the calculation of diluted net loss per common share.

F-7

Premier Biomedical, Inc.

Notes to Financial Statements

Stock-Based Compensation

Under FASB ASC 718-10-30-2, all share-based payments to employees, including grants of employee stock options, to be recognized in the income statement based on their fair values. Pro forma disclosure is no longer an alternative. The Company’s stock based compensation consisted of the following during the years ended December 31, 2016 and 2015, respectively:

	December 31,	December 31,
	2016	2015

Common stock issued for services	$70,621	$-
Warrants issued for services, related parties	25,030	1,529,182
Warrants issued for services	14,739	319,986
Total stock based compensation	$110,390	$1,849,168

Revenue Recognition

Sales on fixed price contracts are recorded when services are earned, the earnings process is complete or substantially complete, and the revenue is measurable and collectability is reasonably assured. Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments are provided for in the same period the related sales are recorded. The Company defers any revenue from sales in which payment has been received, but the earnings process has not occurred. Sales have not yet commenced.

Advertising and Promotion

All costs associated with advertising and promoting products are expensed as incurred. These expenses were $82,246 and $59,956 for the years ended December 31, 2016 and 2015, respectively.

Income Taxes

Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. A valuation allowance is provided for significant deferred tax assets when it is more likely than not, that such asset will not be recovered through future operations.

Uncertain Tax Positions

In accordance with ASC 740, “Income Taxes” (“ASC 740”), the Company recognizes the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be capable of withstanding examination by the taxing authorities based on the technical merits of the position. These standards prescribe a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. These standards also provide guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition.

Various taxing authorities periodically audit the Company’s income tax returns. These audits include questions regarding the Company’s tax filing positions, including the timing and amount of deductions and the allocation of income to various tax jurisdictions. In evaluating the exposures connected with these various tax filing positions, including state and local taxes, the Company records allowances for probable exposures. A number of years may elapse before a particular matter, for which an allowance has been established, is audited and fully resolved. The Company has not yet undergone an examination by any taxing authorities.

The assessment of the Company’s tax position relies on the judgment of management to estimate the exposures associated with the Company’s various filing positions.

F-8

Premier Biomedical, Inc.

Notes to Financial Statements

Recently Issued Accounting Pronouncements

In January 2017, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2017-04, Intangibles – Goodwill and Other (Topic 350). ASU 2017-04 simplifies the subsequent measurement of goodwill by removing the second step of the two-step impairment test. The amendment requires an entity to perform its annual, or interim goodwill impairment test by comparing the fair value of a reporting unit with its carrying amount. An impairment charge should be recognized for the amount by which the carrying amount exceeds the reporting unit's fair value; however, the loss recognized should not exceed the total amount of goodwill allocated to that reporting unit. An entity still has the option to perform the qualitative assessment for a reporting unit to determine if the quantitative impairment test is necessary. The amendment should be applied on a prospective basis. ASU 2017-04 is effective for fiscal years beginning after December 15, 2019, including interim periods within those fiscal years. Early adoption is permitted for interim or annual goodwill impairment tests performed on testing dates after January 1, 2017. The Company intends to early adopt the ASU in 2017.

In January 2017, the FASB issued ASU 2017-01, Business Combinations (Topic 805): Clarifying the Definition of a Business, which clarifies the definition of a business to assist entities with evaluating whether transactions should be accounted for as acquisitions (or disposals) of assets or businesses. The standard will be effective for the Company in the first quarter of 2018. Early adoption is permitted. The Company is currently evaluating the impact of adopting this ASU on its consolidated financial statements.

In December 2016, the FASB issued ASU 2016-20, Technical Corrections and Improvements to Topic 606, Revenue from Contracts with Customers. ASU 2016-20 amended guidance regarding accounting for Revenue from Contracts with Customers, which requires an entity to recognize the amount of revenue to which it expects to be entitled for the transfer of promised goods or services to customers. When effective, this standard will replace most existing revenue recognition guidance in generally accepted accounting principles (“GAAP”). The standard also requires more detailed disclosures and provides additional guidance for transactions that were not comprehensively addressed in GAAP. This guidance is required to be adopted by us in the first quarter of fiscal 2019 by either recasting all years presented in our financial statements or by recording the impact of adoption as an adjustment to retained earnings at the beginning of the year of adoption. We are currently evaluating the impact this guidance will have on our consolidated financial statements.

In October 2016, the FASB issued ASU No. 2016-17, Consolidation (Topic 810): Interests Held through Related Parties that are under Common Control. The amendments in this Update improve GAAP involving situations consisting of common control, wherein a single decision maker focuses on the economics to which it is exposed when determining whether it is the primary beneficiary of a variable interest entity (“VIE”) before potentially evaluating which party is most closely associated with the VIE. ASU 2016-17 is effective for public entities for fiscal periods beginning after December 15, 2017, including interim periods within those fiscal years. Early adoption is permitted, including adoption in an interim period. If an entity early adopts the amendments in an interim period, any adjustments should be reflected as of the beginning of the fiscal year that includes that interim period. The Company is currently evaluating the impact of adopting this ASU on its consolidated financial statements.

F-9

Premier Biomedical, Inc.

Notes to Financial Statements

In October 2016, the FASB issued ASU No. 2016-16, Income Taxes (Topic 740): Intra-Entity Transfers of Assets Other Than Inventory, which reduces the complexity in the accounting standards by allowing the recognition of current and deferred income taxes for an intra-entity asset transfer, other than inventory, when the transfer occurs. Historically, recognition of the income tax consequence was not recognized until the asset was sold to an outside party. This amendment should be applied on a modified retrospective basis through a cumulative-effect adjustment directly to retained earnings as of the beginning of the period of adoption. ASU 2016-16 is effective for annual periods beginning after December 15, 2017, including interim reporting periods within those annual reporting periods. Early adoption is permitted for all entities as of the beginning of an annual reporting period for which financial statements (interim or annual) have not been issued or made available for issuance. That is, earlier adoption should be in the first interim period if an entity issues interim financial statements. The Company is currently evaluating the impact of adopting this ASU on its consolidated financial statements.

In August, 2016, the FASB issued ASU No. 2016-15, Statement of Cash Flows (Topic 230): Classification of Certain Cash Receipts and Cash Payments (a consensus of the Emerging Issues Task Force). Effective for public business entities for fiscal years beginning after December 15, 2017, and interim periods within those fiscal years. For all other entities, the amendments are effective for fiscal years beginning after December 15, 2018, and interim periods within fiscal years beginning after December 15, 2019. Early adoption is permitted, including adoption in an interim period. If an entity early adopts the amendments in an interim period, any adjustments should be reflected as of the beginning of the fiscal year that includes that interim period. An entity that elects early adoption must adopt all of the amendments in the same period. The Company is evaluating the impact of this ASU on the Company’s financial statements.

In June, 2016, the FASB issued ASU No. 2016-13, Financial Instruments—Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments. For public business entities that are U.S. Securities and Exchange Commission (SEC) filers, the amendments in this Update are effective for fiscal years beginning after December 15, 2019, including interim periods within those fiscal years. For all other public business entities, the amendments in this Update are effective for fiscal years beginning after December 15, 2020, including interim periods within those fiscal years. For all other entities, including not-for-profit entities and employee benefit plans within the scope of Topics 960 through 965 on plan accounting, the amendments in this Update are effective for fiscal years beginning after December 15, 2020, and interim periods within fiscal years beginning after December 15, 2021. All entities may adopt the amendments in this Update earlier as of the fiscal years beginning after December 15, 2018, including interim periods within those fiscal years. The Company is evaluating the impact of this ASU on the Company’s financial statements.

F-10

Premier Biomedical, Inc.

Notes to Financial Statements

In March 2016, the FASB issued ASU No. 2016-09, Improvements to Employee Share-Based Payment Accounting (Topic 718) (“ASU 2016-09”). The provisions of the update amend ASC Topic 718, Compensation – Stock Compensation, and includes provisions intended to simplify various aspects related to how share-based payments are accounted for and presented in the financial statements, including accounting for the income tax consequences, estimates of forfeitures and classification of excess tax benefits on the statement of cash flows. For public business entities, this update is effective for fiscal years beginning after December 15, 2016, including interim periods. The Company is evaluating the impact of this ASU on the Company’s financial statements.

In March, 2016, the FASB issued ASU No. 2016-08, Revenue from Contracts with Customers (Topic 606): Principal versus Agent Considerations (Reporting Revenue Gross versus Net). The amendments in this Update affect the guidance in Accounting Standards Update 2014-09, Revenue from Contracts with Customers (Topic 606), which is not yet effective. The effective date and transition requirements for the amendments in this Update are the same as the effective date and transition requirements of Update 2014-09. Accounting Standards Update No. 2015-14, Revenue from Contracts with Customers (Topic 606): Deferral of the Effective Date, defers the effective date of Update 2014-09 by one year. The Company is evaluating the impact of this ASU on the Company’s financial statements.

In March, 2016, the FASB issued ASU No. 2016-07, Investments—Equity Method and Joint Ventures (Topic 323): Simplifying the Transition to the Equity Method of Accounting. Effective for all entities for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2016. The amendments should be applied prospectively upon their effective date to increases in the level of ownership interest or degree of influence that result in the adoption of the equity method. Earlier application is permitted. The Company is evaluating the impact of this ASU on the Company’s financial statements.

In March, 2016, the FASB issued ASU No. 2016-04, Liabilities—Extinguishments of Liabilities (Subtopic 405-20): Recognition of Breakage for Certain Prepaid Stored-Value Products (a consensus of the Emerging Issues Task Force). Effective for public business entities, certain not-for-profit entities, and certain employee benefit plans for financial statements issued for fiscal years beginning after December 15, 2017, and interim periods within those fiscal years. For all other entities, effective for financial statements issued for fiscal years beginning after December 15, 2018, and interim periods within fiscal years beginning after December 15, 2019. Earlier application is permitted, including adoption in an interim period. The Company is evaluating the impact of this ASU on the Company’s financial statements.

No other new accounting pronouncements, issued or effective during the year ended December 31, 2016, have had or are expected to have a significant impact on the Company’s financial statements.

F-11

Premier Biomedical, Inc.

Notes to Financial Statements

Note 2 – Going Concern

As shown in the accompanying financial statements, the Company has no revenues, incurred net losses from operations resulting in an accumulated deficit of $12,565,254, and had negative working capital of ($665,804) at December 31, 2016. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management is actively pursuing new products and services to begin generating revenues. In addition, the Company is currently seeking additional sources of capital to fund short term operations. The Company, however, is dependent upon its ability to secure equity and/or debt financing and there are no assurances that the Company will be successful; therefore, without sufficient financing it would be unlikely for the Company to continue as a going concern.

The financial statements do not include any adjustments that might result from the outcome of any uncertainty as to the Company’s ability to continue as a going concern. The financial statements also do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classifications of liabilities that might be necessary should the Company be unable to continue as a going concern.

Note 3 – Restatement

The Company is restating its December 31, 2015 financial statements and the interim financial statements for the three months ended March 31, 2016, the six months ended June 30, 2016 and nine months ended September 30, 2016 in order to account for embedded derivatives within the Redwood Notes, rather than beneficial conversion feature discounts. The financial statements will be restated prospectively during 2017.

The Company determined that it had not properly recognized embedded derivative liabilities within the Redwood Notes that originated on various dates between December 28, 2015 and May 27, 2016. The Company has recognized a derivative liability in lieu of the previously recognized beneficial conversion feature and the related change in derivative liabilities and amortization of the debt discount expenses have been adjusted to correct this error.

F-12

Premier Biomedical, Inc.

Notes to Financial Statements

The following adjustments were made to the December 31, 2015 Restated Balance Sheet:

PREMIER BIOMEDICAL, INC.
BALANCE SHEET

	As Originally
	Reported		As Restated
	December 31,		December 31,
	2015	Adjustments	2015

ASSETS
Current assets:
Cash	$35,414	$-	$35,414
Prepaid expenses	9,166	-	9,166
Total current assets	44,580	-	44,580

Property and equipment, net	3,647	-	3,647

Total assets	$48,227	$-	$48,227

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current liabilities:
Accounts payable	$188,265	$-	$188,265
Accounts payable, related parties	54,668	-	54,668
Accrued interest	7,792	-	7,792
Accrued interest, related parties	1,170	-	1,170
Convertible notes payable, net of discounts of $245,345	42,655	(840)	41,815
Notes payable, related parties	30,000	-	30,000
Derivative liabilities	-	150,076	150,076
Total current liabilities	324,550	149,236	473,786

Total liabilities	324,550	149,236	473,786

Commitments and contingencies	-	-	-

Stockholders' equity (deficit):
Preferred stock, $0.001 par value, 10,000,000 shares
authorized, no shares issued and outstanding	-	-	-
Common stock, $0.00001 par value, 1,000,000,000 shares
authorized, 82,331,062 and 21,757,175 shares issued and
outstanding at December 31, 2015 and 2014, respectively	823	-	823
Additional paid in capital	10,500,651	(130,000)	10,370,651
Accumulated deficit	(10,777,797)	(19,236)	(10,797,033)
Total stockholders' equity (deficit)	(276,323)	(149,236)	(425,559)

Total liabilities and stockholders' equity (deficit)	$48,227	$-	$48,227

F-13

Premier Biomedical, Inc.

Notes to Financial Statements

The following adjustments were made to the December 31, 2015 Restated Statement of Operations:

PREMIER BIOMEDICAL, INC.
STATEMENT OF OPERATIONS

	As Originally
	Reported		As Restated
	December 31,		December 31,
	2015	Adjustments	2015

Revenue	$-	$-	$-

Operating expenses:
Research and development	234,095	-	234,095
General and administrative	133,289	-	133,289
Professional fees	2,015,898	-	2,015,898
Total operating expenses	2,383,282	-	2,383,282

Net operating loss	(2,383,282)	-	(2,383,282)

Other expense:
Interest expense	(198,889)	840	(198,049)
Change in derivative liabilities	-	(20,076)	(20,076)
Total other expenses	(198,889)	(19,236)	(218,125)

Net loss	$(2,582,171)	$(19,236)	$(2,601,407)

The December 31, 2015 Statement of Stockholders’ Equity (Deficit) was restated to increase the Accumulated Deficit from $10,777,797 to $10,797,033 for the additional net loss for the year of $19,236. The net loss as originally stated was $2,582,171, and as restated amounted to a net loss of $2,601,407. Additional Paid-In Capital was also restated to remove a $130,000 beneficial conversion feature from Additional Paid-In Capital that was corrected to be accounted for as an embedded derivative. The impact of the correction is summarized below:

F-14

Premier Biomedical, Inc.

Notes to Financial Statements

PREMIER BIOMEDICAL, INC.
SUMMARY OF CORRECTIONS TO STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)

	As Originally
	Reported		As Restated
	December 31,		December 31,
	2015	Adjustments	2015

Beneficial conversion feature of convertible note	$297,011	$(130,000)	$167,011
Additional Paid-In Capital	$10,500,651	$(130,000)	$10,370,651

Net loss for the year ended December 31, 2015	$(2,582,171)	$(19,236)	$(2,601,407)
Accumulated Deficit	$(10,777,797)	$(19,236)	$(10,797,033)

F-15

Premier Biomedical, Inc.

Notes to Financial Statements

The following adjustments were made to the December 31, 2015 Restated Statement of Cash Flows:

PREMIER BIOMEDICAL, INC.
STATEMENT OF CASH FLOWS

	As Originally
	Reported		As Restated
	December 31,		December 31,
	2015	Adjustments	2015
CASH FLOWS FROM OPERATING ACTIVITIES
Net (loss)	$(2,582,171)	$(19,236)	$(2,601,407)
Adjustments to reconcile net loss
to net cash used in operating activities:
Depreciation	1,462	-	1,462
Change in fair market value of derivative liabilities	-	20,076	20,076
Amortization of debt discounts	176,547	(840)	175,707
Stock based compensation, related parties	1,529,182	-	1,529,182
Stock based compensation	319,986	-	319,986
Decrease (increase) in assets:
Prepaid expenses	284	-	284
Increase (decrease) in liabilities:
Accounts payable	40,774	-	40,774
Accounts payable, related parties	29,369	-	29,369
Accrued interest	21,172	-	21,172
Accrued interest, related parties	1,170	-	1,170
Net cash used in operating activities	(462,225)	-	(462,225)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from exercise of warrants, related party	40	-	40
Proceeds from convertible notes payable	365,000	-	365,000
Proceeds from notes payable, related parties	30,000	-	30,000
Net cash provided by financing activities	395,040	-	395,040

NET CHANGE IN CASH	(67,185)	-	(67,185)
CASH AT BEGINNING OF PERIOD	102,599	-	102,599

CASH AT END OF PERIOD	$35,414	$-	$35,414

SUPPLEMENTAL INFORMATION:
Interest paid	$-	$-	$-
Income taxes paid	$-	$-	$-

NON-CASH INVESTING AND FINANCING ACTIVITIES:
Discount on beneficial conversion feature on convertible note	$297,011	$(130,000)	$167,011
Value of debt discounts	$-	$130,000	$130,000
Value of shares issued for conversion of debt	$227,388	$-	$227,388

F-16

Premier Biomedical, Inc.

Notes to Financial Statements

Note 4 – Related Party

Accounts Payable

The Company owed $46,016 and $37,486 as of December 31, 2016 and 2015, respectively, to entities owned by the Chairman of the Board of Directors. The amounts are related to patent costs paid by the Chairman on behalf of the Company.

The Company owed $306 and $3,265 as of December 31, 2016 and 2015, respectively, to the Company’s CEO for reimbursable expenses.

The Company owed $6,167 and $13,917 as of December 31, 2016 and 2015, respectively, amongst members of the Company’s Board of Directors for reimbursable expenses.

Notes Payable

On July 6, 2015, the Company received an unsecured loan in the amount of $10,000, due on demand, bearing interest at a simple interest rate of 8%, from the Company’s CEO.

On July 6, 2015, the Company received an unsecured loan in the amount of $10,000, due on demand, bearing interest at a simple interest rate of 8%, from the Company’s Chairman of the Board.

On July 6, 2015, the Company received an unsecured loan in the amount of $10,000, due on demand, bearing interest at a simple interest rate of 8%, from one of the Company’s Directors.

Accrued interest of $3,570 was outstanding on these notes as of December 31, 2016.

Preferred Stock Issuances for Exercise of Preferred Stock Warrants

On January 29, 2016, the Company issued 1,000,000 shares of series A preferred stock pursuant to the exercise of warrants by the Company’s CEO at $0.001 per share for total proceeds of $1,000.

On January 29, 2016, the Company issued 1,000,000 shares of series A preferred stock pursuant to the exercise of warrants by the Company’s Chairman of the Board at $0.001 per share for total proceeds of $1,000.

Common Stock Warrants Exercised

On October 19, 2016, the Company issued 4,000,000 shares of common stock pursuant to the exercise of warrants by the Company’s CEO at $0.00001 per share for total proceeds of $40.

On October 19, 2016, the Company issued 4,000,000 shares of common stock pursuant to the exercise of warrants by the Company’s Chairman of the Board at $0.00001 per share for total proceeds of $40.

F-17

Premier Biomedical, Inc.

Notes to Financial Statements

On October 1, 2015, the Company issued 3,000,000 shares of common stock pursuant to the exercise of warrants by the Company’s Chairman of the Board at $0.00001 per share for total proceeds of $30.

On September 10, 2015, the Company issued 1,000,000 shares of common stock pursuant to the exercise of warrants by the Company’s Chairman of the Board at $0.00001 per share for total proceeds of $10.

Common Stock Warrants

On October 7, 2015, the Company granted warrants to the following officers and directors, which will allow them to purchase shares of our common stock in the amounts indicated: William Hartman (1,000,000 shares); Mitchell Felder (1,000,000 shares), Heidi Carl (750,000 shares), John Borza (600,000 shares), Richard Najarian (200,000 shares), and Jay Rosen (200,000 shares). The exercise price of the foregoing warrants is five cents ($0.05) per share. The warrants are exercisable over ten (10) years. The total fair value of the 3,750,000 common stock warrants using the Black-Scholes option-pricing model is $31,109, or $0.0083 per share, based on a volatility rate of 232%, a risk-free interest rate of 1.75% and an expected term of 10.0 years, and is being amortized over the implied service term, or vesting period, of the warrants.

One half of the shares underlying each of the respective warrants vest on June 15, 2016, with the balance vesting on December 15, 2016. In order for the warrants to vest on each of the foregoing dates, however, the holders must be serving in the same capacity on behalf of the Company as he or she was serving on October 21, 2015. The issuance of the warrants was fully approved by our Board of Directors on October 21, 2015, the date a fully executed resolution authorizing the issuance was delivered. The issuances were exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, the investors are sophisticated and familiar with our operations, and there was no solicitation in connection with the issuance.

A total of $25,030 and $1,529,182 of previously issued warrants were amortized and expensed to professional fees as stock-based compensation during the years ended December 31, 2016 and 2015, respectively.

Common Stock Issuances for Settlement of Accounts Payments

On March 28, 2016, upon the resignation of Richard Najarian as one of the members of our Board of Directors, the Company issued 600,000 shares of common stock to Mr. Najarian in settlement of $13,765 of outstanding expense reimbursements. The total fair value of the common stock was $9,120 based on the closing price of the Company’s common stock on the date of grant.

Note 5 – Patent Rights and Applications

The Company amortizes its patent rights and applications on a straight line basis over the expected useful technological or economic life of the patents, which is typically 17 years from the legal approval of the patent applications when there is probable future economic benefits associated with the patent. The Company has elected to expense all of their patent rights and application costs due to difficulties associated with having to prove the value of their future economic benefits. All patent applications are currently pending and the Company has no patents that have yet been approved. It is the Company’s policy that it performs reviews of the carrying value of its patent rights and applications on an annual basis.

F-18

Premier Biomedical, Inc.

Notes to Financial Statements

On March 4, 2015, we entered into a Patent License Agreement (“PLA”) with the University of Texas at El Paso (“UTEP”) regarding our joint research and development of CTLA-4 Blockade with Metronomic Chemotherapy for the Treatment of Breast Cancer. This is the first PLA with UTEP following our Collaborative Agreement with them dated May 9, 2012, and memorializes the joint ownership of the applicable patent and the financial and other terms related thereto.

On June 19, 2015, we entered into Amendment No. 1 to this Agreement, pursuant to which we explicitly included Provisional Patent Application No. 62/161,116 entitled, “Anti-CTLA-4 Blockade” (the “Application”) under the definition of “Patent Rights” as set forth in the PLA. The Application was filed with the United States Patent and Trademarks Office on May 13, 2015; the underlying technology was invented by Robert Kirken and Georgialina Rodriguez, and is solely-owned by The Board of Regents of The University of Texas System.

Note 6 – Fair Value of Financial Instruments

Under FASB ASC 820-10-5, fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (an exit price). The standard outlines a valuation framework and creates a fair value hierarchy in order to increase the consistency and comparability of fair value measurements and the related disclosures. Under GAAP, certain assets and liabilities must be measured at fair value, and FASB ASC 820-10-50 details the disclosures that are required for items measured at fair value.

The Company has certain financial instruments that must be measured under the new fair value standard. The Company’s financial assets and liabilities are measured using inputs from the three levels of the fair value hierarchy. The three levels are as follows:

Level 1 - Inputs are unadjusted quoted prices in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date.

Level 2 - Inputs include quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets or liabilities in markets that are not active, inputs other than quoted prices that are observable for the asset or liability (e.g., interest rates, yield curves, etc.), and inputs that are derived principally from or corroborated by observable market data by correlation or other means (market corroborated inputs).

Level 3 - Unobservable inputs that reflect our assumptions about the assumptions that market participants would use in pricing the asset or liability.

F-19

Premier Biomedical, Inc.

Notes to Financial Statements

The following schedule summarizes the valuation of financial instruments at fair value on a recurring basis in the balance sheets as of December 31, 2016 and 2015, respectively:

	Fair Value Measurements at December 31, 2016
	Level 1	Level 2	Level 3
Assets
Cash	$22,437	$-	$-
Total assets	22,437	-	-
Liabilities
Convertible note payable, net of discounts	-	153,024	-
Notes payable, related parties	-	30,000	-
Total liabilities	-	183,024	-
	$22,437	$(183,024)	$-

	Fair Value Measurements at December 31, 2015
	Level 1	Level 2	Level 3
Assets
Cash	$35,414	$-	$-
Total assets	35,414	-	-
Liabilities
Convertible note payable, net of discounts	-	41,815	-
Notes payable, related parties	-	30,000	-
Total liabilities	-	71,815	-
	$35,414	$(71,815)	$-

The fair values of our related party debts are deemed to approximate book value, and are considered Level 2 inputs as defined by ASC Topic 820-10-35.

There were no transfers of financial assets or liabilities between Level 1, Level 2 and Level 3 inputs for the years ended December 31, 2016 or the year ended December 31, 2015.

Note 7 – Joint Venture

On September 13, 2016, we entered into an operating agreement to form a pain management joint venture company with Advanced Technologies Solutions (ATS), a company based in San Diego, California and owned by Ronald T. LaBorde, a member of our Board of Directors. The joint venture company, Premier Biomedical Pain Management Solutions, LLC, a Nevada limited liability company (PBPMS), will develop and market natural and cannabis-based generalized, neuropathic, and localized pain relief treatment products. We own 50% of PBPMS and ATS owns the other 50%, with 89% of the profits allocated to us and the remaining 11% of profits allocated to ATS. As part of the agreement with ATS, Mr. LaBorde was appointed a member of our Board of Directors.

PBPMS must enter into separate license agreements with us and ATS for the use of technology previously developed by both companies. Intellectual property developed jointly by the parties will be the property of PBPMS. However, ATS and Mr. LaBorde may develop inventions and intellectual property independently from PBPMS, and such inventions and intellectual property will be the sole property of ATS or Mr. LaBorde. Pursuant to the terms of the PBPMS operating agreement, we will tender 1,250,000 warrants, for the purchase of an equal number of shares of our common stock at a strike price of $0.05, pursuant to the license agreement between ATS and PBPMS. As of December 31, 2016, we had not yet issued these warrants or commenced the joint venture.

F-20

Premier Biomedical, Inc.

Notes to Financial Statements

Our initial capital contribution to PBPMS is $25,000, which has not yet been funded. ATS will contribute (i) technical, labor, manufacturing information and know-how required to produce the initial product, an extended duration topical pain relief patch; (ii) $5,000 worth of primary ingredients; and (iii) $5,000 worth of other materials to produce the initial prototype pain relief patches.

PBPMS will be managed by a board of managers (PBPMS Board). Initially, the PBPMS Board will consist of William A. Hartman, our President and Chief Executive Officer and member of our Board of Directors, Ronald T. LaBorde, the Founder of ATS and member of our Board of Directors, Dr. Patricio Reyes, our Chief Technology Officer and member of our Board of Directors, and John Borza, our Vice-President and member of our Board of Directors. Decisions of the PBPMS Board require unanimous approval.

The PBPMS operating agreement is subject to other common terms and ownership transfer restrictions, including a right of first refusal; however, we anticipate signing a more detailed and complete operating agreement to better clarify the terms of the joint venture as summarized above. No activity, outside of the execution of this agreement, had commenced as of December 31, 2016.

Note 8 – Convertible Notes Payable

Convertible notes payable consist of the following at December 31, 2016 and 2015, respectively:

December 31,	December 31,
2016	2015

On October 10, 2016, the Company issued a 10% interest bearing; unsecured convertible promissory note with a face value of $300,000 (“Seventh Redwood Note”), which matures on October 10, 2017, pursuant to a Warrant Purchase Agreement by and among Redwood Management, LLC, the Company and Typenex. Pursuant to this agreement, Redwood purchased the warrants from Typenex, and Typenex provided a Satisfaction of Judgment and Release of Garnishment to release the Writ of Garnishment Typenex had placed on our transfer agent. Redwood paid installment payments to Typenex in the aggregate amount of $300,000, which were completed on, or about November 10, 2016. The principal and interest of the Seventh Redwood Note is convertible into shares of common stock at the discretion of the note holder at a price equal to the greater of (i) 60% of the lowest traded price over the 15 days prior to conversion or (ii) a fixed $0.00005 per share. The note carries liquidated damages of $1,000 per day for failure to provide certificates, and compensation for Buy-In on failure to timely deliver certificates. Principal and interest is due upon default at 50% of the lowest traded price over the previous fifteen (15) days, and an additional interest rate equal to the lesser of 2% per month (24% per annum) or the maximum rate per applicable law. This settled the dispute with Typenex. A total of $25,000 of principal was converted into 8,620,690 shares of common stock on November 21, 2016.

$275,000	$-

F-21

Premier Biomedical, Inc.

Notes to Financial Statements

On May 27, 2016, the Company received net proceeds of $85,000 in exchange for a 10% interest bearing; unsecured convertible promissory note with a face value of $105,000 (“Sixth Redwood Note”), which matures on February 27, 2017. The principal and interest is convertible into shares of common stock at the discretion of the note holder at a price equal to the greater of (i) 60% of the lowest traded price over the 15 days prior to conversion or (ii) a fixed $0.00005 per share. The note carries liquidated damages of $1,000 per day for failure to provide certificates, and compensation for Buy-In on failure to timely deliver certificates. Principal and interest is due upon default at 50% of the lowest traded price over the previous fifteen (15) days, and an additional interest rate equal to the lesser of 2% per month (24% per annum) or the maximum rate per applicable law. A total of $106,879, consisting of $105,000 of principal and $1,879 of interest, was converted into an aggregate of 20,039,892 shares of common stock at various dates between July 13, 2016 and December 7, 2016.

-	-

On March 11, 2016, the Company received net proceeds of $90,000 in exchange for a 10% interest bearing; unsecured convertible promissory note with a face value of $105,000 (“Fifth Redwood Note”), which matures on December 11, 2016. The principal and interest is convertible into shares of common stock at the discretion of the note holder at a price equal to the greater of (i) 60% of the lowest traded price over the 15 days prior to conversion or (ii) a fixed $0.00005 per share. The note carries liquidated damages of $1,000 per day for failure to provide certificates, and compensation for Buy-In on failure to timely deliver certificates. Principal and interest is due upon default at 50% of the lowest traded price over the previous fifteen (15) days, and an additional interest rate equal to the lesser of 2% per month (24% per annum) or the maximum rate per applicable law. A total of $81,070, consisting of $77,520 of principal and $3,550 of interest, was converted into an aggregate of 32,647,975 shares of common stock at various dates between November 8, 2016 and December 22, 2016.

27,480	-

On March 7, 2016, the Company received net proceeds of $67,500 in exchange for a 10% interest bearing; unsecured convertible promissory note with a face value of $78,750 (“Fourth Redwood Note”), which matures on December 7, 2016. The principal and interest is convertible into shares of common stock at the discretion of the note holder at a price equal to the greater of (i) 60% of the lowest traded price over the 15 days prior to conversion or (ii) a fixed $0.00005 per share. The note carries liquidated damages of $1,000 per day for failure to provide certificates, and compensation for Buy-In on failure to timely deliver certificates. Principal and interest is due upon default at 50% of the lowest traded price over the previous fifteen (15) days, and an additional interest rate equal to the lesser of 2% per month (24% per annum) or the maximum rate per applicable law. A total of $83,930, consisting of $78,750 of principal and $5,180 of interest, was converted into an aggregate of 20,628,179 shares of common stock at various dates between October 26, 2016 and December 7, 2016.

-	-

F-22

Premier Biomedical, Inc.

Notes to Financial Statements

On February 24, 2016, the Company received net proceeds of $67,500 in exchange for a 10% interest bearing; unsecured convertible promissory note dated February 22, 2016 with a face value of $78,750 (“Third Redwood Note”), which matures on November 22, 2016. The principal and interest is convertible into shares of common stock at the discretion of the note holder at a price equal to the greater of (i) 60% of the lowest traded price over the 15 days prior to conversion or (ii) a fixed $0.00005 per share. The note carries liquidated damages of $1,000 per day for failure to provide certificates, and compensation for Buy-In on failure to timely deliver certificates. Principal and interest is due upon default at 50% of the lowest traded price over the previous fifteen (15) days, and an additional interest rate equal to the lesser of 2% per month (24% per annum) or the maximum rate per applicable law. A total of $83,357, consisting of $78,750 of principal and $4,607 of interest, was converted into an aggregate of 17,926,514 shares of common stock at various dates between August 26, 2016 and December 7, 2016.

-	-

On January 8, 2016, the Company received net proceeds of $107,500 in exchange for a 10% interest bearing; unsecured convertible promissory note with a face value of $131,250 (“Second Redwood Note”), which matures on October 8, 2016. The principal and interest is convertible into shares of common stock at the discretion of the note holder at a price equal to the greater of (i) 60% of the lowest traded price over the 15 days prior to conversion or (ii) a fixed $0.00005 per share. The note carries liquidated damages of $1,000 per day for failure to provide certificates, and compensation for Buy-In on failure to timely deliver certificates. Principal and interest is due upon default at 50% of the lowest traded price over the previous fifteen (15) days, and an additional interest rate equal to the lesser of 2% per month (24% per annum) or the maximum rate per applicable law. A total of $131,250 of principal was converted into an aggregate of 23,360,868 shares of common stock at various dates between July 11, 2016 and August 1, 2016.

-	-

On December 28, 2015, the Company received net proceeds of $130,000 in exchange for a 10% interest bearing; unsecured convertible promissory note dated December 28, 2015 with a face value of $157,500 (“First Redwood Note”), which matures on September 28, 2016. The principal and interest is convertible into shares of common stock at the discretion of the note holder at a price equal to the greater of (i) 60% of the lowest traded price over the 15 days prior to conversion or (ii) a fixed $0.00005 per share. The note carries liquidated damages of $1,000 per day for failure to provide certificates, and compensation for Buy-In on failure to timely deliver certificates. Principal and interest is due upon default at 50% of the lowest traded price over the previous fifteen (15) days, and an additional interest rate equal to the lesser of 2% per month (24% per annum) or the maximum rate per applicable law. A total of $164,007, consisting of $157,500 of principal and $6,507 of interest, was converted into an aggregate of 29,612,923 shares of common stock at various dates between April 6, 2016 and December 7, 2016.

-	157,500

F-23

Premier Biomedical, Inc.

Notes to Financial Statements

On December 15, 2015, the Company received net proceeds of $25,000 in exchange for a non-interest bearing, unsecured convertible promissory note with a face value of $27,500 (“Second JMJ Note”), which matures on December 15, 2016, as part of a larger financing agreement that enables the Company to draw total proceeds of $250,000 at the discretion of the lender. The principal and interest was convertible into shares of common stock at the discretion of the note holder at a price equal to the greater of sixty percent (60%) of the lowest trading price of the Company’s common stock over the twenty five (25) trading days prior to the conversion request date, or a fixed rate of $0.00005 per share, as amended within the original promissory note on September 8, 2015 (In the case that conversion shares are not deliverable by DWAC an additional 10% discount will apply; and if the shares are ineligible for deposit into the DTC system and only eligible for Xclearing deposit an additional 5% discount shall apply; in the case of both an additional cumulative 15% discount shall apply). The note carries a one-time twelve percent (12%) of principal interest charge in the event of default, and the debt holder is limited to owning 4.99% of the Company’s issued and outstanding shares. The promissory note carried a $2,500 Original Issue Discount that was being amortized over the life of the loan on the straight line method, which approximates the effective interest method. The Company reserved at least 24 million shares of common stock for potential conversions. The note was paid in full on March 4, 2016 out of the proceeds from the Redwood Notes.

-	27,500

On September 21, 2015, the Company received net proceeds of $45,000 in exchange for an 8% interest bearing; unsecured convertible promissory note dated September 3, 2015 with a face value of $48,000 (“First Vis Vires Note”), which matures on June 8, 2016. The principal and interest was convertible into shares of common stock at the discretion of the note holder at a price equal to the greater of fifty eight percent (58%) of the average of the three (3) lowest closing bid prices over the 10 days prior to conversion, or a fixed rate of $0.00001 per share. The note included various prepayment penalties ranging from 112% through 130%, and default provisions of 150% of the then outstanding principal and interest, and an interest rate of 22% thereafter. The debt holder was limited to owning 4.99% of the Company’s issued and outstanding shares. The Company must at all times reserve at least 20,250,000 shares of common stock for potential conversions. The note was paid in full on January 19, 2016 out of the proceeds from the Redwood Notes.

-	48,000

On September 2, 2015, the Company received net proceeds of $50,000 in exchange for a non-interest bearing, unsecured convertible promissory note with a face value of $55,000 (“First JMJ Note”), which matures on September 1, 2016, as part of a larger financing agreement that enables the Company to draw total proceeds of $250,000 at the discretion of the lender. The principal and interest is convertible into shares of common stock at the discretion of the note holder at a price equal to the greater of sixty percent (60%) of the lowest trading price of the Company’s common stock over the twenty five (25) trading days prior to the conversion request date, or a fixed rate of $0.00005 per share, as amended within the original promissory note on September 8, 2015 (In the case that conversion shares are not deliverable by DWAC an additional 10% discount will apply; and if the shares are ineligible for deposit into the DTC system and only eligible for Xclearing deposit an additional 5% discount shall apply; in the case of both an additional cumulative 15% discount shall apply). The note carries a one-time twelve percent (12%) of principal interest charge in the event of default, and the debt holder is limited to owning 4.99% of the Company’s issued and outstanding shares. The promissory note carries a $5,000 Original Issue Discount that is being amortized over the life of the loan on the straight line method, which approximates the effective interest method. The Company reserved at least 24 million shares of common stock for potential conversions. A total of $62,222, consisting of $55,000 of principal and $7,222 of interest, was converted into an aggregate of 12,359,944 shares of common stock at various dates between March 2, 2016 and April 19, 2016.

-	55,000

F-24

Premier Biomedical, Inc.

Notes to Financial Statements

Total convertible notes payable	302,480	288,000
Less unamortized debt discounts:
Derivative discounts	149,456	129,422
Discounts on beneficial conversion feature	-	81,648
Original issue discounts	-	13,164
Loan origination discounts	-	21,951
Convertible notes payable	153,024	41,815
Less: current portion	153,024	41,815
Convertible notes payable, less current portion	$-	$-

The Company recognized interest expense for the years ended December 31, 2016 and 2015, respectively, as follows:

	December 31,	December 31,
	2016	2015

Interest on judgment payable	$13,141	$-
Interest on convertible notes	52,720	21,172
Interest on related party loans	2,400	1,170
Amortization of derivative discounts	551,149	578
Amortization of loan origination costs	79,451	10,272
Amortization of beneficial conversion feature	81,648	117,500
Amortization of OID	36,914	14,384
Amortization of warrants issued with convertible notes	-	32,973
Total interest expense	$817,423	$198,049

In accordance with ASC 470-20 Debt with Conversion and Other Options, the Company recorded total discounts of $652,433 and $346,798 for the variable conversion features of the convertible debts incurred during the years ended December 31, 2016 and 2015, respectively. The discounts, as recognized below, are being amortized to interest expense over the term of the debentures using the effective interest method. The Company recorded $749,162 and $175,707 of interest expense pursuant to the amortization of note discounts during the years ended December 31, 2016 and 2015, respectively.

F-25

Premier Biomedical, Inc.

Notes to Financial Statements

The Company recognized interest expense for the years ended December 31, 2016 and 2015, respectively, as follows:

	December 31,	December 31,
	2016	2015

Derivative discounts	$571,183	$130,000
Beneficial conversion feature discounts	-	167,011
Original issue discounts	23,750	21,037
Loan origination costs	57,500	28,750
Total debt discounts	$652,433	$346,798

All of the convertible debentures carry default provisions that place a “maximum share amount” on the note holders. The maximum share amount that can be owned as a result of the conversions to common stock by the note holders is 4.99% of the Company’s issued and outstanding shares.

In accordance with ASC 815-15, the Company determined that the variable conversion feature and shares to be issued on the Redwood Notes represented embedded derivative features, and these are shown as derivative liabilities on the balance sheet. The Company calculated the fair value of the compound embedded derivatives associated with the convertible debentures utilizing a lattice model.

Note 9 – Notes Payable, Related Parties

Notes payable, related parties consist of the following at December 31, 2016 and 2015, respectively:

	December 31,	December 31,
	2016	2015

On July 6, 2015, the Company received an unsecured loan in the amount of $10,000, due on demand, bearing interest at a simple interest rate of 8%, from the Company’s CEO.	$10,000	$10,000

On July 6, 2015, the Company received an unsecured loan in the amount of $10,000, due on demand, bearing interest at a simple interest rate of 8%, from the Company’s Chairman of the Board.	10,000	10,000

On July 6, 2015, the Company received an unsecured loan in the amount of $10,000, due on demand, bearing interest at a simple interest rate of 8%, from one of the Company’s Directors.	10,000	10,000

Total notes payable, related parties	30,000	30,000
Less: current portion	30,000	30,000
Notes payable, related parties, less current portion	$-	$-

The Company recorded interest expense in the amount of $2,400 and $1,170 for the years ended December 31, 2016 and 2015, respectively related to notes payable, related parties.

Accrued interest of $3,570 was outstanding on these notes as of December 31, 2016.

F-26

Note 10 – Derivative Liabilities

As discussed in Note 8 under Convertible Notes Payable, the Company issued debts that consist of the issuance of convertible notes with variable conversion provisions. The conversion terms of the convertible notes are variable based on certain factors, such as the future price of the Company’s common stock. The number of shares of common stock to be issued is based on the future price of the Company’s common stock. The number of shares of common stock issuable upon conversion of the promissory note is indeterminate. Due to the fact that the number of shares of common stock issuable could exceed the Company’s authorized share limit, the equity environment is tainted and all additional convertible debentures and warrants are included in the value of the derivative. Pursuant to ASC 815-15 Embedded Derivatives, the fair values of the variable conversion option and warrants and shares to be issued were recorded as derivative liabilities on the issuance date.

The fair values of the Company’s derivative liabilities were estimated at the issuance date and are revalued at each subsequent reporting date, using a lattice model. The Company recognized current derivative liabilities of $221,822 and $150,076 at December 31, 2016 and 2015, respectively. The change in fair value of the derivative liabilities resulted in a loss of $26,048 and a loss of $20,076 for the years ended December 31, 2016 and 2015, respectively, which has been reported within other expense in the statements of operations. The loss of $26,048 for the year ended December 31, 2016 consisted of a loss of $12,232 due to the value in excess of the face value of the convertible notes and a net loss in market value of 13,816 on the convertible notes. The loss of $20,076 for the year ended December 31, 2015 consisted of a loss of $14,748 due to the value in excess of the face value of the convertible notes and a net loss in market value of $5,328 on the convertible notes.

The following is a summary of changes in the fair market value of the derivative liability during the years ended December 31, 2016 and 2015, respectively:

Derivative
Liability
Total
Balance, December 31, 2014	$-
Increase in derivative value due to issuances of convertible promissory notes	144,748
Change in fair market value of derivative liabilities due to the mark to market adjustment	5,328
Debt conversions	-
Balance, December 31, 2015	$150,076
Increase in derivative value due to issuances of convertible promissory notes	583,415
Change in fair market value of derivative liabilities due to the mark to market adjustment	13,816
Debt conversions	(525,485)
Balance, December 31, 2016	$221,822

F-27

Premier Biomedical, Inc.

Notes to Financial Statements

Key inputs and assumptions used to value the convertible debentures and warrants issued during the years ended December 31, 2016 and 2015:

•	Stock price ranging from $0.0435 to $0.0050 during these periods would fluctuate with projected volatility.
•	The notes convert with variable conversion prices and fixed conversion prices (tainted notes).
•	An event of default would occur -0-% of the time, increasing 1% per month to a maximum of 20%.
•	The projected annual volatility curve for each valuation period was based on the historical annual volatility of the company in the range of 145% - 385%.
•	The Company would redeem the notes -0-% of the time, increasing 1% per month to a maximum of 5%.
•	All notes are assumed to be extended at maturity by 2 years – the time required to convert out this volume of stock.
•	The holders of the securities would automatically convert midway through to maturity on a monthly basis based on ownership and trading volume limitations.
•	A change of control and fundamental transaction would occur initially -0-% of the time and increase monthly by -0-% to a maximum of -0-%.
•	The monthly trading volume would average $556,020 to $911,155 and would increase at 1% per month.

Note 11 – Commitments and Contingencies

Collaborative Patent License Agreements

On May 9, 2012, the Company entered into a Collaborative Agreement with the University of Texas at El Paso. Pursuant to the terms of the Agreement, the Company will work jointly with the University to develop a series of research and development programs around its sequential-dialysis technology in the areas of Alzheimer's Disease, Traumatic Brain Injury (TBI), Chronic Pain Syndrome, Fibromyalgia, Multiple Sclerosis, Amyotrophic Lateral Sclerosis (ALS or Lou Gehrig's disease), Blood Sepsis, Cancer, Heart Attacks and Strokes. The programs will utilize the facilities at one or more of the University of Texas’ campuses. The Company will pay the University’s actual overhead for the projects, plus a negotiated facility and administration overhead expense, and 10% of all gross revenues associated with the sale, license and/or royalties of all products and treatment procedures directly affiliated with programs. Intellectual property jointly invented and developed as a result of the projects will be owned jointly by the University and the Company. The Agreement has an initial term of five (5) years, and is renewable upon mutual agreement of the parties.

On March 4, 2015, we entered into a Patent License Agreement (PLA) with the University of Texas at El Paso (UTEP) regarding our joint research and development of CTLA-4 Blockade with Metronomic Chemotherapy for the Treatment of Breast Cancer. This is the first PLA with UTEP following our Collaborative Agreement with them dated May 9, 2012, and memorializes the joint ownership of the applicable patent and the financial and other terms related thereto.

On June 19, 2015, we entered into Amendment No. 1 to this Agreement, pursuant to which we explicitly included Provisional Patent Application No. 62/161,116 entitled, “Anti-CTLA-4 Blockade” (the “Application”) under the definition of “Patent Rights” as set forth in the PLA. The Application was filed with the United States Patent and Trademarks Office on May 13, 2015; the underlying technology was invented by Robert Kirken and Georgialina Rodriguez, and is solely-owned by The Board of Regents of The University of Texas System.

F-28

Premier Biomedical, Inc.

Notes to Financial Statements

Common Stock Commitments

On May 27, 2016, we entered into a Stock Purchase Agreement with Redwood Management, LLC, pursuant to which we agreed to sell, and Redwood, or its assigns, agreed to purchase, up to Two Million Dollars ($2,000,000) of our common stock. Pursuant to the terms of the Purchase Agreement, we may issue a purchase notice directing Redwood to purchase our common stock at a 20% discount to the lowest sale price of our common stock during the five (5) previous business days and in an amount of the lesser of (i) $150,000 or (ii) 100% of the average daily trading volume of our common stock in the ten (10) business days immediately preceding the date we give notice to Redwood. We may issue multiple purchase notices to Redwood, subject to these limitations, but we may not issue such a purchase notice to Redwood within ten (10) business days of the completion of funding under the prior purchase notice. We must have a registration statement in effect under the Securities Act that covers the resale of any shares of common stock sold to Redwood pursuant to the Purchase Agreement. We issued five purchase notices and received aggregate proceeds of $143,520 pursuant to the issuance of 27,952,890 shares of common stock over various dates between July 21, 2016 and December 13, 2016.

Typenex Judgment

On July 28, 2016, the Third Judicial District Court of Salt Lake County in the State of Utah awarded Typenex Co-Investment, LLC a Default Judgment in the amount of $340,647, pursuant to a dispute over the number of warrants that Typenex was awarded with their convertible note entered into on November 25, 2014. The outstanding judgment award carries an interest rate of 22% until the judgment amount is paid in full. The Company had accrued the potential liability, and on October 10, 2016, we entered into a Warrant Purchase Agreement by and among Redwood Management, LLC, the Company and Typenex. Pursuant to this agreement, Redwood purchased the warrants from Typenex, and Typenex provided a Satisfaction of Judgment and Release of Garnishment to release the Writ of Garnishment Typenex had placed on our transfer agent. Redwood paid installment payments to Typenex in the aggregate amount of $300,000 through November of 2016 to settle the judgment. In conjunction with this transaction, we entered into an Exchange Agreement with Redwood whereby, in exchange for the warrants that Redwood purchased from Typenex, we issued a 10% Convertible Promissory Note to Redwood with a principal amount of $300,000. This settled the dispute with Typenex upon satisfaction of the payments to Typenex over various dates in October and November of 2016, and the warrants were cancelled. A total of $13,141 of interest had been accrued, which together with the $340,647 default judgment, resulted in a gain on extinguishment of $53,788.

Note 12 – Stockholders’ Equity

Convertible Preferred Stock, Series A

The Company has 10,000,000 authorized shares of Preferred Stock, of which 2,000,000 shares of $0.001 par value Series A Convertible Preferred Stock (“Series A Preferred Stock”) have been designated. Each share of Series A Preferred Stock is convertible, at the option of the holder thereof, at any time after the issuance of such share into one (1) fully paid and non-assessable share of Common Stock. Each outstanding share of Series A Preferred Stock is entitled to one hundred (100) votes per share on all matters to which the shareholders of the Corporation are entitled or required to vote. The Company shall reserve and keep available out of its authorized but unissued shares of Common Stock such number of shares sufficient to effect the conversions.

Preferred Stock Issuances for Exercise of Preferred Stock Warrants, Related Parties

On January 29, 2016, the Company issued 1,000,000 shares of series A preferred stock pursuant to the exercise of warrants by the Company’s CEO at $0.001 per share for total proceeds of $1,000.

On January 29, 2016, the Company issued 1,000,000 shares of series A preferred stock pursuant to the exercise of warrants by the Company’s Chairman of the Board at $0.001 per share for total proceeds of $1,000.

F-29

Premier Biomedical, Inc.

Notes to Financial Statements

Common Stock

The Company has one billion authorized shares of $0.00001 par value Common Stock, as increased pursuant to an amendment to the articles of incorporation on February 9, 2016.

Common Stock Issuances for Debt Conversions (2016)

On various dates between April 6, 2016 and December 22, 2016, the Company issued a total of 152,837,041 shares of common stock pursuant to the conversion of an aggregate of $675,494, consisting of $653,771 of principal and $21,723 of interest, among the Seven Redwood Notes. The notes were converted in accordance with the conversion terms; therefore no gain or loss has been recognized.

On April 19, 2016, the Company issued 3,159,944 shares of common stock pursuant to the conversion of $10,238 of principal on the First JMJ Note. The note was converted in accordance with the conversion terms; therefore no gain or loss has been recognized.

On April 11, 2016, the Company issued 2,800,000 shares of common stock pursuant to the conversion of $9,744 of principal on the First JMJ Note. The note was converted in accordance with the conversion terms; therefore no gain or loss has been recognized.

On March 17, 2016, the Company issued 4,400,000 shares of common stock pursuant to the conversion of $29,040 of principal on the First JMJ Financial Note. The note was converted in accordance with the conversion terms; therefore no gain or loss has been recognized.

On March 2, 2016, the Company issued 2,000,000 shares of common stock pursuant to the conversion of $13,200 of principal on the First JMJ Financial Note. The note was converted in accordance with the conversion terms; therefore no gain or loss has been recognized.

Common Stock Issuances on Stock Purchase Agreement (2016)

On December 13, 2016, the Company drew down $25,000 on their Stock Purchase Agreement entered into on May 27, 2016, with Redwood and issued 6,250,000 shares of common stock pursuant to the Fifth Put Notice.

On November 22, 2016, the Company drew down $25,000 on their Stock Purchase Agreement entered into on May 27, 2016, with Redwood and issued 6,377,551 shares of common stock pursuant to the Fourth Put Notice.

On November 8, 2016, the Company drew down $25,000 on their Stock Purchase Agreement entered into on May 27, 2016, with Redwood and issued 6,097,561 shares of common stock pursuant to the Third Put Notice.

On August 12, 2016, the Company drew down $39,520 on their Stock Purchase Agreement entered into on May 27, 2016, with Redwood and issued 5,200,000 shares of common stock pursuant to the Second Put Notice.

On July 21, 2016, the Company drew down $29,000 on their Stock Purchase Agreement entered into on May 27, 2016, with Redwood and issued 4,027,778 shares of common stock pursuant to the First Put Notice.

F-30

Premier Biomedical, Inc.

Notes to Financial Statements

Common Stock Issuances for Exercise of Common Stock Warrants (2016)

On December 23, 2016, the Company issued 6,000,000 shares of common stock pursuant to the exercise of warrants by the Company’s CEO at $0.00001 per share for total proceeds of $60.

On December 23, 2016, the Company issued 6,000,000 shares of common stock pursuant to the exercise of warrants by the Company’s Chairman of the Board at $0.00001 per share for total proceeds of $60.

On October 19, 2016, the Company issued 4,000,000 shares of common stock pursuant to the exercise of warrants by the Company’s CEO at $0.00001 per share for total proceeds of $40.

On October 19, 2016, the Company issued 4,000,000 shares of common stock pursuant to the exercise of warrants by the Company’s Chairman of the Board at $0.00001 per share for total proceeds of $40.

On February 10, 2016, the Company issued 2,248,846 shares of common stock pursuant to the cashless exercise of 2,250,000 warrants by the Company’s securities attorney at $0.00001 per share.

Common Stock Issuances for Debt Financing (2016)

On February 10, 2016, the Company issued 600,000 shares of our common stock to a third-party for services rendered in connection with our recent financing transactions with Redwood Fund III, Ltd. The total fair value of the common stock was $9,600 based on the closing price of the Company’s common stock on the date of grant.

On February 10, 2016, the Company issued 2,400,000 shares of our common stock to a third-party for services rendered in connection with our recent financing transactions with Redwood Fund III, Ltd. The total fair value of the common stock was $38,400 based on the closing price of the Company’s common stock on the date of grant.

Common Stock Issuances for Settlement of Accounts Payments, Related Party (2016)

On March 28, 2016, upon the resignation of Richard Najarian as one of the members of our Board of Directors, the Company issued 600,000 shares of common stock to Mr. Najarian in settlement of $13,765 of outstanding expense reimbursements. The total fair value of the common stock was $9,120 based on the closing price of the Company’s common stock on the date of grant.

Common Stock Issuances for Services (2016)

On November 14, 2016, we issued 2,626,867 shares of our common stock to a third-party for legal services rendered. The total fair value of the common stock was $11,821 based on the closing price of the Company’s common stock on the date of grant.

On February 12, 2016, we issued 600,000 shares of our common stock to a third-party for services rendered in connection with our recent financing transactions. The total fair value of the common stock was $10,800 based on the closing price of the Company’s common stock on the date of grant.

F-31

Premier Biomedical, Inc.

Notes to Financial Statements

Common Stock Issuances for Debt Conversions (2015)

On December 15, 2015, the Company issued 1,762,516 shares of common stock pursuant to the conversion of $16,039, consisting of $15,000 of principal and $1,039 of interest, on the First LG Capital Note. The note was converted in accordance with the conversion terms; therefore no gain or loss has been recognized.

On December 8, 2015, the Company issued 2,794,392 shares of common stock pursuant to the conversion of $18,094, consisting of $16,946 of principal and $1,148 of interest, on the First LG Capital Note. The note was converted in accordance with the conversion terms; therefore no gain or loss has been recognized.

On December 4, 2015, the Company issued 1,526,070 shares of common stock pursuant to the conversion of $3,258, consisting of $3,054 of principal and $204 of interest, on the First LG Capital Note. The note was converted in accordance with the conversion terms; therefore no gain or loss has been recognized.

On December 2, 2015, the Company issued 3,022,017 shares of common stock pursuant to the conversion of $5,183, consisting of $4,860 of principal and $323 of interest, on the First LG Capital Note. The note was converted in accordance with the conversion terms; therefore no gain or loss has been recognized.

On December 1, 2015, the Company issued 4,441,702 shares of common stock pursuant to the conversion of $7,413, consisting of $559 of principal and $6,854 of interest, on the First Typenex Note. The note was converted in accordance with the conversion terms; therefore no gain or loss has been recognized.

On November 25, 2015, the Company issued 3,003,665 shares of common stock pursuant to the conversion of $4,941, consisting of $4,640 of principal and $301 of interest, on the First LG Capital Note. The note was converted in accordance with the conversion terms; therefore no gain or loss has been recognized.

On November 17, 2015, the Company issued 2,261,963 shares of common stock pursuant to the conversion of $3,721, consisting of $3,500 of principal and $221 of interest, on the First LG Capital Note. The note was converted in accordance with the conversion terms; therefore no gain or loss has been recognized.

On November 16, 2015, the Company issued 3,000,000 shares of common stock pursuant to the conversion of $5,007 of principal on the First Typenex Note. The note was converted in accordance with the conversion terms; therefore no gain or loss has been recognized.

On November 12, 2015, the Company issued 2,400,940 shares of common stock pursuant to the conversion of $4,370, consisting of $2,115 of principal and $2,255 of interest, on the First Adar Bay Note. The note was converted in accordance with the conversion terms; therefore no gain or loss has been recognized.

On November 11, 2015, the Company issued 2,259,167 shares of common stock pursuant to the conversion of $3,716, consisting of $3,500 of principal and $216 of interest, on the First LG Capital Note. The note was converted in accordance with the conversion terms; therefore no gain or loss has been recognized.

On November 11, 2015, the Company issued 2,375,275 shares of common stock pursuant to the conversion of $4,323 of principal on the First Adar Bay Note. The note was converted in accordance with the conversion terms; therefore no gain or loss has been recognized.

F-32

Premier Biomedical, Inc.

Notes to Financial Statements

On November 9, 2015, the Company issued 2,375,000 shares of common stock pursuant to the conversion of $4,322 of principal on the First Adar Bay Note. The note was converted in accordance with the conversion terms; therefore no gain or loss has been recognized.

On November 9, 2015, the Company issued 3,510,000 shares of common stock pursuant to the conversion of $6,234 of principal on the First Typenex Note. The note was converted in accordance with the conversion terms; therefore no gain or loss has been recognized.

On November 6, 2015, the Company issued 1,979,568 shares of common stock pursuant to the conversion of $3,256, consisting of $3,070 of principal and $186 of interest, on the First LG Capital Note. The note was converted in accordance with the conversion terms; therefore no gain or loss has been recognized.

On November 2, 2015, the Company issued 2,168,067 shares of common stock pursuant to the conversion of $5,160 of principal on the First Adar Bay Note. The note was converted in accordance with the conversion terms; therefore no gain or loss has been recognized.

On October 27, 2015, the Company issued 1,839,530 shares of common stock pursuant to the conversion of $4,700 of principal on the First Adar Bay Note. The note was converted in accordance with the conversion terms; therefore no gain or loss has been recognized.

On October 26, 2015, the Company issued 1,620,522 shares of common stock pursuant to the conversion of $3,630, consisting of $3,430 of principal and $200 of interest, on the First LG Capital Note. The note was converted in accordance with the conversion terms; therefore no gain or loss has been recognized.

On October 26, 2015, the Company issued 1,753,425 shares of common stock pursuant to the conversion of $4,480 of principal on the First Adar Bay Note. The note was converted in accordance with the conversion terms; therefore no gain or loss has been recognized.

On October 26, 2015, the Company issued 3,091,128 shares of common stock pursuant to the conversion of $7,700 of principal on the First Typenex Note. The note was converted in accordance with the conversion terms; therefore no gain or loss has been recognized.

On October 19, 2015, the Company issued 1,284,109 shares of common stock pursuant to the conversion of $6,000 of principal on the First Adar Bay Note. The note was converted in accordance with the conversion terms; therefore no gain or loss has been recognized.

On October 13, 2015, the Company issued 1,076,992 shares of common stock pursuant to the conversion of $4,222, consisting of $4,000 of principal and $222 of interest, on the First LG Capital Note. The note was converted in accordance with the conversion terms; therefore no gain or loss has been recognized.

On October 8, 2015, the Company issued 1,116,799 shares of common stock pursuant to the conversion of $6,000 of principal on the First Adar Bay Note. The note was converted in accordance with the conversion terms; therefore no gain or loss has been recognized.

On October 1, 2015, the Company issued 2,344,032 shares of common stock pursuant to the conversion of $13,000 of principal on the First Typenex Note. The note was converted in accordance with the conversion terms; therefore no gain or loss has been recognized.

F-33

Premier Biomedical, Inc.

Notes to Financial Statements

On September 18, 2015, the Company issued 681,800 shares of common stock pursuant to the conversion of $6,300, consisting of $6,000 of principal and $300 of interest on the First LG Capital Note. The note was converted in accordance with the conversion terms; therefore no gain or loss has been recognized.

On September 3, 2015, the Company issued 459,242 shares of common stock pursuant to the conversion of $7,000 of principal on the First Adar Bay Note. The note was converted in accordance with the conversion terms; therefore no gain or loss has been recognized.

On August 26, 2015, the Company issued 446,711 shares of common stock pursuant to the conversion of $6,270, consisting of $6,000 of principal and $270 of interest on the First LG Capital Note. The note was converted in accordance with the conversion terms; therefore no gain or loss has been recognized.

On August 25, 2015, the Company issued 823,121 shares of common stock pursuant to the conversion of $13,500 of principal on the First Typenex Note. The note was converted in accordance with the conversion terms; therefore no gain or loss has been recognized.

On August 17, 2015, the Company issued 371,556 shares of common stock pursuant to the conversion of $5,215, consisting of $5,000 of principal and $215 of interest on the First LG Capital Note. The note was converted in accordance with the conversion terms; therefore no gain or loss has been recognized.

On August 4, 2015, the Company issued 292,181 shares of common stock pursuant to the conversion of $3,835, consisting of $3,687 of principal and $148 of interest, on the First LG Capital Note. The note was converted in accordance with the conversion terms; therefore no gain or loss has been recognized.

On July 23, 2015, the Company issued 260,866 shares of common stock pursuant to the conversion of $13,000 of principal on the First Typenex Note. The note was converted in accordance with the conversion terms; therefore no gain or loss has been recognized.

On June 25, 2015, the Company issued 208,719 shares of common stock pursuant to the conversion of $15,000 of principal on the First Typenex Note. The note was converted in accordance with the conversion terms; therefore no gain or loss has been recognized.

On June 3, 2015, the Company issued 172,812 shares of common stock pursuant to the conversion of $12,500 of principal on the First Typenex Note. The note was converted in accordance with the conversion terms; therefore no gain or loss has been recognized.

Common Stock Issuances for Exercise of Warrants, Related Party (2015)

On October 1, 2015, the Company issued 3,000,000 shares of common stock pursuant to the exercise of warrants by the Company’s Chairman of the Board at $0.00001 per share for total proceeds of $30.

On September 10, 2015, the Company issued 1,000,000 shares of common stock pursuant to the exercise of warrants by the Company’s Chairman of the Board at $0.00001 per share for total proceeds of $10.

F-34

Premier Biomedical, Inc.

Notes to Financial Statements

Common Stock Cancellations (2015)

On August 12, 2015, the Company cancelled and returned to treasury a total of 150,000 shares of common stock previously issued to a consultant for services provided.

Beneficial Conversion Feature

On December 24, 2015, the Company entered into a convertible promissory note with JMJ Financial. The beneficial conversion feature discount resulting from the conversion price that was $0.03262 below the market price of $0.034 on the origination date of December 24, 2015, resulted in a debt discount value of $25,000 that was recognized as additional paid in capital and was amortized on a straight line basis over the life of the loan.

On September 21, 2015, the Company entered into a convertible promissory note with Vis Vires Group, Inc. The beneficial conversion feature discount resulting from the conversion price that was $0.00747 below the market price of $0.016 on the origination date of September 21, 2015, resulted in a debt discount value of $39,448 that was recognized as additional paid in capital and was amortized on a straight line basis over the life of the loan.

On September 2, 2015, the Company entered into a convertible promissory note with JMJ Financial. The beneficial conversion feature discount resulting from the conversion price that was $0.0194 below the market price of $0.032 on the origination date of September 2, 2015, resulted in a debt discount value of $50,000 that was recognized as additional paid in capital and was amortized on a straight line basis over the life of the loan.

On February 24, 2015, the Company entered into a convertible promissory note with Adar Bays, LLC. The beneficial conversion feature discount resulting from the conversion price that was $0.0473 below the market price of $0.14 on the origination date of February 24, 2015, resulted in a debt discount value of $20,420 that was recognized as additional paid in capital and was amortized on a straight line basis over the life of the loan.

On January 30, 2015, the Company entered into a convertible promissory note with LG Capital Funding, LLC. The beneficial conversion feature discount resulting from the conversion price that was $0.042 below the market price of $0.14 on the origination date of January 30, 2015, resulted in a debt discount value of $32,143 that was recognized as additional paid in capital and was amortized on a straight line basis over the life of the loan.

Note 13 – Series A Convertible Preferred Stock Warrants

Series A Convertible Preferred Stock Warrants Granted

No series A preferred stock warrants were granted during the years ended December 31, 2016 and 2015.

Series A Preferred Stock Warrants Cancelled

No series A preferred stock warrants were cancelled during the years ended December 31, 2016 and 2015.

Series A Preferred Stock Warrants Expired

No series A preferred stock warrants were expired during the years ended December 31, 2016 and 2015.

F-35

Premier Biomedical, Inc.

Notes to Financial Statements

Series A Preferred Stock Warrants Exercised

On January 29, 2016, the Company issued 1,000,000 shares of series A preferred stock pursuant to the exercise of warrants by the Company’s CEO at $0.001 per share for total proceeds of $1,000.

On January 29, 2016, the Company issued 1,000,000 shares of series A preferred stock pursuant to the exercise of warrants by the Company’s Chairman of the Board at $0.001 per share for total proceeds of $1,000.

No series A preferred stock warrants were exercised during the year ended December 31, 2015.

No Series A Preferred Stock Warrants were outstanding at December 31, 2016.

The following is a summary of activity of outstanding series A preferred stock warrants:

Weighted
Average
	Number of	Exercise
	Shares	Price

Balance, December 31, 2014	2,000,000	$0.001
Warrants expired	-	-
Warrants granted	-	-
Warrants exercised	-	-

Balance, December 31, 2015	2,000,000	$0.001
Warrants expired	-	-
Warrants granted	-	-
Warrants exercised	(2,000,000)	(0.001)

Balance, December 31, 2016	-	$-

Exercisable, December 31, 2016	-	$-

Note 14 – Common Stock Warrants

Common Stock Warrants Granted (2015)

On October 7, 2015, the Company granted warrants to the following officers and directors, which will allow them to purchase shares of our common stock in the amounts indicated: William Hartman (1,000,000 shares); Mitchell Felder (1,000,000 shares), Heidi Carl (750,000 shares), John Borza (600,000 shares), Richard Najarian (200,000 shares), and Jay Rosen (200,000 shares). The exercise price of the foregoing warrants is five cents ($0.05) per share. The warrants are exercisable over ten (10) years. The total fair value of the 3,750,000 common stock warrants using the Black-Scholes option-pricing model is $31,109, or $0.0083 per share, based on a volatility rate of 232%, a risk-free interest rate of 1.75% and an expected term of 10 years, and is being amortized over the implied service term, or vesting period, of the warrants. One half of the shares underlying each of the respective warrants vest on June 15, 2016, with the balance vesting on December 15, 2016. In order for the warrants to vest on each of the foregoing dates, however, the holders must be serving in the same capacity on behalf of the Company as he or she was serving on October 21, 2015. The issuance of the warrants was fully approved by our Board of Directors on October 21, 2015, the date a fully executed resolution authorizing the issuance was delivered. The Company recognized a total of $25,030 and $6,079 of professional fee expense during the years ended December 31, 2016 and 2015, respectively.

F-36

Premier Biomedical, Inc.

Notes to Financial Statements

On October 7, 2015, we also issued warrants to purchase a total of one million eight hundred thousand (1,800,000) shares of our common stock amongst six members of our Scientific Advisory Board. The exercise price of the foregoing warrants is five cents ($0.05) per share. The warrants are exercisable over ten (10) years. The total fair value of the 1,800,000 common stock warrants using the Black-Scholes option-pricing model is $14,931, or $0.0083 per share, based on a volatility rate of 232%, a risk-free interest rate of 1.75% and an expected term of 10 years. In accordance with Accounting Standards Codification (“ASC”) 505-50, non-employee stock based compensation awards are re-measured at each period. One half of the shares underlying each of the respective warrants vest on June 15, 2016, with the balance vesting on December 15, 2016. In order for the warrants to vest on each of the foregoing dates, however, the holders must be serving in the same capacity on behalf of the Company as he or she was serving on October 21, 2015. The issuance of the warrants was fully approved by our Board of Directors on October 21, 2015, the date a fully executed resolution authorizing the issuance was delivered. The Company recognized a total of $14,739 and $14,421 of professional fee expense during the years ended December 31, 2016 and 2015, respectively.

On July 25, 2015, the Company granted cashless common stock warrants to an independent contractor to purchase a total of 500,000 shares of common stock at $0.10 per share for advisory services. The warrants are exercisable over seven (7) years from July 25, 2015. The warrants vest in full on December 1, 2015. The initial estimated value using the Black-Scholes Pricing Model, based on a volatility rate of 204% and a call option value of $0.0497, was $24,872. In accordance with Accounting Standards Codification (“ASC”) 505-50, non-employee stock based compensation awards are re-measured at each period. The total fair value of the 500,000 common stock warrants using the Black-Scholes option-pricing model was re-measured at $4,720, or $0.0094 per share as of September 30, 2015, based on a volatility rate of 232%, a risk-free interest rate of 1.75% and an expected term of 7 years. The Company recognized a total of $-0- and $11,943 of professional fee expense during the years ended December 31, 2016 and 2015, respectively.

On May 30, 2015, the Company granted cashless common stock warrants to an independent contractor to purchase a total of 500,000 shares of common stock at $0.25 per share for advisory services. The warrants are exercisable over seven (7) years from May 30, 2015. The warrants vest in full on December 1, 2015. The initial estimated value using the Black-Scholes Pricing Model, based on a volatility rate of 199% and a call option value of $0.13751, was $68,756. In accordance with Accounting Standards Codification (“ASC”) 505-50, non-employee stock based compensation awards are re-measured at each period. The total fair value of the 500,000 common stock warrants using the Black-Scholes option-pricing model was re-measured at $4,706, or $0.0094 per share as of September 30, 2015, based on a volatility rate of 232%, a risk-free interest rate of 1.75% and an expected term of 7 years. The Company recognized a total of $-0- and $11,939 of professional fee expense during the years ended December 31, 2016 and 2015, respectively.

F-37

Premier Biomedical, Inc.

Notes to Financial Statements

On March 20, 2015, the Company granted cashless common stock warrants to an independent contractor to purchase a total of 500,000 shares of common stock at $0.20 per share for investor relation services. The warrants are exercisable over five (5) years from March 20, 2015. The warrants vest in accordance with the schedule presented below, whereby the price per share is defined by the closing bid price over three consecutive trading days:

•	125,000 warrants will vest at $0.20 per share
•	125,000 warrants will vest at $0.30 per share
•	125,000 warrants will vest at $0.40 per share
•	125,000 warrants will vest at $0.50 per share

The estimated value using the Black-Scholes Pricing Model, based on a volatility rate of 204% and a call option value of $0.1166, was $58,301. The vesting period is indeterminate, therefore, the Company recognized the entire $58,301 of stock based compensation expense during the year ended December 31, 2015.

A total of $39,769 and $1,849,169 of warrants were amortized and expensed to professional fees as stock-based compensation during the years ended December 31, 2016 and 2015, respectively, including $25,030 and $1,529,182 during the years ended December 31, 2016 and 2015, respectively, related to warrants issued to related parties.

Common Stock Warrants Cancelled

A total of 351,455 warrants exercisable at the lesser of (i) $0.18, and (ii) 70% of the Market Price, which is the average of the three (3) lowest VWAPs, not less than a fixed floor of $0.0001, during the twenty (20) trading day period ending on the last complete trading day prior to the date the conversion notice is delivered, or 65% if that price is less than $0.10 per share was cancelled during the year ended December 31, 2016 pursuant to the settlement reached with Typenex.

No warrants were cancelled during the year ended December 31, 2015.

Common Stock Warrants Expired

A total of 300,000 and 50,000 warrants exercisable at $0.96 and $0.25 per share expired during years ended December 31, 2016 and 2015, respectively.

Exercise of Common Stock Warrants (2016)

On February 10, 2016, the Company issued 2,248,846 shares of common stock pursuant to the cashless exercise of 2,250,000 warrants by the Company’s securities attorney at $0.00001 per share.

Exercise of Common Stock Warrants, Related Party (2016)

On December 23, 2016, the Company issued 6,000,000 shares of common stock pursuant to the exercise of warrants by the Company’s CEO at $0.00001 per share for total proceeds of $60.

On December 23, 2016, the Company issued 6,000,000 shares of common stock pursuant to the exercise of warrants by the Company’s Chairman of the Board at $0.00001 per share for total proceeds of $60.

On October 19, 2016, the Company issued 4,000,000 shares of common stock pursuant to the exercise of warrants by the Company’s CEO at $0.00001 per share for total proceeds of $40.

On October 19, 2016, the Company issued 4,000,000 shares of common stock pursuant to the exercise of warrants by the Company’s Chairman of the Board at $0.00001 per share for total proceeds of $40.

F-38

Premier Biomedical, Inc.

Notes to Financial Statements

Common Stock Issuances for Exercise of Warrants, Related Party (2015)

On October 1, 2015, the Company issued 3,000,000 shares of common stock pursuant to the exercise of warrants by the Company’s Chairman of the Board at $0.00001 per share for total proceeds of $30.

On September 10, 2015, the Company issued 1,000,000 shares of common stock pursuant to the exercise of warrants by the Company’s Chairman of the Board at $0.00001 per share for total proceeds of $10.

The following is a summary of information about the Common Stock Warrants outstanding at December 31, 2016.

Shares Underlying
Shares Underlying Warrants Outstanding				Warrants Exercisable
Weighted
	Shares	Average	Weighted	Shares	Weighted
Range of	Underlying	Remaining	Average	Underlying	Average
Exercise	Warrants	Contractual	Exercise	Warrants	Exercise
Prices	Outstanding	Life	Price	Exercisable	Price

$0.00001 – $1.45	30,690,000	4.91 years	$0.24407	30,690,000	$0.24407

The fair value of each warrant grant is estimated on the date of grant using the Black-Scholes option pricing model with the following weighted-average assumptions used for grants under the fixed option plan:

	December 31,	December 31,
	2016	2015

Average risk-free interest rates	N/A	1.75%
Average expected life (in years)	N/A	9.22

The Black-Scholes option pricing model was developed for use in estimating the fair value of short-term traded options that have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including expected stock price volatility. Because the Company’s common stock warrants have characteristics significantly different from those of traded options and because changes in the subjective input assumptions can materially affect the fair value estimate, in management’s opinion the existing models do not necessarily provide a reliable single measure of the fair value of its common stock warrants. During the years ended December 31, 2016 and 2015 there were no warrants granted with an exercise price below the fair value of the underlying stock at the grant date.

The weighted average fair value of warrants granted with exercise prices at the current fair value of the underlying stock was approximately $0.0784 per warrant granted during the year ended December 31, 2015.

F-39

Premier Biomedical, Inc.

Notes to Financial Statements

The following is a summary of activity of outstanding common stock warrants:

		Weighted
		Average
	Number of	Exercise
	Shares	Price

Balance, December 31, 2014	50,591,455	$0.1443
Warrants expired	(50,000)	(0.25)
Warrants granted	7,050,000	0.0784
Warrants exercised	(4,000,000)	(0.00001)
Balance, December 31, 2015	53,591,455	$0.1463
Warrants cancelled	(351,455)	(0.18)
Warrants expired	(300,000)	(0.96)
Warrants exercised	(22,250,000)	(0.00001)
Balance, December 31, 2016	30,690,000	$0.24407

Exercisable, December 31, 2016	30,690,000	$0.24407

Note 15 – Income Taxes

The Company accounts for income taxes under FASB ASC 740-10, which requires use of the liability method. FASB ASC 740-10-25 provides that deferred tax assets and liabilities are recorded based on the differences between the tax bases of assets and liabilities and their carrying amounts for financial reporting purposes, referred to as temporary differences.

For the years ended December 31, 2016 and 2015, the Company incurred a net operating loss and, accordingly, no provision for income taxes has been recorded. In addition, no benefit for income taxes has been recorded due to the uncertainty of the realization of any tax assets. At December 31, 2016 and December 31, 2015, the Company had approximately $4,334,000 and $2,663,000 of federal net operating losses, respectively. The net operating loss carry forwards, if not utilized, will begin to expire in 2031.

The components of the Company’s deferred tax asset are as follows:

	December 31,	December 31,
	2016	2015
Deferred tax assets:
Net operating loss carry forwards	$1,516,900	$932,050

Net deferred tax assets before valuation allowance	$1,516,900	$932,050
Less: Valuation allowance	(1,516,900)	(932,050)
Net deferred tax assets	$-	$-

F-40

Premier Biomedical, Inc.

Notes to Financial Statements

Based on the available objective evidence, including the Company’s history of losses, management believes it is more likely than not that the net deferred tax assets will not be fully realizable. Accordingly, the Company provided for a full valuation allowance against its net deferred tax assets at December 31, 2016 and 2015, respectively.

A reconciliation between the amounts of income tax benefit determined by applying the applicable U.S. and State statutory income tax rate to pre-tax loss is as follows:

	December 31,	December 31,
	2016	2015

Federal and state statutory rate	35%	35%
Change in valuation allowance on deferred tax assets	(35%)	(35%)

In accordance with FASB ASC 740, the Company has evaluated its tax positions and determined there are no uncertain tax positions.

Note 16 – Subsequent Events

Securities Purchase Agreement

On March 30, 2017, we entered into a Securities Purchase Agreement (the “Purchase Agreement”) by and between the Company and each of The Special Equities Group, LLC, RDW Capital LLC, and DiamondRock, LLC (each a “Purchaser” and collectively, the “Purchasers”) to sell our common stock and warrants at a fixed price. Pursuant to the Purchase Agreement, we received from the Purchasers an aggregate of $300,000 in exchange for 40,000,002 shares of our common stock, warrants to purchase up to 40,000,002 shares of our common stock at an exercise price of $0.03 (“Series A Warrants”) and warrants to purchase up to 40,000,002 shares or our common stock at an exercise price of $0.05 (“Series B Warrants”). Both the Series A Warrants and Series B Warrants issued pursuant to the Purchase Agreement are exercisable immediately upon receipt and have a term of three years.

The Purchasers will buy additional shares of our common stock and warrants for $150,000 within five trading days of our filing a registration statement to cover the Purchasers’ shares of common stock purchased pursuant to the Purchase Agreement, including shares of common stock issued or issuable upon exercise of the warrants (the “Second Closing”). Within five trading days of the registration statement being declared effective, we will receive another $150,000 from the Purchasers in exchange for shares or our common stock and warrants (the “Third Closing”).

The per share purchase price of the Second Closing and Third Closing will be the lesser of (i) $0.02, subject to certain adjustments for stock splits and other similar transactions, or (ii) 50% of the closing price on the trading day immediately prior to the date of sale. The total number of shares to be sold in the Second Closing and Third Closing will be determined by dividing the total purchase amount of each closing (i.e., $150,000) by the per share purchase price.

In each of the Second Closing and Third Closing, Series A Warrants and Series B Warrants will be issued to the Purchasers, both in an amount equal to the number of shares of common stock issued in the closing.

The Purchase Agreement limits each Purchaser to beneficial ownership of our common stock of no more than 9.99%. The Purchasers also have certain anti-dilution rights in the Purchase Agreement for a period of 12 months. These rights allow the Purchasers to exchange their shares of common stock received pursuant to the Purchase Agreement for additional shares on the same terms and conditions of a subsequent financing.

F-41

Premier Biomedical, Inc.

Notes to Financial Statements

Registration Rights Agreement

On March 30, 2017, we entered into a Registration Rights Agreement with the Purchasers in connection with the Purchase Agreement. In the Registration Rights Agreement, we agreed to prepare and file a registration statement with the Securities and Exchange Commission covering the resale of all of the shares of common stock sold to the Purchasers and the shares issuable upon exercise of the Series A Warrants and Series B Warrants. We agreed to file an initial registration statement as promptly as possible and have it declared effective no later than June 28, 2017 (or July 28, 2017 if the registration statement is reviewed by the Securities and Exchange Commission) and keep it continuously effective until the securities are sold or may be sold under Rule 144 of the Securities Act without volume or manner-of-sale restrictions. If all of the securities cannot be registered on one registration statement, we agreed to file subsequent registration statements to register the remaining securities as promptly as allowed.

Common Stock Issuances for Debt Conversions

On various dates between January 10, 2017 and March 13, 2017, the Company issued a total of 142,148,242 shares of common stock pursuant to the conversion of an aggregate of $323,197, consisting of $302,480 of principal and $20,717 of interest, among the Second, Fifth and Seventh Redwood Notes. The notes were converted in accordance with the conversion terms; therefore no gain or loss has been recognized.

Common Stock Issuances on Stock Purchase Agreement

On February 13, 2017, the Company drew down $8,000 on their Stock Purchase Agreement entered into on May 27, 2016, with Redwood and issued 2,000,000 shares of common stock pursuant to the Seventh Put Notice.

On January 10, 2017, the Company drew down $10,323 on their Stock Purchase Agreement entered into on May 27, 2016, with Redwood and issued 3,147,110 shares of common stock pursuant to the Sixth Put Notice.

F-42

PREMIER BIOMEDICAL, INC.
CONDENSED BALANCE SHEETS

	June 30,	December 31,
	2017	2016
	(Unaudited)
ASSETS
Current assets:
Cash	$125,341	$22,437
Other current assets	141,521	11,430
Total current assets	266,862	33,867

Property and equipment, net	6,603	5,100

Total assets	$273,465	$38,967

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current liabilities:
Accounts payable	$163,087	$220,740
Accounts payable, related parties	53,436	52,489
Accrued interest	-	18,026
Accrued interest, related parties	4,770	3,570
Convertible notes payable, net of discounts of $-0- and $149,456
at June 30, 2017 and December 31, 2016, respectively	-	153,024
Notes payable, related parties	30,000	30,000
Derivative liabilities	6,253,880	221,822
Total current liabilities	6,505,173	699,671

Total liabilities	6,505,173	699,671

Commitments and contingencies	-	-

Stockholders' equity (deficit):
Preferred stock, $0.001 par value, 10,000,000 shares
authorized, 2,000,000 and -0- shares issued and outstanding
at June 30, 2017 and December 31, 2016, respectively	2,000	2,000
Common stock, $0.00001 par value, 1,000,000,000 shares
authorized, 522,155,037 and 304,556,650 shares issued and
outstanding at June 30, 2017 and December 31, 2016, respectively	5,222	3,046
Additional paid in capital	12,902,891	11,899,504
Accumulated deficit	(19,141,821)	(12,565,254)
Total stockholders' equity (deficit)	(6,231,708)	(660,704)

Total liabilities and stockholders' equity (deficit)	$273,465	$38,967

See accompanying notes to financial statements.

F-43

PREMIER BIOMEDICAL, INC.
CONDENSED STATEMENTS OF OPERATIONS
(Unaudited)

	For the Three Months		For the Six Months
	Ended June 30,		Ended June 30,
	2017	2016	2017	2016
		(Restated)		(Restated)
Revenue	$-	$-	$-	$-

Operating expenses:
Research and development	-	49,545	-	59,686
General and administrative	40,246	41,981	73,305	91,466
Professional fees	45,609	87,511	86,756	225,959
Total operating expenses	85,855	179,037	160,061	377,111

Net operating loss	(85,855)	(179,037)	(160,061)	(377,111)

Other income (expense):
Interest expense	(600)	(235,524)	(153,347)	(408,811)
Other expense	-	(340,647)	-	(340,647)
Change in derivative liabilities	(1,161,010)	(189,191)	(6,261,101)	(87,862)
Equity in losses of investment in joint venture	-	-	(2,058)	-
Total other income (expense)	(1,161,610)	(765,362)	(6,416,506)	(837,320)

Net loss	$(1,247,465)	$(944,399)	$(6,576,567)	$(1,214,431)

Weighted average number of common shares
outstanding - basic and fully diluted	502,175,015	115,678,161	452,007,980	101,225,723

Net loss per share - basic and fully diluted	$(0.00)	$(0.01)	$(0.01)	$(0.01)

See accompanying notes to financial statements.

F-44

PREMIER BIOMEDICAL, INC.
CONDENSED STATEMENTS OF CASH FLOWS
(Unaudited)

	For the Six Months
	Ended June 30,
	2017	2016
CASH FLOWS FROM OPERATING ACTIVITIES		(Restated)
Net loss	$(6,576,567)	$(1,214,431)
Adjustments to reconcile net loss
to net cash used in operating activities:
Depreciation	1,191	1,026
Equity in profit of joint venture investment	2,058	-
Change in fair market value of derivative liabilities	6,261,101	87,862
Amortization of debt discounts	149,456	372,563
Stock based compensation, related parties	-	13,014
Stock based compensation	-	75,866
Decrease (increase) in assets:
Other current assets	(130,091)	(2,379)
Increase (decrease) in liabilities:
Accounts payable	(57,653)	(44,562)
Accounts payable, related parties	947	10,395
Accrued interest	2,691	35,048
Accrued interest, related parties	1,200	1,200
Judgment payable	-	340,647
Net cash used in operating activities	(345,667)	(323,751)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment	(2,694)	(3,536)
Investment in joint venture	(2,058)	-
Net cash used in investing activities	(4,752)	(3,536)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from sale of stock, net of offering costs	435,000	-
Proceeds from sale of stock on equity line of credit	18,323	-
Proceeds from exercise of warrants, related party	-	2,000
Proceeds from convertible notes payable	-	417,500
Repayments of convertible notes payable	-	(89,039)
Net cash provided by financing activities	453,323	330,461

NET CHANGE IN CASH	102,904	3,174
CASH AT BEGINNING OF PERIOD	22,437	35,414

CASH AT END OF PERIOD	$125,341	$38,588

SUPPLEMENTAL INFORMATION:
Interest paid	$-	$13,539
Income taxes paid	$-	$-

NON-CASH INVESTING AND FINANCING ACTIVITIES:
Value of derivative adjustment due to debt conversions	$229,043	$110,583
Value of shares issued for conversion of debt	$323,197	$200,338
Common stock issued for settlement of accounts payable, related party	$-	$13,765
Cashless exercise of common stock warrants, 2,250,000 warrants exercised	$-	$22

See accompanying notes to financial statements.

F-45

Premier Biomedical, Inc.

Notes to Condensed Financial Statements

(Unaudited)

Note 1 – Basis of Presentation and Significant Accounting Policies

Basis of Presentation

The accompanying unaudited, condensed financial statements of Premier Biomedical, Inc. (“the Company”) have been prepared pursuant to rules and regulations of the Securities and Exchange Commission (“SEC”) and, therefore, do not include all information and footnote disclosures normally included in audited financial statements. However, these statements reflect all adjustments, consisting of normal recurring adjustments, which in the opinion of management are necessary for fair presentation of the information contained therein. It is suggested that these statements be read in conjunction with the financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016.

Equity Method

Investee companies that are not consolidated, but over which the Company exercises significant influence, are accounted for under the equity method of accounting. Whether or not the Company exercises significant influence with respect to an Investee depends on an evaluation of several factors including, among others, representation on the Investee company’s board of directors and ownership level, which is generally a 20% to 50% interest in the voting securities of the Investee company. Under the equity method of accounting, an Investee company’s accounts are not reflected within the Company’s Balance Sheets and Statements of Operations; however, the Company’s share of the earnings or losses of the Investee company is reflected in the caption “Equity in losses of unconsolidated entity” in the Statements of Operations. The Company’s carrying value in an equity method Investee company is typically reflected in the caption “Investment in Joint Venture.” in the Company’s Balance Sheets. As of June 30, 2017, our share of losses from the investee company exceeded our basis, therefore the investment is not currently presented on the balance sheet.

U.S. GAAP considers a change in reporting entity to include “changing specific subsidiaries that make up the group of entities for which consolidated financial statements are presented.” Circumstances may arise where a parent’s controlling financial interest (e.g., generally an ownership interest in excess of 50 percent of the outstanding voting stock) is reduced to a noncontrolling investment that still enables it to exercise significant influence over the operating and financial policies of the investee. A change that results from changed facts and circumstances (such as a partial sale of a subsidiary), where there was only one acceptable method of accounting prior to the change in circumstances (consolidation) and only one acceptable method of accounting after the change (equity method accounting), is not a change in reporting entity and is not be accounted for retrospectively. Accordingly, a change from a controlling interest to a noncontrolling investment accounted for under the equity method is accounted for prospectively from the date of change in control. When the Company’s carrying value in an equity method Investee company is reduced to zero, no further losses are recorded in the Company’s consolidated financial statements unless the Company guaranteed obligations of the Investee company or has committed additional funding. When the Investee company subsequently reports income, the Company will not record its share of such income until it equals the amount of its share of losses not previously recognized.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

We maintain cash balances in non-interest-bearing accounts, which do not currently exceed federally insured limits. For the purpose of the statements of cash flows, all highly liquid investments with an original maturity of three months or less are considered to be cash equivalents.

Patent Rights and Applications

Patent rights and applications costs include the acquisition costs and costs incurred for the filing of patents. Patent rights and applications are amortized on a straight-line basis over the legal life of the patent rights beginning at the time the patents are approved. Patent costs for unsuccessful patent applications are expensed when the application is terminated.

F-46

Premier Biomedical, Inc.

Notes to Condensed Financial Statements

(Unaudited)

Fair Value of Financial Instruments

Under FASB ASC 820-10-05, the Financial Accounting Standards Board establishes a framework for measuring fair value in generally accepted accounting principles and expands disclosures about fair value measurements. This Statement reaffirms that fair value is the relevant measurement attribute. The adoption of this standard did not have a material effect on the Company’s financial statements as reflected herein. The carrying amounts of cash, prepaid expenses and accrued expenses reported on the balance sheet are estimated by management to approximate fair value primarily due to the short term nature of the instruments.

Basic and Diluted Loss Per Share

The basic net loss per common share is computed by dividing the net loss by the weighted average number of common shares outstanding. Diluted net loss per common share is computed by dividing the net loss adjusted on an “as if converted” basis, by the weighted average number of common shares outstanding plus potential dilutive securities. For the periods presented, potential dilutive securities had an anti-dilutive effect and were not included in the calculation of diluted net loss per common share.

Stock-Based Compensation

Under FASB ASC 718-10-30-2, all share-based payments to employees, including grants of employee stock options, to be recognized in the income statement based on their fair values. Pro forma disclosure is no longer an alternative. The Company’s stock based compensation consisted of the following during the six months ended June 30, 2017 and 2016, respectively:

	June 30,	June 30,
	2017	2016

Common stock issued for services	$-	$58,800
Warrants issued for services, related parties	-	13,014
Warrants issued for services	-	17,066
Total stock based compensation	$-	$88,880

Revenue Recognition

Sales on fixed price contracts are recorded when services are earned, the earnings process is complete or substantially complete, and the revenue is measurable and collectability is reasonably assured. Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments are provided for in the same period the related sales are recorded. The Company defers any revenue from sales in which payment has been received, but the earnings process has not occurred. Sales have not yet commenced, other than sales through our joint venture, which our recognized by our joint venture upon shipment of goods, which are paid for at the time of order.

Advertising and Promotion

All costs associated with advertising and promoting products are expensed as incurred. These expenses were $25,413 and $51,710 for the six months ended June 30, 2017 and 2016, respectively.

Income Taxes

Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. A valuation allowance is provided for significant deferred tax assets when it is more likely than not, that such asset will not be recovered through future operations.

F-47

Premier Biomedical, Inc.

Notes to Condensed Financial Statements

(Unaudited)

Uncertain Tax Positions

In accordance with ASC 740, “Income Taxes” (“ASC 740”), the Company recognizes the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be capable of withstanding examination by the taxing authorities based on the technical merits of the position. These standards prescribe a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. These standards also provide guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition.

Various taxing authorities periodically audit the Company’s income tax returns. These audits include questions regarding the Company’s tax filing positions, including the timing and amount of deductions and the allocation of income to various tax jurisdictions. In evaluating the exposures connected with these various tax filing positions, including state and local taxes, the Company records allowances for probable exposures. A number of years may elapse before a particular matter, for which an allowance has been established, is audited and fully resolved. The Company has not yet undergone an examination by any taxing authorities.

The assessment of the Company’s tax position relies on the judgment of management to estimate the exposures associated with the Company’s various filing positions.

Recent Accounting Pronouncements

In January 2017, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2017-04, Intangibles – Goodwill and Other (Topic 350). ASU 2017-04 simplifies the subsequent measurement of goodwill by removing the second step of the two-step impairment test. The amendment requires an entity to perform its annual, or interim goodwill impairment test by comparing the fair value of a reporting unit with its carrying amount. An impairment charge should be recognized for the amount by which the carrying amount exceeds the reporting unit's fair value; however, the loss recognized should not exceed the total amount of goodwill allocated to that reporting unit. An entity still has the option to perform the qualitative assessment for a reporting unit to determine if the quantitative impairment test is necessary. The amendment should be applied on a prospective basis. ASU 2017-04 is effective for fiscal years beginning after December 15, 2019, including interim periods within those fiscal years. Early adoption is permitted for interim or annual goodwill impairment tests performed on testing dates after January 1, 2017. The Company intends to early adopt the ASU in 2017.

In January 2017, the FASB issued ASU 2017-01, Business Combinations (Topic 805): Clarifying the Definition of a Business, which clarifies the definition of a business to assist entities with evaluating whether transactions should be accounted for as acquisitions (or disposals) of assets or businesses. The standard will be effective for the Company in the first quarter of 2018. Early adoption is permitted. The Company is currently evaluating the impact of adopting this ASU on its consolidated financial statements.

No other new accounting pronouncements, issued or effective during the six months ended June 30, 2017, have had or are expected to have a significant impact on the Company’s financial statements.

F-48

Premier Biomedical, Inc.

Notes to Condensed Financial Statements

(Unaudited)

Note 2 – Going Concern

As shown in the accompanying financial statements, the Company has no revenues, incurred net losses from operations resulting in an accumulated deficit of $19,141,821, and had negative working capital of ($6,238,311) at June 30, 2017. These factors raise substantial doubt about the Company’s ability to continue as a going concern. The Company is currently seeking additional sources of capital to fund short term operations. The Company, however, is dependent upon its ability to secure equity and/or debt financing and there are no assurances that the Company will be successful; therefore, without sufficient financing it would be unlikely for the Company to continue as a going concern.

The financial statements do not include any adjustments that might result from the outcome of any uncertainty as to the Company’s ability to continue as a going concern. The financial statements also do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classifications of liabilities that might be necessary should the Company be unable to continue as a going concern.

Note 3 – Restatement

The Company is restated its December 31, 2015 financial statements and is restating the interim financial statements for the three months ended March 31, 2016, the six months ended June 30, 2016 and nine months ended September 30, 2016 in order to account for embedded derivatives within the Redwood Notes, rather than beneficial conversion feature discounts. The financial statements will be restated prospectively during 2017.

The Company determined that it had not properly recognized embedded derivative liabilities within the Redwood Notes that originated on various dates between December 28, 2015 and May 27, 2016. The Company has recognized a derivative liability in lieu of the previously recognized beneficial conversion feature and the related change in derivative liabilities and amortization of the debt discount expenses have been adjusted to correct this error.

F-49

Premier Biomedical, Inc.

Notes to Condensed Financial Statements

(Unaudited)

The following adjustments were made to the June 30, 2016 Restated Balance Sheet:

PREMIER BIOMEDICAL, INC.
BALANCE SHEET

	As Originally
	Reported		As Restated
	June 30,		June 30,
	2016	Adjustments	2016
ASSETS

Current assets:
Cash	$38,588	$-	$38,588
Prepaid expenses	11,545	-	11,545
Total current assets	50,133	-	50,133

Property and equipment, net	6,157	-	6,157

Total assets	$56,290	$-	$56,290

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current liabilities:
Accounts payable	$143,703	$-	$143,703
Accounts payable, related parties	51,298	-	51,298
Accrued interest	22,079	-	22,079
Accrued interest, related parties	2,370	-	2,370
Judgment payable	340,647	-	340,647
Convertible notes payable, net of discounts of $334,869	210,548	(27,283)	183,265
Notes payable, related parties	30,000	-	30,000
Derivative liabilities	-	507,352	507,352
Total current liabilities	800,645	480,069	1,280,714

Total liabilities	800,645	480,069	1,280,714

Commitments and contingencies	-	-	-

Stockholders' equity (deficit):
Preferred stock, $0.001 par value, 10,000,000 shares authorized, 2,000,000 shares issued and outstanding	2,000	-	2,000
Common stock, $0.00001 par value, 1,000,000,000 shares authorized, 125,714,852 shares issued and outstanding	1,257	-	1,257
Additional paid in capital	11,167,420	(383,637)	10,783,783
Accumulated deficit	(11,915,032)	(96,432)	(12,011,464)
Total stockholders' equity (deficit)	(744,355)	(480,069)	(1,224,424)

Total liabilities and stockholders' equity (deficit)	$56,290	$-	$56,290

F-50

Premier Biomedical, Inc.

Notes to Condensed Financial Statements

(Unaudited)

The following adjustments were made to the Six Months Ended June 30, 2016 Restated Statement of Operations:

PREMIER BIOMEDICAL, INC.
STATEMENT OF OPERATIONS

	As Originally
	Reported		As Restated
	June 30,		June 30,
	2016	Adjustments	2016

Revenue	$-	$-	$-

Operating expenses:
Research and development	59,686	-	59,686
General and administrative	91,466	-	91,466
Professional fees	225,959	-	225,959
Total operating expenses	377,111	-	377,111

Net operating loss	(377,111)	-	(377,111)

Other expense:
Interest expense	(419,477)	10,666	(408,811)
Other expense	(340,647)	-	(340,647)
Change in derivative liabilities	-	(87,862)	(87,862)
Total other expenses	(760,124)	(77,196)	(837,320)

Net loss	$(1,137,235)	$(77,196)	$(1,214,431)

F-51

Premier Biomedical, Inc.

Notes to Condensed Financial Statements

(Unaudited)

The following adjustments were made to the Three Months Ended June 30, 2016 Restated Statement of Operations:

PREMIER BIOMEDICAL, INC.
STATEMENT OF OPERATIONS

	As Originally
	Reported		As Restated
	June 30,		June 30,
	2016	Adjustments	2016

Revenue	$-	$-	$-

Operating expenses:
Research and development	49,545	-	49,545
General and administrative	41,981	-	41,981
Professional fees	87,511	-	87,511
Total operating expenses	179,037	-	179,037

Net operating loss	(179,037)	-	(179,037)

Other expense:
Interest expense	(202,402)	(33,122)	(235,524)
Other expense	(340,647)	-	(340,647)
Change in derivative liabilities	-	(189,191)	(189,191)
Total other expenses	(543,049)	(222,313)	(765,362)

Net loss	$(722,086)	$(222,313)	$(944,399)

F-52

Premier Biomedical, Inc.

Notes to Condensed Financial Statements

(Unaudited)

The following adjustments were made to the June 30, 2016 Restated Statement of Cash Flows:

PREMIER BIOMEDICAL, INC.
STATEMENT OF CASH FLOWS

	As Originally
	Reported		As Restated
	June 30,		June 30,
	2016	Adjustments	2016
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(1,137,235)	$(77,196)	$(1,214,431)
Adjustments to reconcile net loss
to net cash used in operating activities:
Depreciation	1,026	-	1,026
Change in fair market value of derivative liabilities	-	87,862	87,862
Amortization of debt discounts	383,229	(10,666)	372,563
Stock based compensation, related parties	13,014	-	13,014
Stock based compensation	75,866	-	75,866
Decrease (increase) in assets:
Prepaid expenses	(2,379)	-	(2,379)
Increase (decrease) in liabilities:
Accounts payable	(44,562)	-	(44,562)
Accounts payable, related parties	10,395	-	10,395
Accrued interest	35,048	-	35,048
Accrued interest, related parties	1,200	-	1,200
Judgment payable	340,647	-	340,647
Net cash used in operating activities	(323,751)	-	(323,751)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment	(3,536)	-	(3,536)
Net cash used in investing activities	(3,536)	-	(3,536)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from exercise of warrants, related party	2,000	-	2,000
Proceeds from convertible notes payable	417,500	-	417,500
Repayments from convertible notes payable	(89,039)	-	(89,039)
Net cash provided by financing activities	330,461	-	330,461

NET CHANGE IN CASH	3,174	-	3,174
CASH AT BEGINNING OF PERIOD	35,414	-	35,414

CASH AT END OF PERIOD	$38,588	$-	$38,588

SUPPLEMENTAL INFORMATION:
Interest paid	$13,539	$-	$13,539
Income taxes paid	$-	$-	$-

NON-CASH INVESTING AND FINANCING ACTIVITIES:
Discount on beneficial conversion feature on convertible note	$364,220	$(364,220)	$-
Value of debt discounts	$-	$110,583	$110,583
Value of shares issued for conversion of debt	$200,338	$-	$200,338
Cashless exercise of common stock warrants	$22	$-	$22
Common stock issued for settlement of accounts payable	$13,765	$-	$13,765

F-53

Premier Biomedical, Inc.

Notes to Condensed Financial Statements

(Unaudited)

Note 4 – Related Parties

Other Receivable

The Company advanced a total of $48,778 to its joint venture partner, Premier Biomedical Pain Management Solutions, LLC, as of June 30, 2017. The advance was subsequently repaid on July 5, 2017.

Accounts Payable

The Company owed $46,016 and $46,016 as of June 30, 2017 and December 31, 2016, respectively, to entities owned by the Chairman of the Board of Directors. The amounts are related to patent costs and reimbursable expenses paid by the Chairman on behalf of the Company.

The Company owed $1,192 and $306 as of June 30, 2017 and December 31, 2016, respectively, to the Company’s CEO for reimbursable expenses.

The Company owed $6,228 and $6,167 as of June 30, 2017 and December 31, 2016, respectively, amongst members of the Company’s Board of Directors for reimbursable expenses.

Notes Payable

On July 6, 2015, the Company received an unsecured loan in the amount of $10,000, due on demand, bearing interest at a simple interest rate of 8%, from the Company’s CEO.

On July 6, 2015, the Company received an unsecured loan in the amount of $10,000, due on demand, bearing interest at a simple interest rate of 8%, from the Company’s Chairman of the Board.

On July 6, 2015, the Company received an unsecured loan in the amount of $10,000, due on demand, bearing interest at a simple interest rate of 8%, from one of the Company’s Directors.

Accrued interest of $4,770 was outstanding on these notes as of June 30, 2017.

F-54

Premier Biomedical, Inc.

Notes to Condensed Financial Statements

(Unaudited)

Note 5 – Patent Rights and Applications

The Company amortizes its patent rights and applications on a straight line basis over the expected useful technological or economic life of the patents, which is typically 17 years from the legal approval of the patent applications when there is probable future economic benefits associated with the patent. The Company has elected to expense all of their patent rights and application costs due to difficulties associated with having to prove the value of their future economic benefits. All patent applications are currently pending and the Company has no patents that have yet been approved. It is the Company’s policy that it performs reviews of the carrying value of its patent rights and applications on an annual basis.

On March 4, 2015, we entered into a Patent License Agreement (“PLA”) with the University of Texas at El Paso (“UTEP”) regarding our joint research and development of CTLA-4 Blockade with Metronomic Chemotherapy for the Treatment of Breast Cancer. This is the first PLA with UTEP following our Collaborative Agreement with them dated May 9, 2012, and memorializes the joint ownership of the applicable patent and the financial and other terms related thereto.

On June 19, 2015, we entered into Amendment No. 1 to this Agreement, pursuant to which we explicitly included Provisional Patent Application No. 62/161,116 entitled, “Anti-CTLA-4 Blockade” (the “Application”) under the definition of “Patent Rights” as set forth in the PLA. The Application was filed with the United States Patent and Trademarks Office on May 13, 2015; the underlying technology was invented by Robert Kirken and Georgialina Rodriguez, and is solely-owned by The Board of Regents of The University of Texas System.

Note 6 – Fair Value of Financial Instruments

Under FASB ASC 820-10-5, fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (an exit price). The standard outlines a valuation framework and creates a fair value hierarchy in order to increase the consistency and comparability of fair value measurements and the related disclosures. Under GAAP, certain assets and liabilities must be measured at fair value, and FASB ASC 820-10-50 details the disclosures that are required for items measured at fair value.

The Company has certain financial instruments that must be measured under the new fair value standard. The Company’s financial assets and liabilities are measured using inputs from the three levels of the fair value hierarchy. The three levels are as follows:

Level 1 - Inputs are unadjusted quoted prices in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date.

Level 2 - Inputs include quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets or liabilities in markets that are not active, inputs other than quoted prices that are observable for the asset or liability (e.g., interest rates, yield curves, etc.), and inputs that are derived principally from or corroborated by observable market data by correlation or other means (market corroborated inputs).

Level 3 - Unobservable inputs that reflect our assumptions about the assumptions that market participants would use in pricing the asset or liability.

F-55

Premier Biomedical, Inc.

Notes to Condensed Financial Statements

(Unaudited)

The following schedule summarizes the valuation of financial instruments at fair value on a recurring basis in the balance sheets as of June 30, 2017 and December 31, 2016, respectively:

	Fair Value Measurements at June 30, 2017
	Level 1	Level 2	Level 3
Assets
Cash	$125,341	$-	$-
Total assets	125,341	-	-
Liabilities
Notes payable, related parties	-	30,000	-
Derivative liabilities	-	-	6,253,880
Total liabilities	-	30,000	6,253,880
	$125,341	$(30,000)	$(6,253,880)

	Fair Value Measurements at December 31, 2016
	Level 1	Level 2	Level 3
Assets
Cash	$22,437	$-	$-
Total assets	22,437	-	-
Liabilities
Convertible note payable, net of discounts	-	153,024	-
Notes payable, related parties		30,000	-
Derivative liabilities	-	-	221,822
Total liabilities	-	183,024	221,822
	$22,437	$(183,024)	$(221,822)

The fair values of our related party debts are deemed to approximate book value, and are considered Level 2 inputs as defined by ASC Topic 820-10-35.

There were no transfers of financial assets or liabilities between Level 1, Level 2 and Level 3 inputs for the six months ended June 30, 2017 or the year ended December 31, 2016.

Note 7 – Joint Venture

On September 13, 2016, we entered into an operating agreement to form a pain management joint venture company with Advanced Technologies Solutions (ATS), a company based in San Diego, California and owned by Ronald T. LaBorde, a member of our Board of Directors. The joint venture company, Premier Biomedical Pain Management Solutions, LLC, a Nevada limited liability company (PBPMS), will develop and market natural and cannabis-based generalized, neuropathic, and localized pain relief treatment products. We own 50% of PBPMS and ATS owns the other 50%, with 89% of the profits allocated to us and the remaining 11% of profits allocated to ATS. As part of the agreement with ATS, Mr. LaBorde was appointed a member of our Board of Directors.

PBPMS must enter into separate license agreements with us and ATS for the use of technology previously developed by both companies. Intellectual property developed jointly by the parties will be the property of PBPMS. However, ATS and Mr. LaBorde may develop inventions and intellectual property independently from PBPMS, and such inventions and intellectual property will be the sole property of ATS or Mr. LaBorde. Pursuant to the terms of the PBPMS operating agreement, we will tender 1,250,000 warrants, for the purchase of an equal number of shares of our common stock at a strike price of $0.05, pursuant to the license agreement between ATS and PBPMS. As of June 30, 2017, we had not yet executed the license agreement or issued these warrants, and on July 5, 2017, we informed ATS that we have opted to terminate the joint venture company agreement.

F-56

Premier Biomedical, Inc.

Notes to Condensed Financial Statements

(Unaudited)

Our initial capital contribution to PBPMS was $25,000. ATS will contribute (i) technical, labor, manufacturing information and know-how required to produce the initial product, an extended duration topical pain relief patch; (ii) $5,000 worth of primary ingredients; and (iii) $5,000 worth of other materials to produce the initial prototype pain relief patches.

PBPMS is managed by a board of managers (PBPMS Board). Initially, the PBPMS Board consists of William A. Hartman, our President and Chief Executive Officer and member of our Board of Directors, Ronald T. LaBorde, the Founder of ATS and member of our Board of Directors, Dr. Patricio Reyes, our Chief Technology Officer and member of our Board of Directors, and John Borza, our Vice-President and member of our Board of Directors. Decisions of the PBPMS Board require unanimous approval.

The PBPMS operating agreement is subject to other common terms and ownership transfer restrictions, including a right of first refusal; however, we anticipate signing a more detailed and complete operating agreement to better clarify the terms of the joint venture as summarized above. During the six months ending June 30, 2017, we recognized $2,058 of equity in losses from our investment in the joint venture, and our share of the joint venture’s losses have exceeded our investment.

Note 8 – Other Current Assets

Other current assets included the following as of June 30, 2017 and December 31, 2016, respectively:

	June 30,	December 31,
	2017	2016
Deposit on inventory purchase	$52,100	$-
Other receivable, related party	48,778	-
Prepaid expenses	17,743	11,430
	$141,521	$11,430

F-57

Premier Biomedical, Inc.

Notes to Condensed Financial Statements

(Unaudited)

Note 9 – Convertible Notes Payable

Convertible notes payable consist of the following at June 30, 2017 and December 31, 2016, respectively:

	June 30,	December 31,
	2017	2016

On October 10, 2016, the Company issued a 10% interest bearing; unsecured convertible promissory note with a face value of $300,000 (“Seventh Redwood Note”), which matures on October 10, 2017, pursuant to a Warrant Purchase Agreement by and among Redwood Management, LLC, the Company and Typenex. Pursuant to this agreement, Redwood purchased the warrants from Typenex, and Typenex provided a Satisfaction of Judgment and Release of Garnishment to release the Writ of Garnishment Typenex had placed on our transfer agent. Redwood paid installment payments to Typenex in the aggregate amount of $300,000, which were completed on, or about November 10, 2016. The principal and interest of the Seventh Redwood Note is convertible into shares of common stock at the discretion of the note holder at a price equal to the greater of (i) 60% of the lowest traded price over the 15 days prior to conversion or (ii) a fixed $0.00005 per share. The note carries liquidated damages of $1,000 per day for failure to provide certificates, and compensation for Buy-In on failure to timely deliver certificates. Principal and interest is due upon default at 50% of the lowest traded price over the previous fifteen (15) days, and an additional interest rate equal to the lesser of 2% per month (24% per annum) or the maximum rate per applicable law. This settled the dispute with Typenex. A total of $308,750, consisting of $300,000 of principal and $8,750 of interest, was converted into 135,596,882 shares of common stock on various dates between November 21, 2016 and February 24, 2017.

	$-	$275,000

On March 11, 2016, the Company received net proceeds of $90,000 in exchange for a 10% interest bearing; unsecured convertible promissory note with a face value of $105,000 (“Fifth Redwood Note”), which matures on December 11, 2016. The principal and interest is convertible into shares of common stock at the discretion of the note holder at a price equal to the greater of (i) 60% of the lowest traded price over the 15 days prior to conversion or (ii) a fixed $0.00005 per share. The note carries liquidated damages of $1,000 per day for failure to provide certificates, and compensation for Buy-In on failure to timely deliver certificates. Principal and interest is due upon default at 50% of the lowest traded price over the previous fifteen (15) days, and an additional interest rate equal to the lesser of 2% per month (24% per annum) or the maximum rate per applicable law. A total of $120,517, consisting of $105,000 of principal and $15,517 of interest, was converted into an aggregate of 47,820,025 shares of common stock at various dates between November 8, 2016 and March 13, 2017.

	-	27,480

Total convertible notes payable	-	302,480
Less unamortized derivative discounts:	-	149,456
Convertible notes payable	-	153,024
Less: current portion	-	153,024
Convertible notes payable, less current portion	$-	$-

The Company recognized interest expense for the six months ended June 30, 2017 and 2016, respectively, as follows:

	June 30,	June 30,
	2017	2016

Interest on convertible notes	$2,691	$35,048
Interest on related party loans	1,200	1,200
Amortization of beneficial conversion feature	-	81,648
Amortization of OID	-	20,647
Amortization of loan origination costs	-	44,811
Derivative discounts	149,456	225,457
Total interest expense	$153,347	$408,811

F-58

Premier Biomedical, Inc.

Notes to Condensed Financial Statements

(Unaudited)

Note 10 – Notes Payable, Related Parties

Notes payable, related parties consist of the following at June 30, 2017 and December 31, 2016, respectively:

	June 30,	December 31,
	2017	2016

On July 6, 2015, the Company received an unsecured loan in the amount of $10,000, due on demand, bearing interest at a simple interest rate of 8%, from the Company’s CEO.	$10,000	$10,000

On July 6, 2015, the Company received an unsecured loan in the amount of $10,000, due on demand, bearing interest at a simple interest rate of 8%, from the Company’s Chairman of the Board.	10,000	10,000

On July 6, 2015, the Company received an unsecured loan in the amount of $10,000, due on demand, bearing interest at a simple interest rate of 8%, from one of the Company’s Directors.	10,000	10,000

Total notes payable, related parties	30,000	30,000
Less: current portion	30,000	30,000
Notes payable, related parties, less current portion	$-	$-

The Company recorded interest expense in the amount of $1,200 and $1,200 for the six months ended June 30, 2017 and 2016, respectively related to notes payable, related parties.

Note 11 – Derivative Liabilities

As discussed in Note 8 under Convertible Notes Payable, the Company issued debts that consist of the issuance of convertible notes with variable conversion provisions. The conversion terms of the convertible notes are variable based on certain factors, such as the future price of the Company’s common stock. The number of shares of common stock to be issued is based on the future price of the Company’s common stock. The number of shares of common stock issuable upon conversion of the promissory note is indeterminate. Due to the fact that the number of shares of common stock issuable could exceed the Company’s authorized share limit, the equity environment is tainted and all additional convertible debentures and warrants are included in the value of the derivative. Pursuant to ASC 815-15 Embedded Derivatives, the fair values of the variable conversion option and warrants and shares to be issued were recorded as derivative liabilities on the issuance date.

The fair values of the Company’s derivative liabilities were estimated at the issuance date and are revalued at each subsequent reporting date, using a lattice model. The Company recognized current derivative liabilities of $6,253,880 and $221,822 at June 30, 2017 and December 31, 2016, respectively. The change in fair value of the derivative liabilities resulted in a loss of $6,261,101 and a gain of $87,892 for the six months ended June 30, 2017 and 2016, respectively, which has been reported within other expense in the statements of operations. The loss of $6,261,101 for the six months ended June 30, 2017 consisted of a loss of $7,103,444 due to the value attributable to the warrants, a gain of $849,564 in market value of the warrants and a net loss in market value of $7,221 on the convertible notes. The loss of $87,862 for the six months ended June 30, 2016 consisted of a loss of $12,232 due to the value in excess of the face value of the convertible notes and a net loss in market value of $75,630 on the convertible notes.

F-59

Premier Biomedical, Inc.

Notes to Condensed Financial Statements

(Unaudited)

The following is a summary of changes in the fair market value of the derivative liability during the six months ended June 30, 2017 and the year ended December 31, 2016, respectively:

Derivative
Liability
Total
Balance, December 31, 2015	$150,076
Increase in derivative value due to issuances of convertible promissory notes	583,415
Change in fair market value of derivative liabilities due to the mark to market adjustment	13,816
Debt conversions	(525,485)
Balance, December 31, 2016	$221,822
Increase in derivative value due to issuances of warrants	7,103,444
Change in fair market value of derivative liabilities due to the mark to market adjustment	(842,343)
Debt conversions	(229,043)
Balance, June 30, 2017	$6,253,880

Key inputs and assumptions used to value the convertible debentures and warrants issued during the six months ended June 30, 2017:

•	Stock price ranging from $0.0435 to $0.0050 during these periods would fluctuate with projected volatility.
•	The notes convert with variable conversion prices and fixed conversion prices (tainted notes).
•	An event of default would occur -0-% of the time, increasing 1% per month to a maximum of 20%.
•	The projected annual volatility curve for each valuation period was based on the historical annual volatility of the company in the range of 145% - 385%.
•	The Company would redeem the notes -0-% of the time, increasing 1% per month to a maximum of 5%.
•	All notes are assumed to be extended at maturity by 2 years – the time required to convert out this volume of stock.
•	The holders of the securities would automatically convert midway through to maturity on a monthly basis based on ownership and trading volume limitations.
•	A change of control and fundamental transaction would occur initially -0-% of the time and increase monthly by -0-% to a maximum of -0-%.
•	The monthly trading volume would average $556,020 to $911,155 and would increase at 1% per month.
•	The stock price would fluctuate with the Company projected volatility using a random sampling (450,000 iterations for each valuation) from a normal distribution. The stock price of the underlying instrument is modelled such that it follows a geometric Brownian motion with constant drift and volatility.
•	The Holder would exercise the warrants after 1 trading day as they become exercisable (at issuance) at target prices of 3 times the projected reset price or higher.
•	Reset events were projected to occur by 12/31/17 and 12/31/18 – the reset provision ends 3/30/19 and the option expires 3/30/20.
•	The stock price would fluctuate with an annual volatility. The projected annual volatility curve for each valuation period was based on the historical annual volatility of the company and the term remaining in the range 261.86% - 261.99%.
•	The Holder would exercise the warrant at maturity 3/30/20 if the stock price was above the reset exercise price.

F-60

Premier Biomedical, Inc.

Notes to Condensed Financial Statements

(Unaudited)

Note 12 – Commitments and Contingencies

Collaborative Patent License Agreements

On May 9, 2012, the Company entered into a Collaborative Agreement with the University of Texas at El Paso. Pursuant to the terms of the Agreement, the Company will work jointly with the University to develop a series of research and development programs around its sequential-dialysis technology in the areas of Alzheimer's Disease, Traumatic Brain Injury (TBI), Chronic Pain Syndrome, Fibromyalgia, Multiple Sclerosis, Amyotrophic Lateral Sclerosis (ALS or Lou Gehrig's disease), Blood Sepsis, Cancer, Heart Attacks and Strokes. The programs will utilize the facilities at one or more of the University of Texas’ campuses. The Company will pay the University’s actual overhead for the projects, plus a negotiated facility and administration overhead expense, and 10% of all gross revenues associated with the sale, license and/or royalties of all products and treatment procedures directly affiliated with programs. Intellectual property jointly invented and developed as a result of the projects will be owned jointly by the University and the Company. The Agreement has an initial term of five (5) years, and is renewable upon mutual agreement of the parties.

On March 4, 2015, we entered into a Patent License Agreement (PLA) with the University of Texas at El Paso (UTEP) regarding our joint research and development of CTLA-4 Blockade with Metronomic Chemotherapy for the Treatment of Breast Cancer. This is the first PLA with UTEP following our Collaborative Agreement with them dated May 9, 2012, and memorializes the joint ownership of the applicable patent and the financial and other terms related thereto.

On June 19, 2015, we entered into Amendment No. 1 to this Agreement, pursuant to which we explicitly included Provisional Patent Application No. 62/161,116 entitled, “Anti-CTLA-4 Blockade” (the “Application”) under the definition of “Patent Rights” as set forth in the PLA. The Application was filed with the United States Patent and Trademarks Office on May 13, 2015; the underlying technology was invented by Robert Kirken and Georgialina Rodriguez, and is solely-owned by The Board of Regents of The University of Texas System.

Note 13 – Changes in Stockholders’ Equity (Deficit)

Convertible Preferred Stock, Series A

The Company has 10,000,000 authorized shares of Preferred Stock, of which 2,000,000 shares of $0.001 par value Series A Convertible Preferred Stock (“Series A Preferred Stock”) have been designated. Each share of Series A Preferred Stock is convertible, at the option of the holder thereof, at any time after the issuance of such share into one (1) fully paid and non-assessable share of Common Stock. Each outstanding share of Series A Preferred Stock is entitled to one hundred (100) votes per share on all matters to which the shareholders of the Corporation are entitled or required to vote. The Company shall reserve and keep available out of its authorized but unissued shares of Common Stock such number of shares sufficient to effect the conversions.

Common Stock

The Company has one billion authorized shares of $0.00001 par value Common Stock, as increased pursuant to an amendment to the articles of incorporation on February 9, 2016.

Securities Purchase Agreement

On March 30, 2017, we entered into a Securities Purchase Agreement (the “Purchase Agreement”) by and between the Company and each of The Special Equities Group, LLC, RDW Capital LLC, and DiamondRock, LLC (each a “Purchaser” and collectively, the “Purchasers”) to sell our common stock and warrants at a fixed price. Pursuant to the Purchase Agreement, we received from the Purchasers an aggregate of $300,000, net of $15,000 of offering costs, in exchange for 40,000,002 shares of our common stock, warrants to purchase up to 40,000,002 shares of our common stock at an exercise price of $0.03 (“Series A Warrants”) and warrants to purchase up to 40,000,002 shares or our common stock at an exercise price of $0.05 (“Series B Warrants”). Both the Series A Warrants and Series B Warrants issued pursuant to the Purchase Agreement are exercisable immediately upon receipt and have a term of three years. In addition, the Purchaser is entitled to a one-time price reset on the purchase price of the common stock of each tranche to the lower of (i) $0.02 or (ii) a 50% discount to the average of the three lowest closing prices in the 20 trading days prior to the reset date, which is the earlier of (i) the 7 month anniversary of the closing of each tranche of this transaction or (ii) 20 trading days after the effectiveness of each tranche. The embedded value in this reset provision is disclosed further in Note 10.

F-61

Premier Biomedical, Inc.

Notes to Condensed Financial Statements

(Unaudited)

On May 30, 2017, the Purchasers bought additional shares of our common stock and warrants for $150,000 (the “Second Closing”), in exchange for 30,303,033 shares of our common stock, warrants to purchase up to 30,303,033 shares of our common stock at an exercise price of $0.03 (“Series A Warrants”) and warrants to purchase up to 30,303,033 shares or our common stock at an exercise price of $0.05 (“Series B Warrants”). Both the Series A Warrants and Series B Warrants issued pursuant to the Purchase Agreement are exercisable immediately upon receipt and have a term of three years.

The per share purchase price of the Second Closing was the lesser of (i) $0.02, subject to certain adjustments for stock splits and other similar transactions, or (ii) 50% of the closing price on the trading day immediately prior to the date of sale. The total number of shares to be sold in the Second Closing were determined by dividing the total purchase amount of each closing (i.e., $150,000) by the per share purchase price.

The Purchase Agreement limits each Purchaser to beneficial ownership of our common stock of no more than 9.99%. The Purchasers also have certain anti-dilution rights in the Purchase Agreement for a period of 12 months. These rights allow the Purchasers to exchange their shares of common stock received pursuant to the Purchase Agreement for additional shares on the same terms and conditions of a subsequent financing.

On August 8, 2017, the Company and each of the three Purchasers also entered into exchange agreements whereby the Purchasers exchanged (i) the 13,333,334 Series A Warrants purchased in the First Closing, (ii) the 13,333,334 Series B Warrants purchased in the First Closing, and (iii) the 10,101,011 shares of common stock purchased in the Second Closing (the “Exchange Securities”) for a $50,000 convertible note (aggregate $150,000) issued by the Company, bearing interest at 8% interest and maturing on November 30, 2017. The notes are convertible at 50% of the lowest traded price of the Common Stock in the fifteen (15) Trading Days prior to the Conversion Date.

Registration Rights Agreement

On March 30, 2017, we entered into a Registration Rights Agreement with the Purchasers in connection with the Purchase Agreement. In the Registration Rights Agreement, we agreed to prepare and file a registration statement with the Securities and Exchange Commission covering the resale of all of the shares of common stock sold to the Purchasers and the shares issuable upon exercise of the Series A Warrants and Series B Warrants. We agreed to file an initial registration statement as promptly as possible and have it declared effective no later than June 28, 2017 (or July 28, 2017 if the registration statement was reviewed by the Securities and Exchange Commission) and keep it continuously effective until the securities are sold or may be sold under Rule 144 of the Securities Act without volume or manner-of-sale restrictions. If all of the securities cannot be registered on one registration statement, we agreed to file subsequent registration statements to register the remaining securities as promptly as allowed. The registration statement was subsequently withdrawn on July 24, 2017 and the Purchase Agreement was amended on August 8, 2017 to change the terms of the third closing to an aggregate of $150,000 of convertible notes, bearing interest at 8%, convertible at 50% of the lowest traded price of the Common Stock in the fifteen (15) Trading Days prior to the Conversion Date.

Common Stock Issuances for Debt Conversions

On various dates between January 10, 2017 and March 13, 2017, the Company issued a total of 142,148,242 shares of common stock pursuant to the conversion of an aggregate of $323,197, consisting of $302,480 of principal and $20,717 of interest, among the Second, Fifth and Seventh Redwood Notes. The notes were converted in accordance with the conversion terms; therefore no gain or loss has been recognized.

Common Stock Issuances on Stock Purchase Agreement

On February 13, 2017, the Company drew down $8,000 on their Stock Purchase Agreement entered into on May 27, 2016, with Redwood and issued 2,000,000 shares of common stock pursuant to the Seventh Put Notice.

On January 10, 2017, the Company drew down $10,323 on their Stock Purchase Agreement entered into on May 27, 2016, with Redwood and issued 3,147,110 shares of common stock pursuant to the Sixth Put Notice.

F-62

Premier Biomedical, Inc.

Notes to Condensed Financial Statements

(Unaudited)

Note 14 – Income Taxes

The Company accounts for income taxes under FASB ASC 740-10, which requires use of the liability method. FASB ASC 740-10-25 provides that deferred tax assets and liabilities are recorded based on the differences between the tax bases of assets and liabilities and their carrying amounts for financial reporting purposes, referred to as temporary differences.

For the six months ended June 30, 2017, and the year ended December 31, 2016, the Company incurred a net operating loss and, accordingly, no provision for income taxes has been recorded. In addition, no benefit for income taxes has been recorded due to the uncertainty of the realization of any tax assets. At June 30, 2017, and December 31, 2016, the Company had approximately $4,656,000 and $4,334,000 of federal net operating losses, respectively. The net operating loss carry forwards, if not utilized, will begin to expire in 2031.

The components of the Company’s deferred tax asset are as follows:

	June 30,	December 31,
	2017	2016
Deferred tax assets:
Net operating loss carry forwards	$1,629,600	$1,516,900

Net deferred tax assets before valuation allowance	$1,629,600	$1,516,900
Less: Valuation allowance	(1,629,600)	(1,516,900)
Net deferred tax assets	$-	$-

Based on the available objective evidence, including the Company’s history of losses, management believes it is more likely than not that the net deferred tax assets will not be fully realizable. Accordingly, the Company provided for a full valuation allowance against its net deferred tax assets at June 30, 2017, and December 31, 2016, respectively.

A reconciliation between the amounts of income tax benefit determined by applying the applicable U.S. and state statutory income tax rate to pre-tax loss is as follows:

	June 30,	December 31,
	2017	2016

Federal and state statutory rate	35%	35%
Change in valuation allowance on deferred tax assets	(35%)	(35%)

In accordance with FASB ASC 740, the Company has evaluated its tax positions and determined there are no uncertain tax positions.

Note 15 – Subsequent Events

Convertible Notes Exchanged for Previously Issued Shares of Common Stock and Warrants

On August 8, 2017, the Company and each of the three Purchasers entered into exchange agreements whereby the Purchasers exchanged (i) the 13,333,334 Series A Warrants purchased in the First Closing, (ii) the 13,333,334 Series B Warrants purchased in the First Closing, and (iii) the 10,101,011 shares of common stock purchased in the Second Closing (the “Exchange Securities”) for a $50,000 convertible note (aggregate $150,000) issued by the Company, bearing interest at 8% interest and maturing on November 30, 2017. The notes are convertible at 50% of the lowest traded price of the Common Stock in the fifteen (15) Trading Days prior to the Conversion Date.

Termination of Joint Ventue

On July 5, 2017, we informed Advanced Technologies Solutions (ATS), owned by Ronald T. La Borde, a member of our Board of Directors, that we have opted to terminate the joint venture company agreement.

F-63

PART II – INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

We will pay all expenses in connection with the registration and sale of the common stock by the selling shareholder, who is an underwriter in connection with their offering of shares. The estimated expenses of issuance and distribution are set forth below:

Registration Fees	Approximately	$122
Transfer Agent Fees	Approximately	2,000
Costs of Printing and Engraving	Approximately	1,000
Legal Fees	Approximately	10,000
Accounting and Audit Fees	Approximately	5,000
Total		$18,122

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Article 9 of our Articles of Incorporation provides that, the personal liability of the directors of the corporation is hereby eliminated to the fullest extent permitted by paragraph 1 of Section 78.037 of the General Corporation Law of the State of Nevada, as the same may be amended and supplemented. Paragraph 1 of Section 78.037 states that the articles of incorporation of a Nevada corporation may contain any provision, not contrary to the laws of the State of Nevada, for the management of the business and for the conduct of the affairs of the corporation.

Article 10 of our Articles of Incorporation provides that, the corporation shall, to the fullest extent permitted by Section 78.751 of the General Corporation Law of the State of Nevada, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all expenses, liabilities, or other matters referred to in or covered by said section. Section 78.751 states that the articles of incorporation of a Nevada corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition. It further states that indemnification does not exclude any other rights that an officer or director may have pursuant to the articles, bylaws, shareholders agreement or otherwise, and that it continues for a person who has ceased to be a director, officer, or employee of the company.

Article V of our Bylaws further addresses indemnification, including procedures for indemnification claims. Indemnification applies to any person that is made a party to, or threatened to be made a party to, any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she was an officer or director of the company.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

II-1

RECENT SALES OF UNREGISTERED SECURITIES

The following is a list of unregistered sales of equity securities issued by the Company from January 1, 2014 through the date hereof.

Common Stock

2014

On February 12, 2014 and March 10, 2014, we issued 18,462 and 15,000 shares of our common stock, respectively, restricted in accordance with Rule 144, to a third-party pursuant to a Service Provider Agreement dated January 29, 2014. The issuances were exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, and the investor was accredited and familiar with our operations and there was no solicitation in connection with the issuance.

On April 7, 2014, we issued 50,000 shares of our common stock to one individual for consulting services. The issuance was exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, the individual was either accredited or sophisticated and familiar with our operations, and there was no solicitation.

On each of April 17, 2014, and June 27, 2014, we issued one hundred thousand (100,000) shares of our common stock, restricted in accordance with Rule 144, to a third-party pursuant to an Engagement Agreement for Corporate Advisory Services signed and delivered to them on December 19, 2013. The issuance was exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, and the investor was accredited and familiar with our operations and there was no solicitation in connection with the issuance.

On September 22, 2014, we issued seventy five thousand (75,000) shares of our common stock, restricted in accordance with Rule 144, to a third party as partial consideration for services rendered pursuant to a letter agreement dated August 12, 2014. The issuance was exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, the investor was accredited and familiar with our operations and there was no solicitation in connection with the issuance.

On September 26, 2014, we approved the issuance of seventy thousand (70,000) shares of our common stock, restricted in accordance with Rule 144, to K. Adam Dubov as partial consideration for services rendered pursuant to a Consulting Agreement dated September 19, 2014. In conjunction with the Consulting Agreement, Mr. Dubov was appointed as a member of our Scientific Advisory Board. The issuance was exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, the investor was accredited and familiar with our operations and there was no solicitation in connection with the issuance. The shares were issued on October 6, 2014.

On September 30, 2014, we issued fifteen thousand (15,000) shares of our common stock, restricted in accordance with Rule 144, to a third party as consideration for services rendered. The issuance was exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, the investor was accredited and familiar with our operations and there was no solicitation in connection with the issuance.

On October 15, 2014, we issued one hundred thousand (100,000) shares of our common stock, restricted in accordance with Rule 144, to a third-party pursuant to an Engagement Agreement for Corporate Advisory Services, signed and delivered to them on December 19, 2013. This was the third and final tranche of shares issuable pursuant to the Engagement Agreement. The issuance was exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, and the investor was accredited and familiar with our operations and there was no solicitation in connection with the issuance.

II-2

On November 4, 2014, we issued a total of three hundred and ten thousand (310,000) shares of our common stock, restricted in accordance with Rule 144, to three (3) individuals for services rendered. The issuance was exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, the investors are sophisticated and familiar with our operations, and there was no solicitation in connection with the issuance.

On October 20, 2014, we issued a total of five hundred and ten thousand (510,000) shares of our common stock, restricted in accordance with Rule 144, to two (2) individuals for services rendered. The issuance was exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, the investors are sophisticated and familiar with our operations, and there was no solicitation in connection with the issuance.

Typenex Co-Investment, LLC

On November 25, 2014, we entered into a Securities Purchase Agreement with Typenex Co-Investment, LLC, a Utah limited liability company, pursuant to which we sold to Typenex a 10% Convertible Promissory Note in the original principal amount of $86,500 (the “Note”). The Note has a maturity date of August 25, 2015, and is convertible after 6 months into our common stock at the lesser of (i) $0.18 per share, or (ii) 70% (the “Conversion Factor”) multiplied by the Market Price (as defined in the Note). If the Market Price of our common stock falls below $0.10 per share after the issuance of the Note, the Conversion Factor will automatically be reduced by 5% for all conversions completed while the Market Price is below $0.10. The shares of common stock issuable upon conversion of the Note will be restricted securities as defined in Rule 144 promulgated under the Securities Act of 1933. The Note can be prepaid by us at any time and upon notice to Typenex at a premium of 120% of the then outstanding balance of the Note. The purchase and sale of the Note closed on December 1, 2014, the date that the purchase price was delivered to us. The issuance of the Note was exempt from the registration requirements of the Securities Act of 1933 pursuant to Section 4(a)(2) thereunder. The purchaser was an accredited and sophisticated investor, familiar with our operations, and there was no solicitation.

Officer and Director Warrants

Effective as of November 18, 2014, we issued warrants to the following officers and directors, which will allow them to purchase shares of our common stock in the amounts indicated: William Hartman (1,600,000 shares); Richard Najarian (1,200,000 shares); John Borza (1,200,000 shares); Justin Felder (1,200,000 shares); Jay Rosen (400,000 shares); Heidi Carl (1,400,000 shares); and Mitchell Felder (1,600,000 shares). We also issued warrants to purchase a total of two million one hundred thousand (2,100,000) shares of our common stock, divided equally among three new members of our Scientific Advisory Board. The exercise price of the foregoing warrants is Twenty Five Cents ($0.25) per share.

One half of the shares underlying each of the respective warrants vest on January 15, 2015, with the balance vesting on June 15, 2015. In order for the warrants to vest on each of the foregoing dates, however, the holders must be serving in the same capacity on behalf of the Company as he or she was serving on November 18, 2014, i.e., the effective date of the grant. The issuance of the warrants was fully approved by our Board of Directors on December 9, 2014, the date a fully executed resolution authorizing the issuance was delivered to us, and issued on December 10, 2014. The issuance was exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, the investors are sophisticated and familiar with our operations, and there was no solicitation in connection with the issuance.

II-3

2015

LG Capital Funding, LLC

On January 30, 2015, we entered into a Securities Purchase Agreement with LG Capital Funding, LLC (“LG Capital”), pursuant to which we sold to LG Capital a 8% Convertible Promissory Note in the original principal amount of $82,687.00 (the “LG Note”). The LG Note has a maturity date of January 29, 2016, and is convertible after 180 days into our common stock at the higher of (i) $0.001 cents per share or (ii) 70% of the average of the two (2) lowest closing bid prices of our common stock for the fifteen (15) trading days prior to receipt of a conversion notice from LG Capital. The shares of common stock issuable upon conversion of the LG Note will be restricted securities as defined in Rule 144 promulgated under the Securities Act of 1933. The LG Note can be prepaid by us at a premium as follows: (a) between 1 and 30 days after issuance – 115% of the principal amount; (b) between 31 and 60 days after issuance – 121% of the principal amount; (c) between 61 and 90 days after issuance – 126% of the principal amount; (d) between 91 and 120 days after issuance – 132% of the principal amount; (e) between 121 and 150 days after issuance – 138% of the principal amount; and (f) between 151 and 180 days after issuance – 140% of the principal amount. There is no right to pre-payment after 180 days. The purchase and sale of the LG Note closed on January 30, 2015, the date that the purchase price was delivered to us. The issuance of the LG Note was exempt from the registration requirements of the Securities Act of 1933 pursuant to Section 4(a)(2) of the Securities Act of 1933. The purchaser was an accredited and sophisticated investor, familiar with our operations, and there was no solicitation.

Adar Bays, LLC

On February 24, 2015, we entered into a Securities Purchase Agreement with Adar Bays, LLC (“Adar Bays”), pursuant to which we sold to Adar Bays an 8% Convertible Promissory Note in the original principal amount of $44,100.00 (the “Adar Note”). The Adar Note has a maturity date of February 24, 2016, and is convertible after 180 days into our common stock at the higher of (i) $0.001 cents per share or (ii) 70% of the average of the two (2) lowest closing prices of our common stock for the fifteen (15) trading days prior to receipt of a conversion notice from Adar Bays. The shares of common stock issuable upon conversion of the Adar Note will be restricted securities as defined in Rule 144 promulgated under the Securities Act of 1933. The Adar Note can be prepaid by us at a premium as follows: (a) between 1 and 30 days after issuance – 115% of the principal amount; (b) between 31 and 60 days after issuance – 121% of the principal amount; (c) between 61 and 90 days after issuance – 127% of the principal amount; (d) between 91 and 120 days after issuance – 133% of the principal amount; (e) between 121 and 150 days after issuance – 139% of the principal amount; and (f) between 151 and 180 days after issuance – 140% of the principal amount. There is no right to pre-payment after 180 days. The purchase and sale of the Adar Note closed on March 2, 2015, the date that the purchase price was delivered to us. The issuance of the Adar Note was exempt from the registration requirements of the Securities Act of 1933 pursuant to Section 4(a)(2) of the Securities Act of 1933. The purchaser was an accredited and sophisticated investor, familiar with our operations, and there was no solicitation.

II-4

Services

On March 20, 2015, we issued a warrant to acquire five hundred thousand (500,000) shares of our common stock in exchange for services rendered. The warrant is exercisable for five (5) years at $0.20 per share, but only vests to the extent that the closing bid price of our common stock reaches the following levels over three consecutive trading days:

•	125,000 warrants will vest at $0.20 per share;

•	125,000 warrants will vest at $0.30 per share;

•	125,000 warrants will vest at $0.40 per share; and

•	125,000 warrants will vest at $0.50 per share.

The issuance of the warrants was exempt from the registration requirements of the Securities Act of 1933 pursuant to Section 4(a)(2) of the Securities Act of 1933. The purchaser was a sophisticated investor, familiar with our operations, and there was no solicitation.

On May 30, 2015, we issued a warrant to acquire up to five hundred thousand (500,000) shares of our common stock to Ryan Fields, one of the members of our Scientific Advisory Board, in exchange for services related thereto. The warrant is exercisable for seven (7) years at $0.25 and shall vest in its entirety on December 1, 2015, subject to the condition that Mr. Fields is still a member of our Scientific Advisory Board at that time. If Mr. Fields ceases to be a member of our Scientific Advisory Board for any reason prior to December 1, 2015, the warrant shall terminate immediately. The issuance of the warrant was exempt from the registration requirements of the Securities Act of 1933 pursuant to Section 4(a)(2) of the Securities Act of 1933. The purchaser was a sophisticated investor, familiar with our operations, and there was no solicitation.

JMJ Financial

On September 2, 2015, we entered into a Convertible Promissory Note with JMJ Financial (“JMJ”) in the original principal amount of up to $250,000 (the “JMJ Note”). The initial amount of funding under the JMJ Note was $50,000. The JMJ Note has a maturity date of two (2) years from each funding and is convertible at any time by the holder into our common stock at 60% of the lowest trade price in the twenty five (25) trading days previous to the conversion, with a floor of $0.0001 per share. The shares of common stock issuable upon conversion of the JMJ Note will be restricted securities as defined in Rule 144 promulgated under the Securities Act of 1933. Any funding under the JMJ Note can be prepaid by us within ninety (90) days without a premium and without interest. After ninety (90) days, a one-time interest charge of twelve percent (12%) is applied, and the JMJ Note may not be prepaid without the holder’s consent. The issuance of the JMJ Note was exempt from the registration requirements of the Securities Act of 1933 pursuant to Section 4(a)(2) of the Securities Act of 1933. The purchaser was an accredited and sophisticated investor, familiar with our operations, and there was no solicitation.

Warrant Exercise

On September 10, 2015, we issued 1,000,000 shares of common stock, restricted in accordance with Rule 144, to Mitchell Felder, one of our directors, upon the exercise of warrants at $0.00001 per share. The issuance was exempt from the registration requirements of the Securities Act of 1933 pursuant to Section 4(a)(2) of the Securities Act of 1933. The purchaser was an accredited and sophisticated investor, familiar with our operations, and there was no solicitation.

II-5

Advisory Board Warrants

On September 10, 2015, we issued warrants to purchase five hundred thousand (500,000) shares of our common stock to a new member of our Scientific Advisory Board. The exercise price of the warrants is Ten Cents ($0.10) per share. The warrants are vested immediately. The issuance was exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, the investors are sophisticated and familiar with our operations, and there was no solicitation in connection with the issuance.

Vis Vires Group, Inc.

On September 8, 2015, we entered into a Securities Purchase Agreement with Vis Vires Group, Inc., pursuant to which we sold to Vires a 8% Convertible Promissory Note in the original principal amount of Forty Eight Thousand Dollars ($48,000.00) (the “Vires Note”). The Vires Note has a maturity date of June 8, 2016, and is convertible after 180 days into our common stock at the greater of (i) the Variable Conversion Price and (ii) the Fixed Conversion Price. The “Variable Conversion Price” shall mean 58% multiplied by the Market Price (representing a discount rate of 42%). “Market Price” means the average of the lowest three (3) Trading Prices for the Common Stock during the ten (10) Trading Day period ending on the latest complete Trading Day prior to the Conversion Date. “Trading Price” means the closing bid price on the applicable day. The “Fixed Conversion Price” shall mean $0.00001. The shares of common stock issuable upon conversion of the Vires Note will be restricted securities as defined in Rule 144 promulgated under the Securities Act of 1933. The Vires Note can be prepaid by us at a premium as follows: (a) between 0 and 30 days after issuance – 110% of the principal amount and any accrued and unpaid interest; (b) between 31 and 60 days after issuance – 115% of the principal amount and any accrued and unpaid interest; (c) between 61 and 90 days after issuance – 120% of the principal amount and any accrued and unpaid interest; (d) between 91 and 120 days after issuance – 125% of the principal amount and any accrued and unpaid interest; (e) between 121 and 150 days after issuance – 130% of the principal amount and any accrued and unpaid interest; and (f) between 151 and 180 days after issuance – 135% of the principal amount and any accrued and unpaid interest. The purchase and sale of the Vires Note closed on September 21, 2015, the date that the purchase price was delivered to us. The issuance of the Vires Note was exempt from the registration requirements of the Securities Act of 1933 pursuant to Section 4(a)(2) thereof. The purchaser was an accredited and sophisticated investor, familiar with our operations, and there was no solicitation.

Warrant Exercise

On October 1, 2015, we issued 3,000,000 shares of common stock, restricted in accordance with Rule 144, to Mitchell Felder, one of our directors, upon the exercise of warrants at $0.00001 per share. The issuance was exempt from the registration requirements of the Securities Act of 1933 pursuant to Section 4(a)(2) of the Securities Act of 1933. The purchaser was an accredited and sophisticated investor, familiar with our operations, and there was no solicitation.

II-6

Effective as of October 21, 2015, we issued warrants to the following officers and directors, which will allow them to purchase shares of our common stock in the amounts indicated: William Hartman (1,000,000 shares); Mitchell Felder (1,000,000 shares), Heidi Carl (750,000 shares), John Borza (600,000 shares), Richard Najarian (200,000 shares), and Jay Rosen (200,000 shares). We also issued warrants to purchase a total of one million eight hundred thousand (1,800,000) shares of our common stock to six members of our Scientific Advisory Board. The exercise price of the foregoing warrants is Five Cents ($0.05) per share. One half of the shares underlying each of the respective warrants vest on June 15, 2016, with the balance vesting on December 15, 2016. In order for the warrants to vest on each of the foregoing dates, however, the holders must be serving in the same capacity on behalf of the Company as he or she was serving on October 21, 2015. The issuance of the warrants was fully approved by our Board of Directors on October 21, 2015, the date a fully executed resolution authorizing the issuance was delivered to us. The issuances were exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933 and Rule 506 of Regulation D promulgated thereunder, the investors are sophisticated and familiar with our operations, and there was no solicitation in connection with the issuance.

2016

Redwood Management, LLC

On December 28, 2015, we entered into a Securities Purchase Agreement with Redwood Management, LLC (“Redwood”), pursuant to which we agreed to sell, and Redwood agreed to purchase, One Million Six Hundred Thousand Dollars ($1,600,000) in 10% Convertible Promissory Notes. On February 26, 2016, and again on March 7, 2016, the Securities Purchase Agreement was amended, and the total amount of funding to which Redwood is obligated was reduced to $525,000. The notes have an original issue discount of five percent (5%). The first note was issued on December 28, 2015 in the face amount of One Hundred Fifty Seven Thousand Five Hundred Dollars ($157,500), to Redwood Management, LLC. The second note was issued on January 8, 2016, in the face amount of One Hundred Thirty One Thousand Two Hundred Fifty Dollars ($131,250), to Redwood Fund III Ltd. The third note was issued on February 22, 2016, in the face amount of Seventy Eight Thousand Seven Hundred Fifty Dollars ($78,750), to Redwood Management, LLC. The fourth note was issued on March 7, 2016, in the face amount of Seventy Eight Thousand Seven Hundred Fifty Dollars ($78,750), to Redwood Management, LLC. The fifth and final note was issued on March 11, 2016, in the face amount of One Hundred Five Thousand Dollars ($105,000). The maturity date of each note is nine (9) months after its issuance. Each note will be convertible after ninety (90) days into our common stock at a conversion price equal to 60% of the lowest traded price of the Common Stock in the fifteen (15) Trading Days prior to the Conversion Date. The shares of common stock issuable upon conversion of the notes will be restricted securities as defined in Rule 144 promulgated under the Securities Act of 1933. The notes can be prepaid by us at any time upon ten (10) days written notice to Redwood for a cash amount equal to the sum of the then outstanding principal amount of the note and interest multiplied by 130%. Pursuant to a Registration Rights Agreement, we agreed to register the shares underlying conversion of the notes. The purchase and sale of the initial note closed on December 28, 2015, the date that the purchase price was delivered to us.

On October 10, 2016, we entered into an Exchange Agreement by and between the Company and Redwood. Pursuant to the Exchange Agreement, we exchanged the Typenex Note for the Warrant. The Typenex Note has a principal amount of $300,000, an interest rate of 10% and matures on October 10, 2017, unless earlier converted into shares of our common stock. The Typenex Note may be converted to common stock at any time after January 8, 2017. The conversion price for the Typenex Note is equal to 60% of the lowest traded price of our common stock in the 15 trading days prior to the conversion date. If any shares of our common stock are sold at an effective price per share that is lower than the conversion price, the conversion price will be adjusted down to match the lower price. We have instructed our transfer agent to reserve 150,000,000 shares of our common stock for conversions pursuant to the Typenex Note. This reserve will stay in place until the Typenex Note and any interest due thereunder is satisfied in full.

II-7

Pursuant to the Purchase Agreement, we have issued the following shares of common stock on the dates indicated and in the amounts shown to Redwood:

Date	Purchase Amount	Shares Issued
7/21/2016	$29,000	4,027,778
8/9/2016	$39,520	5,200,000
11/8/2016	$25,000	6,097,561
11/22/2016	$25,000	6,377,551
12/13/2016	$25,000	6,250,000
1/4/2017	$10,323	3,147,110
Totals	$153,843	31,100,000

The issuances to Redwood listed above were exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, the investor is sophisticated and familiar with our operations, and there was no solicitation in connection with the sale.

Preferred Stock

On January 2, 2016, two of our officers and directors, William A. Hartman and Mitchell Felder, exercised warrants to acquire one million (1,000,000) shares of Series A Convertible Preferred Stock each. Each share of Series A Convertible Preferred Stock is convertible, at the election of the holder thereof, into one (1) share of our common stock, and has one hundred (100) votes per share. The issuance was exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, the investors are sophisticated and familiar with our operations, and there was no solicitation in connection with the sale.

Common Stock

On February 10, 2016, we issued 3,000,000 shares of our common stock, restricted in accordance with Rule 144, to a third-party for services rendered in connection with our recent financing transactions. The issuance was exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, the investor was sophisticated and familiar with our operations, and there was no solicitation in connection with the sale.

On February 12, 2016, we issued 600,000 shares of our common stock, restricted in accordance with Rule 144, to a third-party for services rendered in connection with our recent financing transactions. The issuance was exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, the investor was sophisticated and familiar with our operations, and there was no solicitation in connection with the sale.

On March 28, 2016, upon the resignation of Richard Najarian as one of the members of our Board of Directors, we issued to him 600,000 shares of common stock in settlement of an unpaid expense reimbursement. The issuance was exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, the investor was sophisticated and familiar with our operations, and there was no solicitation in connection with the sale.

II-8

The Note

On May 27, 2016, we issued a 10% convertible promissory note to Redwood pursuant to the Note (as describe above). The issuance of the Note was exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933 and Rule 506 of Regulation D promulgated thereunder. The purchaser was an accredited and sophisticated investor, familiar with our operations, and there was no solicitation.

Warrant Exercise

On August 19, 2016, we issued 4,000,000 shares of common stock, restricted in accordance with Rule 144, to each of William Hartman and Mitchell Felder, officers and directors of the Company, upon the exercise of warrants at $0.00001 per share. The issuance was exempt from the registration requirements of the Securities Act of 1933 pursuant to Section 4(a)(2) of the Securities Act of 1933. The purchaser was an accredited and sophisticated investor, familiar with our operations, and there was no solicitation.

On December 20, 2016, we issued 6,000,000 shares of common stock, restricted in accordance with Rule 144, to each of William Hartman and Mitchell Felder, officers and directors of the Company, upon the exercise of warrants at $0.00001 per share. The issuance was exempt from the registration requirements of the Securities Act of 1933 pursuant to Section 4(a)(2) of the Securities Act of 1933. The purchaser was an accredited and sophisticated investor, familiar with our operations, and there was no solicitation.

2017

Private Placement with Selling Shareholders

See “Private Placement of Common Shares and Warrants” above with respect to the shares of common stock and warrants sold to the Selling Shareholders. The issuance of common stock and warrants to the Selling Shareholders was exempt from the registration requirements of the Securities Act of 1933 pursuant to Section 4(a)(2) of the Securities Act of 1933. The Selling Shareholders were accredited and sophisticated investors, familiar with our operations, and there was no solicitation.

II-9

EXHIBITS

(a) The following exhibits are filed as part of this registration statement.

Exhibit No.	Description of Exhibits

3.1 (1)	Articles of Incorporation of Premier Biomedical, Inc.

3.2 (2)	Amendment to Articles of Incorporation of Premier Biomedical, Inc.

3.2 (1)	Bylaws of Premier Biomedical, Inc., as amended

3.3 (1)	Certificate of Designation of Series A Convertible Preferred Stock

4.1 (29)	Form of Series A Common Stock Purchase Warrant

4.2 (29)	Form of Series B Common Stock Purchase Warrant

5.1	Legal Opinion of Clyde Snow & Sessions, PC

10.1 (1)	License Agreement dated May 12, 2010 with Altman Enterprises, Inc.

10.2 (1)	License Agreement dated May 12, 2010 with Marv Enterprises, LLC.

10.3 (1)	Preferred Stock Purchase Warrant issued to Mitchell Felder

10.4 (1)	Preferred Stock Purchase Warrant issued to William A. Hartman

10.5 (1)	Common Stock Purchase Warrant issued to Mitchell Felder

10.6 (1)	Common Stock Purchase Warrant issued to William A. Hartman

10.7 (1)	Common Stock Purchase Warrant issued to The Lebrecht Group, APLC

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10.8 (1)	Promissory Note issued to William A. Hartman dated December 31, 2010

10.9 (1)	Promissory Note issued to Mitchell Felder dated December 31, 2010

10.10 (1)	Promissory Note issued to William A. Hartman dated March 31, 2011

10.11 (1)	Promissory Note issued to Mitchell Felder dated March 31, 2011

10.12 (1)	Form of Warrant Sold in Private Placement

10.13 (3)	First Addendum to License Agreement dated August 17, 2011 with Marv Enterprises, LLC.

10.14 (3)	Frist Addendum to License Agreement dated August 17, 2011 with Altman Enterprises, LLC.

10.15 (4)	Collaboration Agreement with the University of Texas System dated May 9, 2012

10.16 (5)	Employment Agreement with William A. Hartman, dated September 28, 2012

10.17 (6)	Form of Directors and Officers Warrant

10.18 (7)	Form of Directors Stock Purchase Agreement

10.19 (8)	Cooperative Research and Development Agreement with U.S. Army Medical Research and Material Command

10.20 (9)	Securities Purchase Agreement dated August 13, 2013

10.21 (9)	Convertible Promissory Note dated August 13, 2013

10.22 (10)	Form of Directors Bridge Loan Agreement Promissory Note dated November 18, 2013

10.23 (11)	Securities Purchase Agreement dated November 25, 2014

10.24 (11)	Convertible Promissory Note dated November 25, 2014

10.25 (12)	Securities Purchase Agreement dated January 30, 2015

II-11

10.26 (12)	Convertible Promissory Note dated January 30, 2015

10.27 (13)	Securities Purchase Agreement dated February 24, 2015

10.28 (13)	Convertible Promissory Note dated February 24, 2015

10.29 (14)	Amendment to Note dated March 4, 2015

10.30 (15)	Patent License Agreement dated March 4, 2015

10.31 (16)	Common Stock Purchase Warrant dated March 20, 2015

10.32 (17)	Amendment No. 1 to Patent License Agreement dated June 19, 2015.

10.33 (18)	Common Stock Purchase Warrant issued to Ryan Fields dated March 30, 2015

10.34 (19)	Consulting Agreement with FBROCCO dated June 23, 2015

10.35 (20)	Convertible Promissory Note dated September 2, 2015

10.36 (21)	Securities Purchase Agreement dated September 3, 2015 with Vis Vires Group, Inc.

10.37 (21)	Convertible Promissory Note dated September 3, 2015 with Vis Vires Group, Inc.

10.38 (22)	Securities Purchase Agreement dated December 28, 2015 with Redwood Management, LLC

10.39 (22)	Convertible Promissory Note dated December 28, 2015 with Redwood Management, LLC

10.40 (22)	Registration Rights Agreement dated December 28, 2015 with Redwood Management, LLC

10.41 (23)	Convertible Promissory Note dated January 8, 2016, with Redwood Fund III Ltd.

10.42 (24)	Convertible Promissory Note dated February 22, 2016 with Redwood Management, LLC

10.43 (25)	First Amendment to Securities Purchase Agreement dated February 22, 2016

10.44 (25)	Second Amendment to Securities Purchase Agreement dated March 7, 2016

II-12

10.45 (25)	Convertible Promissory Note dated March 7, 2016 with Redwood Management, LLC

10.46 (26)	Convertible Promissory Note dated March 11, 2016 with Redwood Management, LLC

10.47 (27)	Stock Purchase Agreement dated May 27, 2016 with Redwood Management, LLC

10.48 (27)	Convertible Promissory Note dated May 27, 2016 with Redwood Management, LLC

10.49 (27)	Registration Rights Agreement dated May 27, 2016 with Redwood Management, LLC

10.50 (28)	Warrant Purchase Agreement by and among Typenex Co-Investment, LLC, Redwood Management, LLC and the Company, dated October 10, 2016

10.51 (28)	Exchange Agreement by and between Redwood Management, LLC and Premier Biomedical, Inc., dated October 10, 2016

10.52 (28)	10% Convertible Promissory Note in the principal amount of $300,000, due October 10, 2017, issued to Redwood Management, LLC by the Company, dated October 10, 2016

10.53 (29)	Form of Securities Purchase Agreement, dated March 30, 2017

10.54 (29)	Form of Registration Rights Agreement, dated March 30, 2017

10.55 (30)	Amendment No. 1 of the Securities Purchase Agreement, dated August 8, 2017

10.56 (30)	Amendment No. 1 of the Registration Rights Agreement, dated August 4, 2017

10.57 (30)	Form of Exchange Agreement, dated August 4, 2017

10.58 (30)	Form of 8% Convertible Promissory Note, dated August 8, 2017

23.1	Consent of M&K CPAS, PLLC

23.2	Consent of Clyde Snow & Sessions, PC (included in Exhibit 5.1)

24.1	Power of Attorney

_______________

(1)	Incorporated by reference from our Registration Statement on Form S-1 dated June 13, 2011, filed with the Commission on June 14, 2011.

(2)	Incorporated by reference from our Current Report on Form 8-K dated February 9, 2016, filed with the Commission on February 10, 2016.

(3)	Incorporated by reference from our Registration Statement on Form S-1/A dated and filed with the Commission on October 4, 2011.

II-13

(4)	Incorporated by reference from our Current Report on Form 8-K filed with the Commission on May 14, 2012.

(5)	Incorporated by reference from our Current Report on Form 8-K filed with the Commission on October 10, 2012.

(6)	Incorporated by reference from our Annual Report on Form 10-K filed with the Commission on April 1, 2013.

(7)	Incorporated by reference from our Current Report on Form 8-K dated February 20, 2013, filed with the Commission on February 27, 2013.

(8)	Incorporated by reference from our Current Report on Form 8-K dated and filed with the Commission on June 12, 2013.

(9)	Incorporated by reference from our Current Report on Form 8-K dated August 22, 2013, filed with the Commission on August 28, 2013.

(10)	Incorporated by reference from our Current Report on Form 8-K dated December 6, 2013, filed with the Commission on December 9, 2013.

(11)	Incorporated by reference from our Current Report on Form 8-K dated December 1, 2014, filed with the Commission on December 2, 2014.

(12)	Incorporated by reference from our Current Report on Form 8-K dated February 2, 2015, filed with the Commission on February 4, 2015.

(13)	Incorporated by reference from our Current Report on Form 8-K dated March 2, 2015, filed with the Commission on March 4, 2015.

(14)	Incorporated by reference from our Current Report on Form 8-K dated and filed with the Commission on March 6, 2015.

(15)	Incorporated by reference from our Current Report on Form 8-K dated March 16, 2015, filed with the Commission on March 18, 2015.

(16)	Incorporated by reference from our Quarterly Report on Form 10-Q dated May 14, 2015, filed with the Commission on May 15, 2015.

(17)	Incorporated by reference from our Current Report on Form 8-K dated June 19, 2015, filed with the Commission on June 23, 2015.

(18)	Incorporated by reference from our Quarterly Report on Form 10-Q dated and filed with the Commission on August 14, 2015.

(19)	Incorporated by reference from our Current Report on Form 8-K dated July 6, 2015, filed with the Commission on July 9, 2015.

(20)	Incorporated by reference from our Current Report on Form 8-K dated September 8, 2015, filed with the Commission on September 9, 2015.

(21)	Incorporated by reference from our Current Report on Form 8-K dated September 21, 2015, filed with the Commission on September 23, 2015.

(22)	Incorporated by reference from our Current Report on Form 8-K dated December 30, 2015, filed with the Commission on December 31, 2015.

(23)	Incorporated by reference from our Current Report on Form 8-K dated January 11, 2016, filed with the Commission on January 12, 2016.

(24)	Incorporated by reference from our Current Report on Form 8-K dated March 1, 2016, filed with the Commission on March 3, 2016.

(25)	Incorporated by reference from our Current Report on Form 8-K dated and filed with the Commission on March 11, 2016.

(26)	Incorporated by reference from our Registration Statement on Form S-1/A dated and filed with the Commission on March 15, 2016.

(27)	Incorporated by reference from our Current Report on Form 8-K dated and filed with the Commission on June 3, 2016.

(28)	Incorporated by reference from our Current Report on Form 8-K dated and filed with the Commission on October 14, 2016.

(29)	Incorporated by reference from our Registration Statement on Form S-1 (File No. 333-218250) filed with the Commission on May 26, 2017.

(30)	Incorporated by reference from our Quarterly Report on Form 10-Q dated and filed with the Commission on August 21, 2017.

(b)	Financial Statement Schedules.

No financial statement schedules have been provided because the information is not required or is shown either in the financial statements or the notes thereto.

II-14

Undertakings

A.	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

B.	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(b)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (Section 230.424(b) of Regulation S-K) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(c)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

II-15

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	If the registrant is relying on Rule 430B (§230.430B of this chapter):

(a)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) (§230.424(b)(3) of this chapter) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(b)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) (§230.424(b)(2), (b)(5), or (b)(7) of this chapter) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) (§230.415(a)(1)(i), (vii), or (x) of this chapter) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)	If the registrant is subject to Rule 430C (§230.430C of this chapter), each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

II-16

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

(i)	The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(a)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);

(b)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(c)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(d)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)	The undersigned registrant hereby undertakes that:

(i)	For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(ii)	For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

II-17

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, in the City of Jackson Center, State of Pennsylvania.

Premier Biomedical, Inc.

Dated: August 30, 2017	By:	/s/ William A. Hartman
	Name:	William A. Hartman
	Its:	Chief Executive Officer

Dated: August 30, 2017	By:	/s/ Heidi H. Carl
	Name:	Heidi H. Carl
	Its:	Chief Financial Officer, Treasurer and Principal Accounting Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates stated.

Dated: August 30, 2017	By:	/s/ William A. Hartman
	Name:	William A. Hartman
	Its:	President and Director

Dated: August 30, 2017	By:	/s/ Mitchell S. Felder*
	Name:	Mitchell S. Felder
	Its:	Chairman of the Board

Dated: August 30, 2017	By:	/s/ Heidi H. Carl
	Name:	Heidi H. Carl
	Its:	Secretary and Director

Dated: August 30, 2017	By:	/s/ John S. Borza
	Name:	John S. Borza
	Its:	Director

Dated: August 30, 2017	By:	/s/ Patricio Reyes*
	Name:	Patricio Reyes
	Its:	Director

Dated: August 30, 2017	By:	/s/ Jay Rosen*
	Name:	Jay Rosen
	Its:	Director

* The above-named directors of the Registrant sign this Registration Statement on Form S-1 by William A. Hartman, their attorney-in-fact, pursuant to Powers of Attorney signed by the above-named directors, which Powers of Attorney are filed with this Registration Statement on Form S-1 as exhibits.

Dated: August 30, 2017	By:	/s/ William A. Hartman
	Name:	William A. Hartman
	Its:	Attorney-in-fact for the persons indicated above

II-18

EXHIBIT INDEX

Exhibit No.	Description of Exhibits

3.1 (1)	Articles of Incorporation of Premier Biomedical, Inc.

3.2 (2)	Amendment to Articles of Incorporation of Premier Biomedical, Inc.

3.2 (1)	Bylaws of Premier Biomedical, Inc., as amended

3.3 (1)	Certificate of Designation of Series A Convertible Preferred Stock

4.1 (29)	Form of Series A Common Stock Purchase Warrant

4.2 (29)	Form of Series B Common Stock Purchase Warrant

5.1	Legal Opinion of Clyde Snow & Sessions, PC

10.1 (1)	License Agreement dated May 12, 2010 with Altman Enterprises, Inc.

10.2 (1)	License Agreement dated May 12, 2010 with Marv Enterprises, LLC.

10.3 (1)	Preferred Stock Purchase Warrant issued to Mitchell Felder

10.4 (1)	Preferred Stock Purchase Warrant issued to William A. Hartman

10.5 (1)	Common Stock Purchase Warrant issued to Mitchell Felder

10.6 (1)	Common Stock Purchase Warrant issued to William A. Hartman

10.7 (1)	Common Stock Purchase Warrant issued to The Lebrecht Group, APLC

II-19

10.8 (1)	Promissory Note issued to William A. Hartman dated December 31, 2010

10.9 (1)	Promissory Note issued to Mitchell Felder dated December 31, 2010

10.10 (1)	Promissory Note issued to William A. Hartman dated March 31, 2011

10.11 (1)	Promissory Note issued to Mitchell Felder dated March 31, 2011

10.12 (1)	Form of Warrant Sold in Private Placement

10.13 (3)	First Addendum to License Agreement dated August 17, 2011 with Marv Enterprises, LLC.

10.14 (3)	Frist Addendum to License Agreement dated August 17, 2011 with Altman Enterprises, LLC.

10.15 (4)	Collaboration Agreement with the University of Texas System dated May 9, 2012

10.16 (5)	Employment Agreement with William A. Hartman, dated September 28, 2012

10.17 (6)	Form of Directors and Officers Warrant

10.18 (7)	Form of Directors Stock Purchase Agreement

10.19 (8)	Cooperative Research and Development Agreement with U.S. Army Medical Research and Material Command

10.20 (9)	Securities Purchase Agreement dated August 13, 2013

10.21 (9)	Convertible Promissory Note dated August 13, 2013

10.22 (10)	Form of Directors Bridge Loan Agreement Promissory Note dated November 18, 2013

10.23 (11)	Securities Purchase Agreement dated November 25, 2014

10.24 (11)	Convertible Promissory Note dated November 25, 2014

10.25 (12)	Securities Purchase Agreement dated January 30, 2015

II-20

10.26 (12)	Convertible Promissory Note dated January 30, 2015

10.27 (13)	Securities Purchase Agreement dated February 24, 2015

10.28 (13)	Convertible Promissory Note dated February 24, 2015

10.29 (14)	Amendment to Note dated March 4, 2015

10.30 (15)	Patent License Agreement dated March 4, 2015

10.31 (16)	Common Stock Purchase Warrant dated March 20, 2015

10.32 (17)	Amendment No. 1 to Patent License Agreement dated June 19, 2015.

10.33 (18)	Common Stock Purchase Warrant issued to Ryan Fields dated March 30, 2015

10.34 (19)	Consulting Agreement with FBROCCO dated June 23, 2015

10.35 (20)	Convertible Promissory Note dated September 2, 2015

10.36 (21)	Securities Purchase Agreement dated September 3, 2015 with Vis Vires Group, Inc.

10.37 (21)	Convertible Promissory Note dated September 3, 2015 with Vis Vires Group, Inc.

10.38 (22)	Securities Purchase Agreement dated December 28, 2015 with Redwood Management, LLC

10.39 (22)	Convertible Promissory Note dated December 28, 2015 with Redwood Management, LLC

10.40 (22)	Registration Rights Agreement dated December 28, 2015 with Redwood Management, LLC

10.41 (23)	Convertible Promissory Note dated January 8, 2016, with Redwood Fund III Ltd.

10.42 (24)	Convertible Promissory Note dated February 22, 2016 with Redwood Management, LLC

10.43 (25)	First Amendment to Securities Purchase Agreement dated February 22, 2016

10.44 (25)	Second Amendment to Securities Purchase Agreement dated March 7, 2016

II-21

10.45 (25)	Convertible Promissory Note dated March 7, 2016 with Redwood Management, LLC

10.46 (26)	Convertible Promissory Note dated March 11, 2016 with Redwood Management, LLC

10.47 (27)	Stock Purchase Agreement dated May 27, 2016 with Redwood Management, LLC

10.48 (27)	Convertible Promissory Note dated May 27, 2016 with Redwood Management, LLC

10.49 (27)	Registration Rights Agreement dated May 27, 2016 with Redwood Management, LLC

10.50 (28)	Warrant Purchase Agreement by and among Typenex Co-Investment, LLC, Redwood Management, LLC and the Company, dated October 10, 2016

10.51 (28)	Exchange Agreement by and between Redwood Management, LLC and Premier Biomedical, Inc., dated October 10, 2016

10.52 (28)	10% Convertible Promissory Note in the principal amount of $300,000, due October 10, 2017, issued to Redwood Management, LLC by the Company, dated October 10, 2016

10.53 (29)	Form of Securities Purchase Agreement, dated March 30, 2017

10.54 (29)	Form of Registration Rights Agreement, dated March 30, 2017

10.55 (30)	Amendment No. 1 of the Securities Purchase Agreement, dated August 8, 2017

10.56 (30)	Amendment No. 1 of the Registration Rights Agreement, dated August 4, 2017

10.57 (30)	Form of Exchange Agreement, dated August 4, 2017

10.58 (30)	Form of 8% Convertible Promissory Note, dated August 8, 2017

23.1	Consent of M&K CPAS, PLLC

23.2	Consent of Clyde Snow & Sessions, PC (included in Exhibit 5.1)

24.1	Power of Attorney

_______________

(1)	Incorporated by reference from our Registration Statement on Form S-1 dated June 13, 2011, filed with the Commission on June 14, 2011.

(2)	Incorporated by reference from our Current Report on Form 8-K dated February 9, 2016, filed with the Commission on February 10, 2016.

(3)	Incorporated by reference from our Registration Statement on Form S-1/A dated and filed with the Commission on October 4, 2011.

II-22

(4)	Incorporated by reference from our Current Report on Form 8-K filed with the Commission on May 14, 2012.

(5)	Incorporated by reference from our Current Report on Form 8-K filed with the Commission on October 10, 2012.

(6)	Incorporated by reference from our Annual Report on Form 10-K filed with the Commission on April 1, 2013.

(7)	Incorporated by reference from our Current Report on Form 8-K dated February 20, 2013, filed with the Commission on February 27, 2013.

(8)	Incorporated by reference from our Current Report on Form 8-K dated and filed with the Commission on June 12, 2013.

(9)	Incorporated by reference from our Current Report on Form 8-K dated August 22, 2013, filed with the Commission on August 28, 2013.

(10)	Incorporated by reference from our Current Report on Form 8-K dated December 6, 2013, filed with the Commission on December 9, 2013.

(11)	Incorporated by reference from our Current Report on Form 8-K dated December 1, 2014, filed with the Commission on December 2, 2014.

(12)	Incorporated by reference from our Current Report on Form 8-K dated February 2, 2015, filed with the Commission on February 4, 2015.

(13)	Incorporated by reference from our Current Report on Form 8-K dated March 2, 2015, filed with the Commission on March 4, 2015.

(14)	Incorporated by reference from our Current Report on Form 8-K dated and filed with the Commission on March 6, 2015.

(15)	Incorporated by reference from our Current Report on Form 8-K dated March 16, 2015, filed with the Commission on March 18, 2015.

(16)	Incorporated by reference from our Quarterly Report on Form 10-Q dated May 14, 2015, filed with the Commission on May 15, 2015.

(17)	Incorporated by reference from our Current Report on Form 8-K dated June 19, 2015, filed with the Commission on June 23, 2015.

(18)	Incorporated by reference from our Quarterly Report on Form 10-Q dated and filed with the Commission on August 14, 2015.

(19)	Incorporated by reference from our Current Report on Form 8-K dated July 6, 2015, filed with the Commission on July 9, 2015.

(20)	Incorporated by reference from our Current Report on Form 8-K dated September 8, 2015, filed with the Commission on September 9, 2015.

(21)	Incorporated by reference from our Current Report on Form 8-K dated September 21, 2015, filed with the Commission on September 23, 2015.

(22)	Incorporated by reference from our Current Report on Form 8-K dated December 30, 2015, filed with the Commission on December 31, 2015.

(23)	Incorporated by reference from our Current Report on Form 8-K dated January 11, 2016, filed with the Commission on January 12, 2016.

(24)	Incorporated by reference from our Current Report on Form 8-K dated March 1, 2016, filed with the Commission on March 3, 2016.

(25)	Incorporated by reference from our Current Report on Form 8-K dated and filed with the Commission on March 11, 2016.

(26)	Incorporated by reference from our Registration Statement on Form S-1/A dated and filed with the Commission on March 15, 2016.

(27)	Incorporated by reference from our Current Report on Form 8-K dated and filed with the Commission on June 3, 2016.

(28)	Incorporated by reference from our Current Report on Form 8-K dated and filed with the Commission on October 14, 2016.

(29)	Incorporated by reference from our Registration Statement on Form S-1 (File No. 333-218250) filed with the Commission on May 26, 2017.

(30)	Incorporated by reference from our Quarterly Report on Form 10-Q dated and filed with the Commission on August 21, 2017.

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